                                                                    Exhibit 10.6




                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                 SPECTRASITE COMMUNICATIONS, INC., as Borrower;

                   SPECTRASITE HOLDINGS, INC., as a Guarantor;

                          CIBC WORLD MARKETS CORP. and
      CREDIT SUISSE FIRST BOSTON, as Joint Lead Arrangers and Bookrunners;

              CIBC WORLD MARKETS CORP., CREDIT SUISSE FIRST BOSTON,
         BANK OF MONTREAL, CHICAGO BRANCH and TD SECURITIES (USA) INC.,
                                  as Arrangers;

                CREDIT SUISSE FIRST BOSTON, as Syndication Agent;

         BANK OF MONTREAL, CHICAGO BRANCH and TD SECURITIES (USA) INC.,
                           as Co-Documentation Agents;

                       CANADIAN IMPERIAL BANK OF COMMERCE,
                  as Administrative Agent and Collateral Agent;

                                       and

                      THE OTHER CREDIT PARTIES PARTY HERETO



                          Dated as of February 22, 2001

                                TABLE OF CONTENTS




ARTICLE 1 -           Definitions.......................................................................2

ARTICLE 2 -           Loans............................................................................38

         Section 2.1         The Loans.................................................................38

         Section 2.2         Manner of Borrowing and Disbursement......................................39

         Section 2.3         Interest..................................................................42

         Section 2.4         Fees......................................................................44

         Section 2.5         Optional Prepayment/Reduction of Commitment...............................45

         Section 2.6         Repayment.................................................................47

         Section 2.7         Mandatory Repayments......................................................49

         Section 2.8         Notes; Loan Accounts......................................................52

         Section 2.9         Manner of Payment.........................................................53

         Section 2.10        Reimbursement.............................................................54

         Section 2.11        Pro Rata Treatment........................................................54

         Section 2.12        Capital Adequacy..........................................................55

         Section 2.13        Taxes.....................................................................56

         Section 2.14        Letters of Credit.........................................................58

         Section 2.15        Swing Loans...............................................................63

         Section 2.16        Incremental Facility Loans................................................65

ARTICLE 3 -           Guarantee........................................................................67

         Section 3.1         Guarantee.................................................................67

         Section 3.2         Waivers and Releases......................................................67

         Section 3.3         Miscellaneous.............................................................68

ARTICLE 4 -           Conditions Precedent.............................................................69

         Section 4.1         Conditions Precedent to Initial Advance of the Loans and to the Issuance of
                  the Initial Letter of Credit.........................................................69

         Section 4.2         Conditions Precedent to Each Advance......................................72

         Section 4.3         Conditions Precedent to Issuance of Each Letter of Credit.................72

         Section 4.4         Conditions Subsequent to Agreement Date...................................72

ARTICLE 5 -           Representations and Warranties...................................................73

         Section 5.1         Representations and Warranties............................................73

         Section 5.2         Survival of Representations and Warranties, etc...........................82

ARTICLE 6 -           General Covenants................................................................82

         Section 6.2         Business; Compliance with Applicable Law..................................83

         Section 6.3         Maintenance of Properties and Assets......................................83

         Section 6.4         Accounting Methods and Financial Records..................................83

         Section 6.5         Insurance.................................................................83

         Section 6.6         Payment of Taxes and Claims...............................................84

         Section 6.7         Visits and Inspections....................................................84

         Section 6.8         Use of Proceeds...........................................................84

         Section 6.9         Real Property.............................................................85

         Section 6.10        Indemnity.................................................................85

         Section 6.11        Interest Rate Hedging.....................................................86

         Section 6.12        Environmental Matters.....................................................87

         Section 6.13        ERISA.....................................................................87

         Section 6.14        Further Assurances........................................................87

         Section 6.15        Covenants Regarding Additional Collateral.................................87

         Section 6.16        Tower Subsidiaries........................................................92

         Section 6.17        Covenants Regarding the Designation of Subsidiaries and Investments.......92

ARTICLE 7 -           Information Covenants............................................................94

         Section 7.1         Quarterly Financial Statements and Information............................94

         Section 7.2         Annual Financial Statements and Information...............................95

         Section 7.3         Performance Certificates..................................................95

         Section 7.4         Copies of Other Reports...................................................96

         Section 7.5         Notice of Litigation and Other Matters....................................97

ARTICLE 8 -           Negative Covenants...............................................................98

         Section 8.1         Indebtedness..............................................................98

         Section 8.2         Investments..............................................................100

         Section 8.3         Limitation on Liens......................................................101

         Section 8.4         Amendment and Waiver.....................................................101

         Section 8.5         Liquidation; Merger; Acquisition or Disposition of Assets................101

         Section 8.6         Limitation on Guaranties.................................................105

         Section 8.7         Restricted Payments and Purchases........................................106

         Section 8.8         Affiliate Transactions...................................................106

         Section 8.9         Corporate Name; Corporate Structure; Business............................107

         Section 8.10        Negative Pledge..........................................................107

ARTICLE 9 -           Financial Covenants.............................................................107

         Section 9.1         Borrower Leverage Ratio..................................................107

         Section 9.2         Borrower Interest Coverage Ratio.........................................108

         Section 9.3         Total Interest Coverage Ratio............................................108

         Section 9.4         Fixed Charge Coverage Ratio..............................................108

ARTICLE 10 -          Default.........................................................................108

         Section 10.1        Events of Default........................................................108

         Section 10.2        Remedies.................................................................112

         Section 10.3        Payments Subsequent to Acceleration or Maturity..........................113

         Section 10.4        Remedies with Respect to FCC Authorizations..............................113

ARTICLE 11 -          The Agents......................................................................114

         Section 11.1        Appointment and Authorization............................................114

         Section 11.2        Interest Holders.........................................................114

         Section 11.3        Consultation with Counsel................................................114

         Section 11.4        Documents................................................................114

         Section 11.5        Agents' Affiliates.......................................................114

         Section 11.6        Responsibility of the Agents.............................................115

         Section 11.7        Security Documents.......................................................115

         Section 11.8        Action by the Agents.....................................................115

         Section 11.9        Notice of Default or Event of Default....................................116

         Section 11.10       Responsibility Disclaimed................................................116

         Section 11.11       Indemnification..........................................................116

         Section 11.12       Credit Decision..........................................................117

         Section 11.13       Successor Agents.........................................................117

         Section 11.14       Agents...................................................................117

ARTICLE 12 -          Change in Circumstances Affecting Eurodollar Advances...........................118

         Section 12.1        Eurodollar Basis Determination Inadequate or Unfair......................118

         Section 12.2        Illegality...............................................................118

         Section 12.3        Increased Costs..........................................................118

         Section 12.4        Effect On Other Advances.................................................119

ARTICLE 13 -          Miscellaneous...................................................................120

         Section 13.1        Notices..................................................................120

         Section 13.2        Expenses.................................................................121

         Section 13.3        Waivers..................................................................122

         Section 13.4        Set-Off..................................................................122

         Section 13.5        Successors and Assigns; Participations and Assignments...................123

         Section 13.6        Accounting Principles....................................................127

         Section 13.7        Counterparts.............................................................127

         Section 13.8        Governing Law............................................................127

         Section 13.9        Severability.............................................................127

         Section 13.10       Interest.................................................................127

         Section 13.11       Headings.................................................................128

         Section 13.12       Amendment and Waiver.....................................................128

         Section 13.13       Entire Agreement.........................................................129

         Section 13.14       Other Relationships......................................................129

         Section 13.15       Loan Documents...........................................................129

         Section 13.16       Reliance on and Survival of Various Provisions...........................129

         Section 13.17       Confidentiality..........................................................129

         Section 13.18       Delivery of Lender Addenda...............................................130

ARTICLE 14 -          Waiver of Jury Trial; Consent to Jurisdiction...................................130

         Section 14.1        Waiver of Jury Trial.....................................................130

         Section 14.2        Consent to Jurisdiction..................................................130

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



                      AMENDED AND RESTATED CREDIT AGREEMENT
                                      among
                 SPECTRASITE COMMUNICATIONS, INC., as Borrower;
                   SPECTRASITE HOLDINGS, INC., as a Guarantor;
                          CIBC WORLD MARKETS CORP. and
      CREDIT SUISSE FIRST BOSTON, as Joint Lead Arrangers and Bookrunners;
              CIBC WORLD MARKETS CORP., CREDIT SUISSE FIRST BOSTON,
         BANK OF MONTREAL, CHICAGO BRANCH and TD SECURITIES (USA) INC.,
                                  as Arrangers;
                   CREDIT SUISSE FIRST BOSTON, as Syndication
                 Agent; BANK OF MONTREAL, CHICAGO BRANCH and TD
                             SECURITIES (USA) INC.,
                           as Co-Documentation Agents;
                       CANADIAN IMPERIAL BANK OF COMMERCE,
                  as Administrative Agent and Collateral Agent;
                                       and
                      THE OTHER CREDIT PARTIES PARTY HERETO

                              W I T N E S S E T H:

                  WHEREAS, SpectraSite Communications, Inc., a Delaware corporation (the "Borrower"), SpectraSite Holdings, Inc., a Delaware corporation ("Holdco"), CIBC World Markets Corp. (formerly known as CIBC Oppenheimer Corp.) and Credit Suisse First Boston, as arrangers, Credit Suisse First Boston, as syndication agent, Bank of Montreal, Chicago Branch, The Bank of Nova Scotia, Fleet National Bank (formerly known as BankBoston, N.A.), Dresdner Bank AG, New York and Grand Cayman Branches, Toronto Dominion (Texas), Inc. and Union Bank of California, N.A., as managing agents, Credit Lyonnais New York Branch, as co-agent, Canadian Imperial Bank of Commerce, as administrative agent, Canadian Imperial Bank of Commerce, as collateral agent and the other Credit Parties (as defined therein) party thereto are parties to that certain Credit Agreement dated as of April 20, 1999, as amended by that First Amendment to Credit Agreement dated as of August 23, 1999, as further amended by that certain Second Amendment to Credit Agreement dated as of December 22, 1999, as further amended by that certain Third Amendment to Credit Agreement dated as of February 14, 2000, as further amended by that certain Fourth Amendment to Credit Agreement dated as of March 9, 2000, as further amended by that certain Fifth Amendment to Credit Agreement dated as of April 20, 2000, as further amended by that certain Sixth Amendment to Credit Agreement dated as of September 27, 2000, and as further amended by that certain Seventh Amendment to Credit Agreement dated as of December 12, 2000 (as amended, the "Prior Credit Agreement"); and

                   WHEREAS, the Borrower desires that the Credit Parties (as defined in the Prior Credit Agreement) modify the existing credit facilities to provide, among other things, for an increase in the principal amount of the Revolving Commitment to $350,000,000, an increase in the principal amount of the Tranche A Commitment to $500,000,000 and an increase in the principal amount of the Tranche B Commitment to $450,000,000 and for an incremental credit facility of up to $250,000,000, and the Credit Parties (as defined in the Prior Credit Agreement) are willing to do so in accordance with and subject to the terms and conditions set forth herein; and

                  WHEREAS, the Borrower acknowledges and agrees that the security interest granted to the Collateral Agent, in its capacity as collateral agent for the Credit Parties (as defined in the Prior Credit Agreement), pursuant to the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement), shall remain outstanding and in full force and effect in accordance with the Prior Credit Agreement and shall continue to secure the Obligations (as defined herein); and

                  WHEREAS, each of the Borrower, Holdco and the Credit Parties acknowledges and agrees that (a) the Obligations (as defined herein) represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Obligations (as defined in the Prior Credit Agreement) arising in connection with the Prior Credit Agreement and other Loan Documents (as defined in the Prior Credit Agreement) executed in connection therewith; (b) the Borrower, Holdco and the Credit Parties intend that the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement) executed in connection therewith and the collateral pledged thereunder shall secure, without interruption or impairment of any kind, all existing Indebtedness (as defined in the Prior Credit Agreement) under the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement) executed in connection therewith as they may be amended, restated, renewed, extended, consolidated and modified hereunder, together with all other obligations hereunder; (c) all Liens (as defined in the Prior Credit Agreement) evidenced by the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement) executed in connection therewith are hereby ratified, confirmed and continued; and (d) the Loan Documents (as defined herein) are intended to restate, renew, extend, consolidate, amend and modify the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement) executed in connection therewith; and

                  WHEREAS, each of the Borrower, Holdco and the Credit Parties intend that (a) the provisions of the Prior Credit Agreement and the other Loan Documents (as defined in the Prior Credit Agreement) executed in connection therewith, to the extent restated, renewed, extended, consolidated, amended and modified hereby, be hereby superseded and replaced by the provisions hereof and of the other Loan Documents (as defined herein); (b) the Notes (as defined herein) restate, renew, extend, consolidate, amend, modify, replace, are substituted for and supersede in its entirety, but do not extinguish, the Indebtedness (as defined in the Prior Credit Agreement) arising under the Notes (as defined in the Prior Credit Agreement) issued pursuant to the Prior Credit Agreement; and (c) by entering into and performing their respective obligations hereunder, this transaction shall not constitute a novation.

                  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein set forth, and in order to induce the Credit Parties to increase the principal amount of existing credit facilities, as well as for other good and valuable consideration, the receipt and adequacy of all of the foregoing as legally sufficient consideration being hereby acknowledged, the Borrower, Holdco and the Credit Parties each do hereby agree that the Prior Credit Agreement is amended and restated to read as follows:

                            ARTICLE 1 - Definitions.


                  For the purposes of this Agreement:

                  "Acquisition" shall mean, with respect to any Person, any transaction or series of related transactions for the direct or indirect (whether by purchase, lease, exchange, issuance of stock or other equity or debt securities, merger, reorganization or any other method) (a) acquisition by such

Person of any other Person, which Person shall then become consolidated with the acquiring Person in accordance with GAAP, (b) acquisition by such Person of all or any substantial part of the assets of any other Person, or (c) acquisition by such Person of any Towers, Tower Sites or other communications tower facilities, communication tower management businesses or related contracts.

                  "Additional  Amounts"  shall  have the  meaning  set  forth in
Section 2.13 hereof.

                  "Adjustment Date" shall mean the second (2nd) Business Day after the date on which the financial statements referred to in Section 7.1 hereof for the two (2) full fiscal quarters of the Borrower from and after the Agreement Date have been delivered to the Arrangers.

                  "Administrative  Agent"  shall  mean CIBC,  as  administrative
agent   hereunder   for  the  Credit   Parties,   together  with  any  successor
Administrative Agent hereunder.

                  "Administrative Agent's Office" shall mean the office of the Administrative Agent, located at 425 Lexington Avenue, New York, New York 10017, or such other office as may be designated pursuant to the provisions of Section
13.1 of this Agreement.

                  "Advance" or "Advances" shall mean amounts advanced to the Borrower pursuant to Article 2 hereof on the occasion of any borrowing.

                  "Affiliate" shall mean, with respect to a Person, (a) any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person; and (b) any Person having direct or indirect beneficial ownership of ten percent (10%) or more of the equity interest in such first Person. For purposes of this definition, "control" when used with respect to any Person includes, without limitation, power, whether direct or indirect, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or other equity interests, by contract or otherwise. Unless otherwise specified, "Affiliate" as used herein shall mean an Affiliate of the Borrower, and shall include, without limitation, Holdco.

                  "Agents" shall mean, collectively, the Administrative Agent, the Collateral Agent, the Co-Documentation Agents, the Syndication Agent, the Managing Agents, the Arrangers and the Lead Arrangers.

                  "Agreement" shall mean this Amended and Restated Credit Agreement.

                  "Agreement Date" shall mean the date as of which this Agreement is dated.

                  "AirTouch" shall mean Verizon Wireless (VAW) LLC, a Delaware limited liability company, formerly known as Vodafone, AirTouch Licenses LLC, as successor to AirTouch Communications, Inc.

                  "AirTouch Acquisition" shall mean the Acquisition by CTI or another Tower Subsidiary from AirTouch of certain Towers with respect to which AirTouch is the anchor tenant and Tower Assets related thereto, pursuant to the terms and conditions of the AirTouch Lease Documents for an aggregate cash Purchase Price not to exceed $180,000,000.

                  "AirTouch Lease Documents" shall mean, collectively, the AirTouch Sublease, the AirTouch Master Site Lease Agreement, the AirTouch Site Development and Build-to-Suit Agreement and all other documents executed in connection with the AirTouch Acquisition.

                  "AirTouch Master Site Lease Agreement" shall mean that certain Master Tower Site Lease Agreement dated as of August 15, 2000, among AirTouch, CTI and Holdco.

                  "AirTouch Site Development and Build-to-Suit Agreement" shall mean that certain Site Development and Build-to-Suit Agreement dated as of August 15, 2000, among AirTouch, CTI and Holdco.

                  "AirTouch Sublease" shall mean that certain Sublease dated as of August 15, 2000, among AirTouch, the other parties named therein as "Sublessors," CTI and Holdco.

                  "Annualized EBITDA" shall mean, as of any calculation date, the result of (a) the sum of (i) EBITDA (Other Operations), plus (ii) Annualized EBITDA (Tower Operations), less (b) Corporate Overhead for the twelve (12) calendar month period ended on the last day of the calendar month most recently ended for which financial statements are then available.

                  "Annualized EBITDA (Tower Operations)" shall mean, as of any calculation date, the product of (a) EBITDA with respect to the Tower Operations for the calendar month most recently ended for which financial statements are then available, times (b) twelve (12).

                   "Applicable Law" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limiting the foregoing, the Necessary Authorizations, the Communications Act, zoning ordinances and all Environmental Laws, all rules, regulations and published decisions of the FCC and the FAA, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

                  "Applicable Margin" shall mean the interest rate margin applicable to Advances hereunder as determined in accordance with Section 2.3(f) hereof.

                  "Approved Fund" shall mean, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Arrangers" shall mean, collectively, CIBC World Markets Corp., CSFB, Bank of Montreal, Chicago Branch and TD Securities (USA) Inc. in their respective capacities as arrangers under this Agreement.

                  "Assets" shall mean any or all of the property and assets of the Borrower and the Designated Subsidiaries.

                  "Assignment and Assumption Agreement" shall mean each Assignment and Assumption Agreement, in substantially the form of Exhibit A attached hereto, pursuant to which a Lender may, subject to Section 13.5 hereof, sell or participate a portion of its Loans (other than Swing Loans) and Commitments.

                  "Assignment of Airtouch Lease Documents" shall mean that certain Assignment of Contracts dated as of August 15, 2000, among Holdco, CTI and the Collateral Agent, for the benefit of the Senior Credit Parties, pursuant to which Holdco and CTI have collaterally assigned to the Collateral Agent, for the benefit of the Senior Credit Parties, all of their interest in and rights under each of the Airtouch Lease Documents.

                  "Assignment of Lodestar Acquisition Documents" shall mean that certain Assignment of Acquisition Documents dated as of May 18, 2000, between the Borrower and the Collateral Agent, for the benefit of the Senior Credit
Parties, pursuant to which the Borrower has collaterally assigned to the Collateral Agent, for the benefit of the Senior Credit Parties, all of its interest in and rights under each of the Lodestar Acquisition Documents.

                  "Assignment of Nextel Acquisition Documents" shall mean that certain Assignment of Acquisition Documents dated as of April 20, 1999, among Holdco, the Borrower, TAS and the Collateral Agent, for the benefit of the Senior Credit Parties, pursuant to which Holdco, the Borrower and TAS have collaterally assigned to the Collateral Agent, for the benefit of the Senior Credit Parties, all of their interest in and rights under each of the Nextel Acquisition Documents (other than the Nextel Subordinated Security Agreement).

                  "Assignment of NTA Investment Documents" shall mean that certain Assignment of Contracts dated as of August 30, 1999, between the Borrower and the Collateral Agent, for the benefit of the Senior Credit Parties, pursuant to which the Borrower has collaterally assigned to the Collateral Agent, for the benefit of the Senior Credit Parties, all of its interest in and rights under each of the NTA Investment Documents.

                  "Assignment of SBC Lease Documents" shall mean that certain Assignment of Contracts dated as of the Agreement Date, among Holdco, the Borrower, STI and the Collateral Agent, for the benefit of the Senior Credit Parties, pursuant to which Holdco, the Borrower and STI have collaterally assigned to the Collateral Agent, for the benefit of the Senior Credit Parties, all of their interest in and rights under each of the SBC Lease Documents.

                  "Assignments of Acquisition Documents" shall mean, collectively, the Assignment of Nextel Acquisition Documents, the Assignment of AirTouch Lease Documents, the Assignment of SBC Lease Documents, the Assignment of Lodestar Acquisition Documents, the Assignment of NTA Investment Documents and each other collateral assignment executed by Holdco, the Borrower or any of the Subsidiary Guarantors, in form and substance reasonably satisfactory to the Collateral Agent, of their respective interest in and rights under any other Permitted Acquisition Documents.

                  "Authorized Signatory" shall mean such senior personnel of a Person as may be duly authorized and designated in writing by such Person to execute documents, agreements and instruments on behalf of such Person.

                  "Available Revolving Commitment" shall mean (a) as of any date prior to the Revolving Loan Availability Date, the lesser of (i) $50,000,000 and
(ii) the amount of the Revolving Commitment, and (b) on and after the Revolving Loan Availability Date, the amount of the Revolving Commitment.

                  "Bankruptcy Code" shall mean the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as now or hereafter amended, and any successor statute.

                  "Base Rate" shall mean, as of any date, a simple interest rate per annum equal to the higher of (x) the Prime Rate, or (y) the sum of (A) the Federal Funds Rate, plus (B) one-half of one percent (1/2%). The Base Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate or the Federal Funds Rate, as the case may be, to account for such change.

                  "Base Rate Advance"  shall mean an Advance (other than a Swing
Loan) which the Borrower requests to be made as a Base Rate Advance or which is converted to a Base Rate Advance in accordance with the provisions of Section
2.2 hereof.

                  "Borrower" shall have the meaning assigned thereto in the recitals to this Agreement.

                  "Borrower Debt" shall mean, as of any calculation date, all Funded Debt of the Borrower and the Designated Subsidiaries, on a consolidated basis, in each case without duplication.

                  "Borrower Interest Coverage Ratio" shall mean, on any calculation date, for the Borrower and the Designated Subsidiaries, on a consolidated basis, the ratio of (a) Annualized EBITDA as at such date, to (b) cash Borrower Interest Expense for the immediately preceding four (4) fiscal quarter period.

                  "Borrower Interest Expense" shall mean, for any period, for the Borrower and the Designated Subsidiaries on a consolidated basis, all interest expense paid or accrued in respect of Borrower Debt (including, without limitation, the interest component of payments for such period in respect of Capitalized Lease Obligations), together with recurring fees (in any event, including, without limitation, all fees due under Section 2.4 hereof) associated therewith (other than fees payable on or prior to the Agreement Date), after giving effect to any Interest Hedge Agreements, all as determined in accordance with GAAP, excluding underwriting, arrangement and similar fees.

                  "Borrower Leverage Ratio" shall mean, on any calculation date, the ratio of (a) Borrower Debt, to (b) Annualized EBITDA.

                  "Borrower Pledge Agreement" shall mean that certain Amended and Restated Borrower Pledge Agreement between the Borrower and the Collateral Agent, for the benefit of the Credit Parties, dated as of the Agreement Date, in substantially the form of Exhibit B attached hereto.

                  "Broadcast   Services   Business"   shall  mean  the  services
component of the Borrower's and the Designated Subsidiaries' broadcast tower business, but specifically excluding the ownership and leasing of Towers.

                  "Business Day" shall mean a day on which banks and foreign exchange markets are open for the transaction of business required for this Agreement in London and New York, as relevant to the determination to be made or the action to be taken.

                  "Canadian Subsidiaries" shall mean, collectively, Foreign Subsidiaries organized under the laws of Canada.

                  "Capital Expenditures" shall mean, in respect of any Person, expenditures in respect of capital assets which are required to be capitalized in accordance with GAAP; provided, however, that expenditures in respect of replacement assets made using any proceeds of casualty insurance policies to the extent permitted under this Agreement shall not constitute Capital Expenditures.

                  "Capitalized Lease Obligation" shall mean that portion of any obligation of a Person as lessee under a lease which is required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

                  "Certificate of Financial Condition" shall mean a certificate, substantially in the form of Exhibit C attached hereto, signed by a Financial Officer of the Borrower, together with any schedules, exhibits or annexes appended thereto.

                  "Change of Control" shall mean any of the following:

                  (a) any `person' (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Controlling Shareholders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such person shall be deemed to have `beneficial ownership' of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than thirty-five percent (35%) of the total voting power of the Voting Stock of Holdco; provided, however, that the Controlling Shareholders do not have the right or ability by voting power, contract or otherwise, to elect or designate for election a majority of the board of directors of Holdco (for the purposes of this clause
(a), such other person shall be deemed to beneficially own any Voting Stock of an entity (the `specified entity') held by any other entity (the `parent entity'), if such other person is the beneficial owner (as defined in this clause (a)), directly or indirectly, of more than thirty-five percent (35%) of the voting power of the Voting Stock of such parent entity and the Controlling Shareholders `beneficially own' (as defined in this clause (a)), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise, to elect or designate for election of a majority of the board of directors of such parent entity); or

                  (b) during any period of two (2) consecutive years (or, in the case this event occurs within the two (2) year period following the Agreement Date, such shorter period as shall have begun on the Agreement Date), individuals who at the beginning of such period constituted the board of directors of Holdco (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of Holdco was approved by a vote of a majority of the directors of Holdco then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Holdco then in office; or

                  (c) Holdco's merger or consolidation with or into another Person or the merger of another Person with or into Holdco if Holdco's securities that are outstanding immediately prior to such transaction and which represent one hundred percent (100%) of the aggregate voting power of Holdco's Voting Stock are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation; or

                  (d) the sale of all or substantially all of Holdco's assets to another Person, other than a Controlling Shareholder or a Person that is controlled by the Controlling Shareholders; or

                  (e) the failure of Holdco to own and control, free of any Lien or encumbrance other than Liens in favor of the Collateral Agent and Permitted Liens, one hundred percent (100%) of the issued and outstanding Equity Interests of the Borrower (other than any Permitted High-Yield Securities); or

                  (f) the failure of the Borrower to own and control, free of any Lien or encumbrance other than Permitted Liens, one hundred percent (100%) of the issued and outstanding Equity Interests of each of the Tower Subsidiaries and at least fifty-one percent (51%) of the issued and outstanding Equity Interests of each of the other Designated Subsidiaries.

                  "CIBC" shall mean Canadian Imperial Bank of Commerce acting by or through one or more of its affiliates, branches or agencies, and any successor thereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Co-Documentation Agents" shall mean, collectively, Bank of Montreal, Chicago Branch and TD Securities (USA) Inc., in their respective capacities as co-documentation agents under this Agreement.

                  "Co-Locator" shall mean any tenant on a Tower which is not an anchor tenant.

                  "Co-Location Percentage" shall mean, with respect to the Borrower and the Designated Subsidiaries on a consolidated basis, as of the last day of any fiscal quarter, the percentage determined by dividing the total number of co-location leases executed by the Borrower or any Designated Subsidiary during the fiscal quarter then ended by the total number of Towers owned or leased by the Borrower or a Designated Subsidiary as of the first day of such fiscal quarter, multiplied by four (4).

                  "Collateral" shall mean all property pledged as collateral security for the Obligations pursuant to the Security Documents or otherwise to the extent set forth in the Security Documents, and all other property of the Borrower or any of the Subsidiary Guarantors that is now or hereafter in the possession or control of any Credit Party or in which any Credit Party has been granted a Lien.

                  "Collateral Agent" shall mean CIBC, in its capacity as collateral agent for the Credit Parties hereunder and under the Security Documents, together with any successor Collateral Agent hereunder.

                  "Commitment Ratio" shall mean, with respect to any Lender, the ratio, expressed as a percentage, of (i) the Commitments of such Lender, divided by (ii) the aggregate Commitments of all of the Lenders. As of the Agreement Date, the Commitments of each Lender are set forth on Schedule 1 to the Lender Addendum delivered by such Lender.

                  "Commitments"   shall  mean,   collectively,   the   Revolving
Commitment, the Tranche A Commitment, the Tranche B Commitment and, if applicable, the Incremental Facility Commitments.

                  "Communications Act" shall mean the Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as amended and as the same may be in effect from time to time.

                  "Concourse Communications" shall mean Concourse Communications Group LLC, a Delaware limited liability company all of the Equity Interests of which are owned by the Borrower and NTA.

                  "Controlling Shareholders" shall mean, collectively, Welsh, Whitney, Stephen H. Clark, David P. Tomick, Joe L. Finley, Waller-Sutton Media Partners, L.P., Kitty Hawk Limited Partnership, III, Kitty Hawk Capital Limited Partnership, IV, Eagle Creek Capital, L.L.C., The North Carolina Enterprise Fund, L.P., Finley Family Limited Partnership, SBC and Nextel or any Person directly or indirectly controlling, controlled by, or under common control with any of the foregoing.

                  "Convertible Securities" shall mean, collectively, (a) any Equity Interests of any Person which are convertible, at the option of the holder thereof, into Funded Debt at any time on or before the date which is six
(6) months following the Final Maturity Date and (b) any Equity Interests of any Person which are convertible, other than at the option of the Borrower, into Funded Debt upon the occurrence of a triggering event, but such Equity Interests shall only be deemed Convertible Securities upon the occurrence of such triggering event.

                  "Corporate Overhead" shall mean, for any period, the result of
(a) the Borrower's selling, general and administrative expenses during such period, less (b) any pro forma adjustments, which shall be satisfactory to each of the Lead Arrangers, to the selling, general and administrative expense of any Person that became a Designated Subsidiary or was merged with or consolidated into the Borrower or a Designated Subsidiary during such period.

                  "Credit Parties" shall mean, collectively, the Agents, the Lenders, the Issuing Bank, the Swing Loan Lender and, if applicable, the Incremental Facility Lenders.

                  "Credit Support  Provider" shall have the meaning set forth in
Section 13.5(k) hereof.

                  "CSFB" shall mean Credit Suisse First Boston acting by or through one or more of its affiliates, branches or agencies, and any successor thereof.

                  "CTI"  shall  mean   California   Tower,   Inc.,   a  Delaware
corporation and a wholly owned Restricted Subsidiary of the Borrower.

                  "Default" shall mean any Event of Default, and any of the events specified in Section 10.1, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event an Event of Default.

                  "Default Rate" shall mean a simple per annum interest rate equal to the sum of (a) the Base Rate, (b) the Applicable Margin then in effect with respect to Base Rate Advances, and (c) two percent (2%).

                  "Designated Subsidiaries" shall mean, collectively, the Restricted Subsidiaries, the Foreign Subsidiaries, the Domestic SpectraSite Mexico Subsidiaries, the Foreign SpectraSite Mexico Subsidiaries and, at such time as the Borrower (directly or indirectly) shall own a majority of the Equity Interests in Concourse Communications, Concourse Communications and its Subsidiaries; provided, however, that, in the event the Majority Lenders agree to the release of any Guaranties issued by or any Collateral pledged by any Domestic SpectraSite Mexico Subsidiary or any Foreign SpectraSite Mexico Subsidiary pursuant to Section 6.17(c) hereof, such Subsidiary shall thereafter not constitute a Designated Subsidiary for purposes of this Agreement.

                  "Dollars" or "$" shall mean the basic unit of the lawful currency of the United States of America.

                  "Domestic SpectraSite Mexico Investments" shall mean any direct or indirect minority Investments by the Borrower in the Equity Interests of Persons organized under the laws of the United States or any state thereof or the District of Columbia which Investments comprise a portion of SpectraSite Mexico to the extent not designated by the Borrower as Unrestricted Investments.

                  "Domestic SpectraSite Mexico Subsidiaries" shall mean Subsidiaries of the Borrower organized under the laws of the United States or any state thereof or the District of Columbia which Subsidiaries comprise a portion of SpectraSite Mexico to the extent not designated by the Borrower as Unrestricted Subsidiaries.

                  "EBITDA" shall mean, for any period, for the Borrower and the Designated Subsidiaries on a consolidated basis, the sum of (a) Net Income, plus
(b) to the extent deducted in determining Net Income, the result of (i) the sum of each of the following for such period: (A) Borrower Interest Expense, (B) income tax expense, (C) depreciation and amortization, (D) extraordinary losses,
(E) all other non-cash interest or charges and (F) non-recurring charges, restructuring charges, transaction expenses and underwriters' fees, less (ii) extraordinary gains and cash payments (not otherwise deducted in determining Net Income) made during such period with respect to non-cash charges that were added back in a prior period; provided, however, (I) with respect to any Person that became a Designated Subsidiary, or was merged with or consolidated into the Borrower or any Designated Subsidiary, during such period, or the Acquisition by the Borrower or any of the Designated Subsidiaries of a substantial part of the assets of any Person, "EBITDA" shall also include (x) the EBITDA of such Person or attributable to such assets, as applicable, during such period as if such Acquisition, merger or consolidation had occurred on the first day of such period, and (y) an amount equal to the projected expense savings to be realized by the Borrower or such Subsidiary, as the case may be, in connection with such Acquisition, as demonstrated to the satisfaction of and approved by the Lead Arrangers, and (II) with respect to any Person that has ceased to be a Designated Subsidiary during such period, or any material assets of the Borrower or any of the Designated Subsidiaries sold or otherwise disposed of by the

Borrower or any such Designated Subsidiary during such period, "EBITDA" shall exclude the EBITDA of such Person or attributable to such assets, as applicable, during such period as if such sale or disposition of such Designated Subsidiary or such assets had occurred on the first day of such period; provided further, however, that solely for purposes of determining Annualized EBITDA (Tower Operations) and EBITDA (Other Operations), "EBITDA" shall be the sum of (I) EBITDA as determined based on the foregoing calculation, plus (II) Corporate Overhead for the relevant period.

                  "EBITDA (Other Operations)" shall mean, as of any calculation date, EBITDA with respect to the Other Operations for the twelve (12) calendar month period ended on the last day of the calendar month most recently ended for which financial statements are then available.

                  "Eligible Assignee" shall mean (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, or (d) any other Person (other than a natural Person) approved by the Administrative Agent and, unless a Default has occurred and is continuing, the Borrower (such approval of the Administrative Agent and the Borrower not to be unreasonably withheld or delayed).

                  "Eligible Debt Offering" shall mean that portion of any public or private issuance of any Funded Debt or any Convertible Securities by Holdco conducted after the Agreement Date with respect to which the Net Cash Proceeds received by Holdco are Invested in the Borrower or any of the Restricted Subsidiaries in the form of New Affiliated Equity.

                  "Eligible Equity Offering" shall mean that portion of any public or private issuance of Permitted High-Yield Securities constituting preferred equity securities by Holdco conducted after the Agreement Date with respect to which the Net Cash Proceeds received by Holdco are Invested in the Borrower or any of the Restricted Subsidiaries in the form of New Affiliated Equity.

                  "Environmental Laws" shall mean, with respect to any Person, all applicable federal, state, local and municipal laws, statutes, rules, regulations and ordinances, codes, common law, consent agreements to which such Person is a party or by which it is bound, orders, decrees, judgments, injunctions, permits, licenses, authorizations and other requirements issued, promulgated, approved or entered thereunder affecting such Person or its property and relating to, or imposing liability or standards of conduct concerning, public or occupational health, safety or the pollution or protection of the environment, including, without limitation, those relating to releases, discharges, emissions, spills, leaching, or disposals to, on, under, or in air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances.

                  "Equity Interests" shall mean, as applied to any Person, any capital stock (common or preferred), general or limited partnership interests, limited liability company interests or other equivalents of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

                  "ERISA Affiliate" shall mean any "affiliate" of the Borrower within the meaning of Section 414 of the Code.

                  "Eurodollar Advance" shall mean an Advance (other than a Swing
Loan) which the Borrower requests to be made as a Eurodollar Advance or which is continued as or converted to a Eurodollar Advance in accordance with the provisions of Section 2.2 hereof.

                  "Eurodollar Advance Period" shall mean, in connection with any Eurodollar Advance, the term of such Advance selected by the Borrower, which may be one (1), two (2), three (3) or six (6) months, and subject to the last proviso of this definition, nine (9) or twelve (12) months, or otherwise determined in accordance with this Agreement; provided, however, notwithstanding the foregoing, (a) any applicable Eurodollar Advance Period which would otherwise end on a day which is not a Business Day shall be extended to the succeeding Business Day unless such Business Day falls in another calendar month, in which case such Eurodollar Advance Period shall end on the preceding Business Day, (b) any applicable Eurodollar Advance Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Eurodollar Advance Period is to end shall (subject to clause (i) above) end on the last day of such calendar month, and (c) no Eurodollar Advance Period shall extend beyond the applicable Maturity Date or such earlier date as would interfere with the Borrower's repayment obligations under Sections 2.6 or
2.7 hereof; provided further, however, the Borrower may not select a Eurodollar Advance Period in excess of six (6) months unless the Administrative Agent has notified the Borrower that each applicable Lender has consented to such Eurodollar Advance Period.

                  "Eurodollar Base Rate" shall mean, with respect to each day during each Eurodollar Advance Period, the rate per annum determined by the Administrative Agent to be the arithmetic mean (rounded, if necessary, to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Eurodollar Advance Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page at approximately 11:00 a.m. (London time), on the second (2nd) full Business Day preceding such Eurodollar Advance Period; provided, however, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, "Eurodollar Base Rate" shall mean, with respect to each day during each Eurodollar Advance Period, the rate per annum equal to the rate at which CIBC is offered Dollar deposits at or about 11:00 a.m. (New York time), two (2) Business Days prior to the beginning of such Eurodollar Advance Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Advances are then being conducted for delivery on the first day of such Eurodollar Advance Period for the number of days comprised therein and in the amount comparable to the amount of its Eurodollar Advance to be outstanding during such Eurodollar Advance Period. As used herein, "Telerate British Bankers Assoc. Interest Settlement Rates Page" shall mean the display designated as page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

                  "Eurodollar Rate" shall mean, with respect to each day during each Eurodollar Advance Period, a rate per annum determined for such day in accordance with the following formula (rounded, if necessary, upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                      1.00 - Eurodollar Reserve Percentage

                  "Eurodollar Reserve Percentage" shall mean, for any day as applied to a Eurodollar Advance, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

                  "Event of Default"  shall mean any of the events  specified in
Section 10.1, provided that any requirement for notice or lapse of time or both has been satisfied.

                  "Excess Cash Flow" shall mean, with respect to the Borrower and the Designated Subsidiaries on a consolidated basis, as of the end of any fiscal year of the Borrower and based on the audited financial statements required to be provided under Section 7.2 hereof, the excess of (a) EBITDA (without regard to either proviso in the definition of the term "EBITDA") for such fiscal year, over (b) the sum of the following items for such fiscal year:
(i) Fixed Charges; (ii) non-maintenance Capital Expenditures; and (iii) permanent, voluntary prepayments of the Loans (accompanied by permanent reduction in a like amount of the Revolving Commitment, in the case of such prepayment of the Revolving Loans) hereunder.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as it may be amended, and any successor act thereto.

                  "Exemption  Certificate"  shall have the  meaning set forth in
Section 2.13 hereof.

                  "FAA" shall mean the Federal Aviation Administration, or any other similar or successor agency of the federal government.

                  "FCC" shall mean the Federal Communications Commission, or any other similar or successor agency of the federal government administering the Communications Act.

                  "Federal Funds Rate" shall mean, as of any date, the weighted average of the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business
Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three
(3) federal funds brokers of recognized standing selected by the Administrative Agent.

                  "Final Maturity Date" shall mean December 31, 2007, or such earlier date on which the payment of all outstanding Obligations shall be due (whether by acceleration or otherwise).

                  "Financial Covenants" shall mean from time to time the financial covenants applicable to the Borrower from time to time as set forth in
Article 9 hereof.

                  "Financial Officer" shall mean, with respect to any Person, the chief financial officer, treasurer or vice president of finance of such Person.

                  "Financial Statements" shall have the meaning assigned thereto in Section 5.1(k) hereof.

                  "Fixed Charge Coverage Ratio" shall mean, on any calculation date, for the Borrower and the Designated Subsidiaries on a consolidated basis, the ratio of (a) Annualized EBITDA as at such date, to (b) the amount of Fixed Charges during the immediately preceding four (4) fiscal quarter period.

                  "Fixed Charges" shall mean, for any period, for the Borrower and the Designated Subsidiaries, on a consolidated basis, the sum of the following for such period: (a) cash Borrower Interest Expense; (b) mandatory, permanent scheduled principal repayments with respect to Borrower Debt; (c) maintenance Capital Expenditures; (d) taxes payable; and (e) the amount of any Restricted Payments made to Holdco or to the holders of minority interests in any of the Designated Subsidiaries.

                  "Foreign Investments" shall mean direct or indirect minority Investments by the Borrower in the Equity Interests of Persons (other than any Foreign SpectraSite Mexico Investments) organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia to the extent not designated by the Borrower as an Unrestricted Investment.

                  "Foreign  Lender"  shall have the meaning set forth in Section
2.13 hereof.

                  "Foreign SpectraSite Mexico Investments" shall mean direct or indirect minority Investments by the Borrower in the Equity Interests of Persons organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia which Investments comprise a portion of SpectraSite Mexico to the extent not designated by the Borrower as an Unrestricted Investment.
                  "Foreign SpectraSite Mexico Subsidiaries" shall mean Subsidiaries of the Borrower organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia which Subsidiaries comprise a portion of SpectraSite Mexico to the extent not designated by the Borrower as an Unrestricted Subsidiary.

                  "Foreign Subsidiaries" shall mean the direct or indirect Subsidiaries of the Borrower (other than any Foreign SpectraSite Mexico Subsidiaries) that are organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia to the extent not designated by the Borrower as an Unrestricted Subsidiary.

                  "Fund" shall mean any Person (other than a natural Person) that is (or will be) primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "Funded Debt" shall mean, with respect to any Person as of any calculation date, the sum of the following as of such date: (a) the principal amount of all outstanding Indebtedness for money borrowed of such Person; (b) the principal amount of all Indebtedness for money borrowed Guaranteed by such Person; (c) the stated amount of all letters of credit issued for the account of such Person; (d) all Capitalized Lease Obligations of such Person; and (e) if a Default or Event of Default then exists hereunder or a default then exists under any Interest Hedge Agreements, the net termination payment obligations under such Interest Hedge Agreements.

                  "GAAP" shall mean generally accepted accounting principles in the United States, consistently applied.

                  "Governmental Authority" shall mean any government or political subdivision of the United States or any other country or any agency, authority, board, bureau, central bank, commission, department or instrumentality thereof or therein, including, without limitation, any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision.

                  "Granting  Lender" shall have the meaning  assigned thereto in
Section 13.5(k).

                  "Guarantors" shall mean, collectively, Holdco and each of the Subsidiary Guarantors.

                  "Guaranty" or "Guaranteed," as applied to an obligation, shall mean and include (a) a guaranty, direct or indirect, in any manner, of all or any part of such obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, any reimbursement obligations with respect to outstanding letters of credit, but not including any endorsements of any instrument for collection in the ordinary course of business.

                  "Hazardous  Materials"  shall mean any substances,  materials,
compounds  or  wastes  defined,   listed,   or  subject  to  control  under  any
Environmental Law as being hazardous, toxic, extremely hazardous or dangerous.

                  "Holdco" shall have the meaning assigned thereto in the recitals to this Agreement.

                  "Holdco 6-3/4% Convertible Notes (2010)" shall mean the unsecured 6-3/4% Senior Convertible Notes due 2010 issued by Holdco in an aggregate principal amount of $200,000,000, pursuant to the terms and conditions of the applicable Holdco Notes Indenture.

                  "Holdco 10-3/4% Notes (2010)" shall mean the unsecured 10-3/4% Senior Notes due 2010 issued by Holdco in an aggregate principal amount of $200,000,000, pursuant to the terms and conditions of the applicable Holdco Notes Indenture.

                  "Holdco 11-1/4% Notes (2009)" shall mean the unsecured 11-1/4% Senior Discount Notes due 2009 issued by Holdco in an aggregate principal amount at maturity of $586,800,000 (yielding $340,000,000 of gross proceeds to Holdco), pursuant to the terms and conditions of the applicable Holdco Notes Indenture.

                  "Holdco 12% Notes (2008)" shall mean the unsecured 12% Senior Discount Notes due 2008 issued by Holdco in an aggregate principal amount at maturity of $225,200,000 (yielding $125,000,000 of gross proceeds to Holdco), pursuant to the terms and conditions of the applicable Holdco Notes Indenture.

                  "Holdco 12-1/2% Notes (2010)" shall mean the unsecured 12-1/2% Senior Notes due 2010 issued by Holdco in an aggregate principal amount of $200,000,000 (yielding $195,000,000 of gross proceeds to Holdco), pursuant to the terms and conditions of the applicable Holdco Notes Indenture.

                  "Holdco 12-7/8% Notes (2010)" shall mean the unsecured 12-7/8% Senior Discount Notes due 2010 issued by Holdco in an aggregate principal amount at maturity of $559,800,000 (yielding $300,000,000 of gross proceeds to Holdco), pursuant to the terms and conditions of the applicable Holdco Notes Indenture.

                  "Holdco EBITDA" shall mean, for any period, for Holdco and its Subsidiaries on a consolidated basis, the sum of (a) Holdco Net Income, plus (b) to the extent deducted in determining Net Income, the result of (i) the sum of each of the following for such period: (A) Holdco Interest Expense, (B) income tax expense, (C) depreciation and amortization, (D) extraordinary losses, (E) all other non-cash interest or charges and (F) non-recurring charges, restructuring charges, transaction expenses and underwriters' fees, less (ii) extraordinary gains and cash payments (not otherwise deducted in determining Holdco Net Income) made during such period with respect to non-cash charges that were added back in a prior period; provided, however, (I) with respect to any Person that became a Subsidiary of Holdco, or was merged with or consolidated into Holdco or any Subsidiary of Holdco, during such period, or the Acquisition by Holdco or any of its Subsidiaries of a substantial part of the assets of any Person, "EBITDA" shall also include (x) the EBITDA of such Person or attributable to such assets, as applicable, during such period as if such Acquisition, merger or consolidation had occurred on the first day of such period, and (y) with respect to any Acquisition by the Borrower or any Designated Subsidiary, an amount equal to the projected expense savings to be realized by the Borrower or any such Subsidiary that is a Designated Subsidiary, as the case may be, in connection with such Acquisition, as demonstrated to the satisfaction of and approved by the Lead Arrangers, and (II) with respect to any Person that has ceased to be a Subsidiary of Holdco during such period, or any material assets of Holdco or any of its Subsidiaries sold or otherwise disposed of by Holdco or any such Subsidiary during such period, "EBITDA" shall exclude the EBITDA of such Person or attributable to such assets, as applicable, during such period as if such sale or disposition of such Subsidiary or such assets had occurred on the first day of such period.

                  "Holdco Interest Expense" shall mean, for any period, for Holdco and its Subsidiaries on a consolidated basis, all interest expense paid or accrued in respect of Funded Debt (including, without limitation, the interest component of payments for such period in respect of Capitalized Lease Obligations), together with recurring fees (in any event, including, without limitation, all fees due under Section 2.4 hereof) associated therewith (other than fees payable on or prior to the Agreement Date), after giving effect to any Interest Hedge Agreements, all as determined in accordance with GAAP, excluding underwriting, arrangement and similar fees.

                  "Holdco   Net  Income"   shall   mean,   for  Holdco  and  its
Subsidiaries on a consolidated basis, for any period, net income determined in accordance with GAAP.

                  "Holdco Notes" shall mean, collectively, the Holdco 6-3/4% Convertible Notes (2010), the Holdco 10-3/4% Notes (2010), the Holdco 11-1/4% Notes (2009), the Holdco 12% Notes (2008), the Holdco 12-1/2% Notes (2010) and the Holdco 12-7/8% Notes (2010).

                  "Holdco Notes Indentures" shall mean, collectively, (a) that certain Indenture dated as of June 26, 1998, between Holdco, as issuer, and the Indenture Trustee, in respect of the Holdco 12% Notes (2008), (b) that certain Indenture dated as of April 20, 1999, between Holdco, as issuer, and the Indenture Trustee, in respect of the Holdco 11-1/4% Notes (2009), (c) that certain Indenture dated as of March 15, 2000, between Holdco, as issuer, and the Indenture Trustee, in respect of the Holdco 10-3/4% Notes (2010), (d) that certain Indenture dated as of March 15, 2000, between Holdco, as issuer, and the Indenture Trustee, in respect of the Holdco 12-7/8% Notes (2010), (e) that certain Indenture dated as of November 20, 2000, in respect of the Holdco 6-3/4% Convertible Notes (2010), and (f) that certain Indenture dated as of December 20, 2000, in respect of the Holdco 12-1/2% Notes (2010).

                  "Holdco Pledge Agreement" shall mean that certain Amended and Restated Stock Pledge Agreement between Holdco and the Collateral Agent, for the benefit of the Credit Parties, dated as of the Agreement Date, in substantially the form of Exhibit D attached hereto, pursuant to which Holdco has pledged to the Collateral Agent all of the Equity Interests, whether now owned or hereafter acquired by Holdco, in the Borrower.

                  "Incremental Facility Commitments" shall mean, collectively, the aggregate commitments of the Incremental Facility Lenders to make Advances of the Incremental Facility Loans to the Borrower in accordance with Section
2.16 hereof.

                  "Incremental Facility Indebtedness" shall mean all principal, interest, fees, and other amounts from time to time due or accrued in connection with the Incremental Facility Loans.

                  "Incremental Facility Lenders" shall mean any lenders having an Incremental Facility Commitment or making Incremental Facility Loans pursuant thereto.

                  "Incremental Facility Loans" shall mean the amounts advanced by the Incremental Facility Lenders to the Borrower as Incremental Facility Loans under the Incremental Facility Commitment, not to exceed the amount of the Incremental Facility Commitment, and evidenced by the Incremental Facility Notes.

                  "Incremental Facility Maturity Date" shall mean the maturity date for the Incremental Facility Loans as set forth in the Notice of Incremental Facility Commitment applicable thereto.

                  "Incremental   Facility   Notes"  shall  mean  those   certain
Incremental Facility Notes described in Section 2.16 hereof.

                  "Indebtedness" shall mean, with respect to any Person, and without duplication, (a) all indebtedness for money borrowed of such Person, (b) all obligations of such Person for the deferred purchase price (to the extent determinable) of property or services (other than current trade payables incurred in the ordinary course of such Person's business), provided that to the extent any such obligation is reflected as a liability on the balance sheet of such Person, such obligation shall in any event be considered "Indebtedness",
(c) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (f) the liquidation value of all redeemable preferred Equity Interests of such Person, (g) all direct or indirect obligations of any other Person secured by any Lien to which any property or asset owned by such Person is subject, whether or not the obligation secured thereby shall have been assumed, (h) to the extent not otherwise included, any Guaranty and all Capitalized Lease Obligations of such Person and all obligations of such Person with respect to leases constituting part of a sale and lease-back arrangement and (i) net termination payments under Interest Hedge Agreements.

                  "Indenture Trustee" shall mean United States Trust Company of New York, in its capacity as trustee under the Holdco Notes Indentures.

                  "Indemnified Parties" shall mean those Persons eligible to be indemnified by the Borrower and the Designated Subsidiaries pursuant to this Agreement, and shall include each of the Credit Parties and each of their respective employees, representatives, officers, agents, directors and Affiliates.

                  "Initial Maturity Date" shall mean June 30, 2007, or such earlier date on which the payment of all outstanding Obligations in respect of the Revolving Commitment and the Tranche A Loans shall be due (whether by acceleration or otherwise).

                  "Insolvency Proceeding" shall mean, with respect to any Person, any insolvency, receivership, bankruptcy, dissolution, liquidation, or reorganization proceeding, or any other proceeding, whether voluntary or involuntary, by or against such Person, under any bankruptcy or insolvency law or laws, federal or state, relating to the relief of debtors of any jurisdiction,  whether  now or  hereafter  in  effect,  and in any  out-of-court composition, assignment for the benefit of creditors, readjustment of Indebtedness, reorganization, extension or other debt arrangement of any kind.

                  "Intellectual Property Security Agreements" shall mean, collectively, (a) that certain Amended and Restated Trademark Security Agreement between the Borrower and the Collateral Agent, for the benefit of the Credit Parties, dated as of the Agreement Date, in substantially the form of Exhibit E-1 attached hereto, (b) that certain Subsidiary Trademark Security Agreement between each of the Subsidiary Guarantors having any rights with respect to any trademarks or trademark registrations and the Collateral Agent, for the benefit of the Credit Parties, dated as of the Agreement Date, in substantially the form of Exhibit E-2 attached hereto, (c) that certain Subsidiary Patent Security Agreement between each of the Subsidiary Guarantors having any rights with respect to any patents or patent registrations and the Collateral Agent, for the benefit of the Credit Parties, dated as of the Agreement Date, in substantially the form of Exhibit E-3 attached hereto, and (d) any similar agreements delivered pursuant to Section 6.15 hereof.

                  "Interest Hedge Agreements" shall mean any interest rate swap, cap, collar, floor, caption or swaption agreements, or any similar arrangements designed to hedge the risk of variable interest rate volatility or to reduce interest costs, arising at any time between the Borrower, on the one hand, and any one or more of the Lenders, or any other Person (other than an Affiliate of the Borrower), on the other hand, as such agreement or arrangement may be modified, supplemented and in effect from time to time.

                  "Investment" shall mean, with respect to any Person, any loan, advance or extension of credit (other than to customers, lessees or licensees in the ordinary course of business) by such Person to, or any Guaranty or other contingent liability with respect to the Equity Interests, Funded Debt, or other obligations of, or any contributions to the capital of, any other Person, or any ownership, purchase or other acquisition by such Person of any interest in any Equity Interests or other securities of any such other Person, other than an Acquisition; and "Invest," "Investing" or "Invested" shall mean the making of an Investment. "Investment" shall also include the total cost of any future commitment or other obligation binding on any Person to make an Investment or any subsequent Investment.

                  "Issuing Bank" shall mean the Administrative Agent, any Lender or any of their respective Affiliates, in each case as issuer of any Letter of Credit hereunder.

                  "L/C Obligations" shall mean, at any date, the sum of (a) the aggregate amount then available to be drawn under all outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed by the Borrower pursuant to Section 2.14(e) hereof.

                  "L/C Participants" shall mean with respect to any Letter of Credit, collectively, all of the Lenders which have issued a Revolving Commitment other than the Swing Loan Lender (in its capacity as a Swing Loan Lender) or the applicable Issuing Bank.

                  "L/C Participating Interest" shall mean with respect to any Letter of Credit (a) in the case of the Issuing Bank with respect thereto, its interest in such Letter of Credit and any Letter of Credit Application relating thereto after giving effect to the granting of participating interests therein, if any, pursuant hereto and (b) in the case of each L/C Participant, its undivided participating interest in such Letter of Credit and any Letter of Credit Application relating thereto.

                  "Lead Arrangers" shall mean, collectively, CIBC World Markets Corp. and CSFB in their respective capacities as lead arrangers under this Agreement.

                  "Lender Addendum" shall mean, with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit F attached hereto, to be executed and delivered by such Lender on the Agreement Date as provided in Section 13.18 hereof.

                  "Lenders" shall mean the financial institutions or other entities that from time to time become parties to this Agreement as Lenders (including the Swing Loan Lender).

                  "Letter of Credit Application" shall mean an application in such form as an Issuing Bank may specify from time to time requesting such Issuing Bank to issue a Letter of Credit.

                  "Letter of Credit Committed Amount" shall mean $50,000,000.

                  "Letters of Credit" shall mean any and all letters of credit issued by any Issuing Bank for the account of the Borrower pursuant to Section
2.14 of this Agreement.

                  "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, negative pledge or other agreement not to pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other similar encumbrance of any kind in respect of such property, whether created by statute, contract, common law or otherwise, and whether choate or inchoate, vested or perfected.

                  "Loan  Documents"  shall  mean,   without   limitation,   this
Agreement,   the  Notes,  the  Security  Documents,   the  Nextel  Intercreditor
Agreement, all Requests for Advance, all Requests for Issuance of Letters of Credit, all Swing Loan Requests, the Certificate of Financial Condition, the Use of Proceeds Letter, all Performance Certificates, all Letters of Credit issued hereunder, all Interest Hedge Agreements with a Lender or any Affiliate of a Lender, any fee letters executed by the Borrower in favor of the Administrative Agent with respect to certain fees payable in connection with the administration of this Agreement, and any other document or agreement or certificate (including, without limitation, any legal opinion issued by counsel for the Borrower or any of its Affiliates and any reliance letter issued with respect to any such legal opinion) executed or delivered in connection with or contemplated by this Agreement.

                  "Loans" shall mean, collectively, the Revolving Loans, the Swing Loans, the Term Loans and, if applicable, the Incremental Facility Loans.

                  "Lodestar Acquisition Documents" shall mean that certain Stock Purchase Agreement dated as of April 12, 2000, between the Borrower and LeBlanc & Royale Enterprises, Inc., a corporation organized under the laws of Canada, together with all exhibits and schedules thereto and all documents executed in connection therewith.

                  "Majority Lenders" shall mean (i) prior to the occurrence of an Event of Default and the termination of Unfunded Commitments, Lenders the sum of whose Unfunded Commitments plus Loans outstanding equals or exceeds 50.1% of the sum of such items for all Lenders, or (ii) at any time that there exists an Event of Default hereunder, and Unfunded Commitments have been terminated, Lenders the total of whose Loans (including, with respect to each Revolving

Lender, such Lender's participating interest in the Swing Loans, and with respect to each L/C Participant, the amount of its L/C Participating Interest) outstanding equals or exceeds 50.1% of the total principal amount of the Loans and the L/C Participating Interests then outstanding hereunder.

                  "Majority Pro Rata Lenders" shall mean (i) prior to the occurrence of an Event of Default and the termination of Unfunded Commitments, Lenders the sum of whose Unfunded Commitments (other than Incremental Facility Commitments structured as an institutional tranche) plus Loans (other than Tranche B Loans and Incremental Facility Loans structured as Tranche B Loans or another institutional tranche) outstanding equals or exceeds 50.1% of the sum of such items for all Lenders, or (ii) at any time that there exists an Event of Default hereunder, and Unfunded Commitments have been terminated, Lenders the total of whose Loans (other than Tranche B Loans and Incremental Facility Loans structured as Tranche B Loans or another institutional tranche) (including, with respect to each Revolving Lender, such Lender's participating interest in the Swing Loans, and with respect to each L/C Participant, the amount of its L/C Participating Interest) outstanding equals or exceeds 50.1% of the total principal amount of the Loans (other than Tranche B Loans and Incremental Facility Loans structured as Tranche B Loans or another institutional tranche) and the L/C Participating Interests then outstanding hereunder.

                  "Majority Tranche B Lenders" shall mean (i) prior to the occurrence of an Event of Default and the termination of Unfunded Commitments, Lenders the sum of whose Unfunded Commitments consisting of Incremental Facility Commitments structured as an institutional tranche plus Tranche B Loans and Incremental Facility Loans structured as Tranche B Loans or another institutional tranche outstanding equals or exceeds 50.1% of the sum of such items for all Lenders, or (ii) at any time that there exists an Event of Default hereunder, and Unfunded Commitments have been terminated, Lenders the total of whose Tranche B Loans and Incremental Facility Loans structured as Tranche B Loans or another institutional tranche outstanding equals or exceeds 50.1% of the total principal amount of the Tranche B Loans and Incremental Facility Loans structured as Tranche B Loans or another institutional tranche then outstanding hereunder.

                  "Mandatory  Borrowing" shall have the meaning given thereto in
Section 2.15(b) hereof.

                  "Managing Agents" shall mean, collectively, Barclays Bank plc, Bank of New York, Deutsche Bank, Rabobank, General Electric Capital Corporation, and The Bank of Nova Scotia.

                  "Material Contracts" shall have the meaning assigned thereto in Section 5.1(y) hereof.

                  "Material Towers" shall mean, as of any date of determination, any Tower or any group or set of Towers wheresoever located to which more than ten percent (10%) of Annualized EBITDA for the twelve (12) month period most recently ended is attributable.

                  "Materially Adverse Effect" shall mean (a) any material adverse effect upon the business, operations, properties, condition (financial or otherwise), capitalization, assets or liabilities or results of operations of the Restricted Group taken as a whole, or upon the ability of the Restricted Group, taken as a whole, to conduct the Tower Operations, or (b) any material adverse effect upon the business, operations, properties, condition (financial or otherwise), capitalization, assets or liabilities or results of operations of the Borrower and the Designated Subsidiaries taken as a whole, or upon the ability of the Borrower and the Designated Subsidiaries, taken as a whole, to conduct the Tower Operations, or (c) a material adverse effect upon the binding nature, validity, or enforceability of this Agreement, the Notes and the other Loan Documents or upon the ability of the Borrower or any of the Designated Subsidiaries to perform the payment obligations or other material obligations under this Agreement or any other Loan Document, or upon the rights, benefits or interests of the Lenders in and to the Loans or the rights of the Collateral Agent in the Collateral; in any case, whether resulting from any single act, omission, situation, status, event or undertaking, or taken together with other such acts, omissions, situations, statuses, events or undertakings.

                  "Maturity Date" shall mean, with respect to all amounts owing, or Advances made, under (a) the Revolving Commitment or the Tranche A Commitment, the Initial Maturity Date, (b) the Tranche B Commitment, the Final Maturity Date and (c) any Incremental Facility Commitment, the Incremental Facility Maturity Date applicable thereto.

                  "Mortgage" shall mean any mortgage, deed to secure debt, deed of trust, or other instrument encumbering or transferring title (in fee simple or leasehold) to real property, in form and substance reasonably satisfactory to the Administrative Agent, by which the Borrower or any of the Subsidiary Guarantors grants a mortgage to the Collateral Agent, for the benefit of the Credit Parties, in real estate owned or leased by the Borrower or such Subsidiary Guarantor, in each case to the extent delivered prior to the Agreement Date or as otherwise required by this Agreement.

                  "Mortgage Default" shall have the meaning assigned thereto in the Mortgages.

                  "Multiemployer  Plan"  shall  have the  meaning  set  forth in
Section 4001(a)(3) of ERISA.

                  "Necessary Authorizations" shall mean any local zoning ordinances and any rights, whether based upon any agreement, statute, order or otherwise, licenses, authorizations, permits, consents, approvals, registrations, certificates, agreements, permits or other rights filed with, granted by or entered into by a federal or state governmental authority (including, without limitation, the FAA and the FCC) which permit or authorize the construction or maintenance of a Tower or the use of a Tower by the Borrower or any of the Designated Subsidiaries for wireless communications purposes, together with any amendment, modification or replacement with respect thereto.

                  "Net Income" shall mean, for the Borrower and the Designated Subsidiaries on a consolidated basis, for any period, net income determined in accordance with GAAP.

                  "Net Cash Proceeds" shall mean, with respect to (i) any sale, lease, transfer or other disposition (including, without limitation, by casualty loss or condemnation) of Assets by the Borrower or any of the Designated Subsidiaries, or (ii) any receipt from Holdco by the Borrower or any of the Designated Subsidiaries of the proceeds from the issuance by Holdco of any Equity Interests or other debt or equity securities (in any event, a "Sales Transaction"), the aggregate amount of cash received by the Borrower or such Designated Subsidiary for such Assets or securities (including, without limitation, any payments received in respect of covenants not to compete, consulting or management fees, and any portion of the amount received in cash upon payment of a buyer promissory note or other evidence of Indebtedness), net of (a) taxes payable with respect to any such Sales Transaction, (b) contingencies with respect to any such Sales Transaction, appropriately reserved for by the Borrower or the applicable Designated Subsidiary under GAAP, (c) reasonable and customary transaction costs properly attributable to such Sales Transaction and payable by the Borrower or any of the Designated Subsidiaries (other than to an Affiliate) in connection with such Sales Transaction, including, without limitation, sales commissions and underwriting discounts, and
(d) all payments made on any Indebtedness which is secured by any Assets subject to such Sales Transaction in accordance with the terms of any Lien upon or other security arrangement of any kind with respect to such Assets, or which must by its terms, or in order to obtain a necessary consent to such Sales Transaction or by Applicable Law be repaid out of the proceeds from such Sales Transaction.

                  "New Affiliated Equity" shall mean the sum of any amounts Invested by Holdco in the Borrower or any of the Designated Subsidiaries, in the form of a common equity contribution or issuance, in connection with the issuance of any Equity Interests or Permitted Debt by Holdco after the Agreement Date.

                  "Nextel" shall mean Nextel Communications, Inc., a Delaware corporation.

                  "Nextel Acquisition" shall mean the Acquisition of the Tower Assets and certain build rights pursuant to the Nextel Acquisition Documents.

                  "Nextel Acquisition Documents" shall mean, collectively, the Nextel Master Site Lease Agreement, the Nextel Master Site Commitment Agreement, the Nextel Subordinated Security Agreement, the Nextel Merger Agreement, the Nextel Partners Master Site Lease Agreement, the Real Estate Side Letter and the Nonassignable Contracts Agreements.

                  "Nextel Collateral" shall mean the "Collateral," as that term is defined in the Nextel Subordinated Security Agreement.

                  "Nextel Intercreditor Agreement" shall mean that certain Intercreditor and Subordination Agreement among the Collateral Agent, Tower Parent Corp., the Nextel Tenants (other than Nextel Partners), TAS and the Borrower, dated as of the Original Closing Date, a copy of which is attached hereto as Exhibit G.

                  "Nextel Master Site Commitment Agreement" shall mean that certain Master Site Commitment Agreement, dated as of the Original Closing Date, among Nextel, the Nextel Tenants (other than Nextel Partners), Tower Parent Corp., Holdco and TAS.

                  "Nextel Master Site Lease Agreement" shall mean that certain Master Site Lease Agreement, dated as of the Original Closing Date, among the Nextel Tenants (other than Nextel Partners) and TAS.

                  "Nextel Merger Agreement" shall mean that certain Agreement and Plan of Merger dated as of February 10, 1999, as amended on the Original Closing Date, among Nextel, Tower Parent Corp., Tower Merger Vehicle, Inc., TAS, the Nextel Tenants (other than Nextel Partners), Holdco, the Borrower and SHI Merger Sub, Inc., a Delaware corporation.

                  "Nextel Partners" shall mean Nextel Partners Operating Corp., a Delaware corporation.


                  "Nextel Partners Master Site Lease Agreement" shall mean that certain Master Site Lease Agreement dated as of January 4, 2000, among Nextel Partners, TAS, the Borrower and the Landlord Parties (as defined therein).

                  "Nextel Related Parties" shall mean, collectively, Nextel, the Nextel Tenants and their respective Subsidiaries.

                  "Nextel Subordinated Lien" shall mean that certain Lien granted by TAS in favor of Tower Parent Corp., as secured party for itself and on behalf of other beneficiaries thereof, on the Nextel Collateral pursuant to the Nextel Subordinated Security Agreement, which Lien is subordinated pursuant to the terms and conditions of the Nextel Intercreditor Agreement to the Lien in the Nextel Collateral in favor of the Collateral Agent, for the benefit of the Credit Parties.

                  "Nextel Subordinated Security Agreement" shall mean that certain Security and Subordination Agreement, dated as of the Original Closing Date, between TAS, as assignor, and Tower Parent Corp., as secured party for itself and on behalf of other beneficiaries thereof.

                  "Nextel Tenants" shall mean, collectively, Nextel of New York, Inc., a Delaware corporation, Nextel Communications of the Mid-Atlantic, Inc., a Delaware corporation, Nextel South Corp., a Georgia corporation, Nextel of Texas, Inc., a Texas corporation, Nextel West Corp., a Delaware corporation, and Nextel of California, Inc., a Delaware corporation, each d/b/a Nextel Communications, Nextel Partners and each other Nextel Related Party that is a tenant under the Nextel Master Site Lease Agreement or the Nextel Partners Master Site Lease Agreement.

                  "Nonassignable Contracts Agreements" shall mean, collectively, all Nonassignable Contracts Agreements, dated as of the Original Closing Date, among a Nextel Tenant, Tower Parent Corp. and TAS.

                  "Non-Disturbance Agreement" shall mean any Subordination, Non-Disturbance and Attornment Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower or any of the Designated Subsidiaries, the Collateral Agent and a tenant leasing space on any Tower from the Borrower or such Designated Subsidiary.

                  "Notes" shall mean, collectively, the Revolving Notes, the Swing Loan Notes, the Term Notes and, if applicable, the Incremental Facility Notes.

                  "Notice of Conversion/Continuation" shall mean a notice in substantially the form of Exhibit H attached hereto.

                  "Notice of Incremental Facility Commitment" shall have the meaning set forth in Section 2.16(b) hereof.

                  "NTA" shall mean NTA, LLC, a Massachusetts limited liability company.

                  "NTA Investment" shall mean the Investment by the Borrower in Concourse Communications (including the staged purchase of the issued and outstanding Equity Interests of, and the making of certain loans to, Concourse Communications) pursuant to the NTA Investment Documents, in an aggregate amount not to exceed during the term of this Agreement the sum of (a) $8,400,000, which is the aggregate amount of the Borrower's Investment in Concourse Communications as of the Agreement Date, plus (b) the amount of any New Affiliated Equity to the extent allocated solely to this purpose, plus (c) $50,000,000.

                  "NTA Investment Documents" shall mean, collectively, (a) that certain Operating Agreement dated as of August 30, 1999, between the Borrower and NTA, (b) that certain Loan Agreement dated as of August 30, 1999, between the Borrower and Concourse, together with all exhibits and schedules thereto,
(c) that certain Security Agreement dated as of August 30, 1999, between the Borrower and Concourse Communications, together with all exhibits and schedules thereto, (d) that certain Loan Agreement dated as of August 30, 1999, between Concourse Communications and New York Telecom Partners, LLC, together with all exhibits and schedules thereto, (e) that certain Security Agreement dated as of August 30, 1999, between Concourse and New York Telecom Partners, LLC, together with all exhibits and schedules thereto, and (f) all other documents executed by the Borrower in connection with the NTA Investment.

                  "Obligations" shall mean (a) all payment and performance obligations of every kind, nature and description of Holdco, the Borrower, the Designated Subsidiaries, and any other obligors to the Credit Parties (or their respective Affiliates in the case of Interest Hedge Agreements), or any of them, under this Agreement and the other Loan Documents (including, without limitation, any interest, fees, costs, expenses and other charges accruing after any Insolvency Proceeding of Holdco, the Borrower or any Designated Subsidiary commences regardless of whether such interest, fees, costs, expenses or other charges are deemed allowed or recoverable in such Insolvency Proceeding), as they may be amended from time to time, or as a result of making the Loans, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising, and (b) the obligation to pay an amount equal to the amount of any and all damage which the Credit Parties (or their respective Affiliates in the case of Interest Hedge Agreements), or any of them, may suffer by reason of a breach by Holdco, the Borrower, any of the Designated Subsidiaries or any other obligor, of any obligation, covenant or undertaking with respect to this Agreement or any other Loan Document.

                  "Original Closing Date" shall mean April 20, 1999.

                  "Original Nextel Towers" shall mean those Towers acquired from the Nextel Related Parties on the Original Closing Date as to which any of the Nextel Tenants is the anchor tenant and which are subject to the Nextel Subordinated Lien.

                  "Other Operations" shall mean all businesses (other than the Tower Operations) of the Borrower and the Designated Subsidiaries, including, without limitation, to the extent not included in the Tower Operations, their Tower Site acquisition and Tower Site management businesses.

                  "Participants"  shall  have the  meaning  assigned  thereto in
Section 13.5(b) hereof.

                  "Payment Date" shall mean the last day of any Eurodollar Advance Period.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "Performance  Certificate"  shall  mean  a  certificate  of  a
Financial  Officer  of  the  Borrower  as  to  its  financial  performance,   in
substantially the form attached hereto as Exhibit I.

                  "Permitted Acquisition Documents" shall mean all documents executed by Holdco, the Borrower or any of the Subsidiary Guarantors in connection with a Permitted Acquisition or a Permitted Investment.

                  "Permitted Acquisitions" shall mean Acquisitions made by the Borrower or any of the Designated Subsidiaries as and to the extent permitted under Section 8.5 hereof.

                  "Permitted  Canadian  Investments"  shall mean,  collectively,
Acquisitions   of,  and  Investments  in,  Canadian   Subsidiaries  and  Foreign
Investments, which Foreign Investments are Persons organized under the laws of

Canada, made by the Restricted Group (directly or indirectly) after the Agreement Date in an aggregate amount not to exceed during the term of this Agreement the sum of (a) $10,000,000, plus (b) the amount of any New Affiliated Equity to the extent allocated solely to this purpose.

                  "Permitted Debt" shall mean Indebtedness permitted to be incurred and to remain outstanding by Holdco, the Borrower and the Designated Subsidiaries, pursuant to Section 8.1 hereof.

                  "Permitted   Dispositions"   shall  mean  the  sale  or  other
disposition of Assets by the Borrower or any of the Designated Subsidiaries as and to the extent permitted under Section 8.5 hereof.

                  "Permitted  High-Yield  Securities" shall mean,  collectively,
(a) preferred equity securities issued by the Borrower or Holdco, and (b) other debt securities issued by Holdco (including, without limitation, any debt securities convertible into Equity Interests of Holdco), as an "add-on" under the Holdco Notes Indentures or otherwise, upon the Borrower's demonstration to the Lead Arrangers of pro forma compliance with this Agreement through the Final Maturity Date; provided, however, that if such equity securities are issued by the Borrower, such equity securities shall have no creditor-like rights or remedies; provided further, however, that in each case, the terms and conditions of such securities (i) shall not be substantially more onerous (taken as a whole) on Holdco or the Borrower than the terms of the Holdco Notes Indentures (except for an increase in the interest rate payable thereon to the extent provided in clauses (ii)(A)(II) and (ii)(B) below); and (ii) shall provide, among other things, that (A) in the case of discount notes, neither dividends nor interest shall be payable (I) in cash at any time prior to the third anniversary of the Agreement Date or (II) at a coupon no greater than fifteen percent (15%); (B) in the case of any such debt or equity securities with a cash pay component thereof, the aggregate principal amount thereof and the interest or dividend rate applicable thereto shall be no greater than the principal amount and/or the interest or dividend rate with respect to which the Borrower shall have provided the Credit Parties with revised Projections, satisfactory to the Lead Arrangers, assuming issuance of such Permitted High-Yield Securities and taking into account any Restricted Payments permitted to be made to make interest or dividend payments with respect to such Permitted High-Yield Securities and demonstrating pro forma compliance with this Agreement through the Final Maturity Date; and (C) such securities shall have no required cash redemptions (other than customary change of control and asset sale redemption provisions) or principal maturities prior to the day after the first anniversary of the Final Maturity Date.

                  "Permitted Investments" shall mean Investments described in and permitted to be made under Section 8.2 hereof.

                  "Permitted Liens" shall mean, as applied to any Person:

                  (a) Any Lien in favor of the Collateral Agent given to secure the Obligations;

                  (b) (i) Liens on real estate for real estate taxes not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims not yet delinquent or the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto;

                  (c) Liens of landlords, carriers, warehousemen, mechanics, laborers, vendors (solely to the extent arising by operation of law) and materialmen and other statutory Liens incurred in the ordinary course of business for sums that are not more than sixty (60) days delinquent in accordance with their terms or that are being diligently contested in good faith, if reserves or appropriate provisions shall have been made therefor;

                  (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance or other social security programs;

                  (e) Easements, rights-of-way, restrictions, survey exceptions, zoning, land use and environmental restrictions, and other similar encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of such Person or materially detract from the utility or value of such real property, or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person;

                  (f)      the Nextel Subordinated Lien;

                  (g) Liens securing conditional sale, rental or purchase money obligations permitted to be incurred pursuant to Section 8.1(i) hereof, but only in the property that is the subject of such obligation;

                  (h) Liens granted to secure the performance of letters of credit, bids, tenders, contracts, leases, public or statutory obligations, surety, customs, appeal and performance bonds and other similar obligations incurred in the ordinary course of business and not incurred in connection with the borrowing of money;

                  (i) leasehold and license rights and interests granted to third parties in respect of the Tower Assets;

                  (j) Liens in favor of the Borrower or any wholly owned Restricted Subsidiary of the Borrower, and Liens of any Domestic SpectraSite Mexico Subsidiary or any Foreign SpectraSite Mexico Subsidiary in favor of any wholly owned Domestic SpectraSite Mexico Subsidiary or any wholly owned Foreign SpectraSite Mexico Subsidiary, and Liens of any Foreign Subsidiary (other than any Canadian Subsidiary) in favor of any wholly owned Foreign Subsidiary (other than any Canadian Subsidiary), and Liens of any Canadian Subsidiary in favor of any wholly owned Canadian Subsidiary;

                  (k) any interest in or title of a lessor to any property subject to a Capitalized Lease Obligation permitted to be incurred pursuant to
Section 8.1(b) hereof;

                  (l) normal provisions in agreements and leases that restrict the assignment of such agreement or lease;

                  (m) negative pledges and other agreements not to create Liens contained in the Holdco Notes Indentures, any Permitted High Yield Securities and any other Permitted Debt;

                  (n) Liens on Tower Sites leased by the Borrower or any of the Designated Subsidiaries granted by the fee owner thereof;

                  (o) rights of first refusal, options and related rights set forth in any Tower Site Lease Agreement or Tower Space Lease Agreement;

                  (p) in the case of Holdco, Liens granted by Holdco on the Equity Interests owned by Holdco in any of its Subsidiaries (other than the Borrower and the Designated Subsidiaries);

                  (q) normal and customary rights of set-off upon deposits of cash in favor of banks and other depository institutions;

                  (r) Liens attaching to cash earnest money deposits made in connection with any letter of intent or purchase agreement entered into in connection with a Permitted Acquisition;

                  (s)      judgment Liens not giving rise to an Event of Default
; and

                  (t) Liens on the property or assets of a Person that becomes a Designated Subsidiary, or on any property or assets of another Person acquired by the Borrower or any Designated Subsidiary, in each case after the Agreement Date, provided that (i) such Liens existed at the time such Person became a Designated Subsidiary or at the time such property or assets were acquired, as applicable, and were not created, incurred or assumed in anticipation of such acquisition, (ii) any such Lien of a Person that becomes a Designated Subsidiary is not expanded to cover any property or assets of such Person acquired after the time such Person became a Designated Subsidiary (other than proceeds of the existing collateral in accordance with the instrument creating such Lien), (iii) any such Lien does not extend to any property or assets owned by the Borrower or any of the other Designated Subsidiaries or any other property or assets of the Designated Subsidiary acquiring the property or assets subject to such Lien, and
(iv) the aggregate fair market value of property and assets subject to all such Liens shall not at any time exceed $10,000,000 during the term of this Agreement.

                  "Permitted Mexican Investments" shall mean, collectively, Investments made after the Agreement Date by the Restricted Group (directly or indirectly) in SpectraSite Mexico in an amount not to exceed, in the aggregate during the term of this Agreement, the sum of (a) $50,000,000, plus (b) the amount of any New Affiliated Equity to the extent allocated solely to this purpose.

                  "Person" shall mean an individual, corporation, limited liability company, association, partnership, joint venture, trust or estate, an unincorporated organization, a government or any agency or political subdivision thereof, or any other entity.

                  "Plan" shall mean, with respect to any Person, an employee benefit plan within the meaning of Section 3(3) of ERISA sponsored or maintained by or contributed to by such Person for the benefit of employees of such Person, but excluding any Multiemployer Plan.

                  "Prime Rate" shall mean, at any time, the rate of interest adopted by the Administrative Agent as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by the Administrative Agent as its "prime rate." The Prime Rate is not necessarily the lowest rate of interest charged to borrowers of the Administrative Agent or its Affiliates.

                  "Prior Credit Agreement" shall have the meaning assigned thereto in the recitals to this Agreement.

                  "Projections" shall have the meaning set forth in Section 4.1(d) hereof.

                  "Property" shall mean any real property or personal property, plant, building, facility, structure, underground storage tank or unit, equipment, inventory or other asset owned, leased or operated by Borrower or any of the Designated Subsidiaries (including, without limitation, any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

                  "Purchase Price" shall mean, with respect to each Permitted Acquisition and each Permitted Disposition, the total consideration payable in connection with such Permitted Acquisition or Permitted Disposition, as the case may be, whether payable in cash, securities, by a note or other property, or by the assumption of Indebtedness (including, without limitation, all forms of deferred compensation, such as non-compete, consulting and similar agreements).

                  "Real Estate Side Letter" shall mean that certain Letter Agreement, dated as of the Original Closing Date, from Nextel and agreed to by Tower Parent Corp., Tower Merger Vehicle, Inc., TAS, each of the Nextel Tenants, the Borrower, Holdco and SHI Merger Sub, Inc.

                  "Register" shall have the meaning assigned thereto in Section 13.5(d) hereof.

                  "Reportable Event" shall have the meaning set forth in Section 4043 of ERISA, other than an event for which the reporting requirement has been waived by regulations promulgated under such Section.

                  "Request for Advance" shall mean a certificate designated as a "Request for Advance," signed by an Authorized Signatory of the Borrower requesting an Advance (other than a Swing Loan) hereunder, which shall be in substantially the form of Exhibit J attached hereto and shall, among other things, (a) specify the date of the Advance, which shall be a Business Day, the amount of the Advance, the type of Advance, and, with respect to a Eurodollar Advance, the Eurodollar Advance Period selected by the Borrower, (b) state that there shall not exist, on the date of the requested Advance both before and after giving effect thereto, any Default or Event of Default, and (c) the use of the proceeds of the Advance being requested.

                  "Request for Issuance of Letter of Credit" shall mean any certificate signed by an Authorized Signatory of the Borrower, which certificate will be denominated a "Request for Issuance of Letter of Credit" and shall be in substantially the form attached hereto as Exhibit K, and shall, among other things, (a) specify the beneficiary of the proposed Letter of Credit, the purpose of the Letter of Credit, the proposed date of issuance of the Letter of Credit, which shall be a Business Day, and the documents which must be presented to draw under such Letter of Credit (including, without limitation, any documents which the Issuing Bank may require), (b) include, as an attachment, a Letter of Credit Application, and (c) state that there shall not exist, on the date of the request and after giving effect to the issuance of the Letter of Credit, any Default or Event of Default hereunder.

                  "Restricted Group" shall mean, collectively, the Borrower and the Restricted Subsidiaries.

                  "Restricted Investments" shall mean direct or indirect minority Investments by the Borrower in the Equity Interests of Persons (other than Concourse Communications or any Domestic SpectraSite Mexico Investments) organized under the laws of the United States or any state thereof or the District of Columbia, to the extent not designated by the Borrower as Unrestricted Investments.

                  "Restricted Payment" shall mean (a) any direct or indirect distribution, dividend, redemption or other payment to any Person on account of any Equity Interests or other securities of the Borrower or any of the Designated Subsidiaries; (b) any payment of principal of or interest on any Indebtedness of any of the Borrower or any of the Designated Subsidiaries in favor of any Affiliate other than pursuant to this Agreement or the other Loan Documents; or (c) any payment under any management or consulting agreement or other similar agreement or arrangement with an Affiliate of the Borrower not entered into in the ordinary course of business.

                  "Restricted Purchase" shall mean any payment on account of the purchase, redemption or other acquisition or retirement of any Equity Interests or other securities of the Borrower or any of the Designated Subsidiaries, including, without limitation, any warrants or other rights or options to acquire Equity Interests of the Borrower or any of the Designated Subsidiaries.

                  "Restricted Subsidiaries" shall mean the direct or indirect Subsidiaries of the Borrower (other than Concourse Communications and any Domestic SpectraSite Mexico Subsidiaries) organized under the laws of the United States or any state thereof or the District of Columbia to the extent not designated by the Borrower as Unrestricted Subsidiaries.

                  "Revolving Commitment" shall mean the several obligations of certain of the Lenders to advance the sum of up to $350,000,000 to the Borrower in accordance with their respective Revolving Commitment Ratios and as reduced from time to time, all pursuant to the terms hereof.

                  "Revolving Commitment Ratio" shall mean, with respect to any Lender, the ratio, expressed as a percentage, of (i) the Revolving Commitment of such Lender, divided by (ii) the aggregate Revolving Commitments of all of the Lenders. As of the Agreement Date, the Revolving Commitment of each Lender is set forth on Schedule 1 to the Lender Addendum delivered by such Lender under the caption "Revolving Commitment."

                  "Revolving Loan  Availability  Date" shall mean the earlier of
(a) the date on which at least fifty percent (50%) of the Tranche A Commitment shall be funded and (b) the Tranche A Commitment Reduction Date.

                  "Revolving Loans" shall mean, collectively, the amount advanced by certain of the Lenders to the Borrower under the Revolving Commitment, not to exceed the amount of the Revolving Commitment, and evidenced by the Revolving Notes.

                  "Revolving Notes" shall mean those certain revolving promissory notes in the aggregate original principal amount of $350,000,000, one issued by the Borrower to each of the Lenders issuing a Revolving Commitment in accordance with each such Lender's Revolving Commitment Ratio, each one substantially in the form of Exhibit L attached hereto, and any extensions, modifications, renewals or replacements of or amendments to any of the foregoing.

                  "Sales Transaction" shall have the meaning assigned thereto in the definition of "Net Cash Proceeds".

                  "SBC" shall mean SBC Communications, Inc., a Delaware orporation.


                  "SBC Agreement to Sublease" shall mean that certain Agreement to Sublease dated August 25, 2000, among SBC Wireless (for itself and on behalf of the Sublessor Entities referred to therein), Holdco and STI, as amended by Amendment No. 1 thereto dated as of December 14, 2000.

                  "SBC Build-to-Suit Agreement" shall mean that certain Agreement to Build To Suit dated as of December 14, 2000, among SBC Wireless (for itself and as agent for certain "SBCW Parties" referred to therein), Holdco and the Borrower.

                  "SBC Lease Documents" shall mean, collectively, (a) the SBC Agreement to Sublease, (b) the SBC Build-to-Suit Agreement, (c) the SBC Sublease, and (d) all other documents executed by Holdco, the Borrower or any of the Subsidiary Guarantors in connection with the SBC Transaction.

                  "SBC Sublease" shall mean that certain Lease and Sublease dated December 14, 2000, among SBC Wireless, SBC Tower Holdings (for itself and on behalf of the "SBCW Group Members" referred to therein), Holdco and STI.

                  "SBC Tenants" shall mean, collectively, SBC Tower Holdings and those legal entities which own or lease the tower assets leased to STI under the SBC Lease Documents, those Persons which, directly or indirectly, control, are controlled by or under common control with SBC Wireless, and those Persons with respect to which SBC Wireless owns, directly or indirectly, at least fifty percent (50%) of the Equity Interests thereof that is at the time entitled to vote in the election of the board of directors thereof or which SBC Wireless otherwise controls, which in each case are signatories to the SBC Sublease. For purposes of this definition, "control" shall mean the ownership, directly or indirectly, of sufficient voting shares of an entity, or otherwise the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, or the power to veto major policy decisions of any such entity, whether through the ownership of voting securities, by contract or otherwise.

                  "SBC Tower Holdings" shall mean SBC Tower Holdings LLC, a Delaware limited liability company and an Affiliate of SBC.

                  "SBC Towers" shall mean the Towers leased by STI in connection with the SBC Transaction or constructed pursuant to the SBC Build-to-Suit Agreement, and in any case having an SBC Tenant as the anchor tenant with respect thereto.

                  "SBC Transaction" shall mean the leasing by STI from SBC Tower Holdings of the economic rights with respect to certain Tower Assets pursuant to the terms and conditions of the SBC Lease Documents for an aggregate amount payable in cash and Equity Interests in a series of closings and with a cash amount not to exceed $985,000,000.

                  "SBC Wireless" shall mean SBC Wireless, LLC, a Delaware limited liability company (as successor in interest to SBC Wireless, Inc., a Delaware corporation) and an Affiliate of SBC.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Security Agreement" shall mean that certain Amended and Restated Security Agreement between the Borrower and the Collateral Agent, for the benefit of the Credit Parties, dated as of the Agreement Date, in substantially the form of Exhibit M attached hereto.

                  "Security Documents" shall mean, without limitation, the Security Agreement, the Borrower Pledge Agreement, all Intellectual Property
Security Agreements, all Assignments of Acquisition Documents, the Subsidiary Guaranty, the Subsidiary Pledge Agreement, the Subsidiary Security Agreement, the Holdco Pledge Agreement, all Mortgages, all Non-Disturbance Agreements, and any other agreement or instrument providing Collateral for the Obligations, whether now or hereafter in existence, and any filings, instruments, agreements, and documents related thereto or to this Agreement, and providing the Collateral Agent with Collateral for the Obligations.

                  "Security Interest" shall mean all Liens in favor of the Collateral Agent created hereunder or under any of the Security Documents.

                  "Senior Credit Parties" shall have the same meaning as "Credit Parties," as defined herein.

                  "Senior   Commitments"   shall   have  the  same   meaning  as
"Commitments," as defined herein.

                  "Senior   Obligations"   shall   have  the  same   meaning  as
"Obligations," as defined herein.

                  "Shared Tenant Infrastructure Sites" shall mean those sites constructed within enclosed areas, including, but not limited to, office buildings, casinos, stadiums, shopping malls, airports and tunnels, and capable of providing licensed or unlicensed wireless services within such enclosed areas.

                  "SPC" shall have the meaning assigned thereto in Section 13.5(k).

                  "SpectraSite Mexico" shall mean, collectively, any direct or indirect Subsidiary of the Borrower or other Person in which the Borrower has a direct or indirect Investment, that in either case owns Towers, Tower Sites or

Shared Tenant Infrastructure Sites located in Mexico or conducts a primary portion of its tower management business in Mexico, and which has not been designated by the Borrower as an Unrestricted Subsidiary or an Unrestricted Investment.

                  "STI" shall mean Southern Towers, Inc., a Delaware corporation and a wholly owned Restricted Subsidiary of the Borrower.

                  "Subsidiary" shall mean, as applied to any Person, any corporation of which more than fifty percent (50%) of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership or other entity of which more than fifty percent (50%) of the outstanding partnership or other equity interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

                  "Subsidiary Guarantors" shall mean, collectively, each of the Restricted Subsidiaries and, to the extent constituting a Designated Subsidiary hereunder, each of the Domestic SpectraSite Mexico Subsidiaries.

                  "Subsidiary Guaranty" shall mean that certain Amended and Restated Subsidiary Guaranty Agreement issued by each Subsidiary Guarantor in favor of the Collateral Agent, for the benefit of the Credit Parties, dated as of the Agreement Date, in substantially the form of Exhibit N attached hereto, and any similar guaranty or any guaranty supplement delivered pursuant to
Section 6.15 hereof.

                  "Subsidiary Pledge Agreement" shall mean that certain Subsidiary Pledge Agreement among each Subsidiary Guarantor holding any Equity Interests in any Designated Subsidiary or Restricted Investment, and the Collateral Agent, for the benefit of the Credit Parties, dated as of the Agreement Date, in substantially the form of Exhibit O attached hereto, and any similar pledge agreement or any pledge agreement supplement delivered pursuant to Section 6.15 hereof.

                  "Subsidiary Security Agreement" shall mean that certain Amended and Restated Subsidiary Security Agreement among the Subsidiary Guarantors and the Collateral Agent, for the benefit of the Credit Parties, dated as of the Agreement Date, in substantially the form of Exhibit P attached hereto, and any similar security agreement or any security agreement supplement delivered pursuant to Section 6.15 hereof.

                  "Swing Loan Committed Amount" shall mean $10,000,000.

                  "Swing Loans" shall mean revolving loans made to the Borrower by the Swing Loan Lender from time to time for the Swing Loan Lender's account, which revolving loans shall be made in accordance with Sections 2.1(b) and 2.15.

                  "Swing   Loan   Lender"   shall   mean  any   Lender   or  the
Administrative Agent as agreed to at any time by the Borrower, the Administrative Agent and, if applicable, such Lender, in either case as designated in accordance with this Agreement, in its capacity as Swing Loan Lender under this Agreement. The initial Swing Loan Lender shall be The Bank of New York.

                  "Swing Loan Note" shall mean that certain Swing Loan Note dated as of the Agreement Date, in the principal amount of $10,000,000, issued by the Borrower to the Swing Loan Lender, substantially in the form of Exhibit Q attached hereto, and any amendments, replacements, extensions or renewals thereof.

                  "Swing  Loan  Request"  shall  have the  meaning  set forth in
Section 2.15(a)(i).

                  "Syndication Agent" shall mean CSFB.

                  "TAS" shall mean Tower Asset Sub, Inc., a Delaware corporation and a wholly owned Restricted Subsidiary of the Borrower.

                  "Taxes" shall have the meaning set forth in Section 2.9(b) hereof.

                  "Term Loans" shall mean, collectively, the Tranche A Loans and the Tranche B Loans.

                  "Term Notes" shall mean the Tranche A Notes and the Tranche B Notes.

                  "Total Interest Coverage Ratio" shall mean, on any calculation date, for the Borrower and the Designated Subsidiaries, on a consolidated basis, the ratio of (a) Annualized EBITDA as at such date, to (b) cash Total Interest Expense for the immediately preceding four (4) fiscal quarter period.

                  "Total Interest Expense" shall mean, for any period, the sum of (a) Borrower Interest Expense, (b) the amount of any Restricted Payments made by the Borrower or any of the Designated Subsidiaries to Holdco during such period for the purpose of making payments of interest or dividends in respect of the Holdco Notes or any other Permitted High-Yield Securities, and (c) the amount of any Restricted Payments made by the Borrower during such period for the purpose of making payments of dividends in respect of any Permitted High-Yield Securities of the Borrower.

                  "Tower" shall mean any communications tower owned, leased or managed by the Borrower or any of the Designated Subsidiaries.

                  "Tower Assets" shall mean assets and businesses constituting Tower Sites, Shared Tenant Infrastructure Sites, Towers or "build to suit" businesses owned by the Borrower or any Designated Subsidiary, and any and all Assets relating thereto (including, without limitation, tower structures, concrete pads, tower lighting and fences, interests in real property related thereto, third party tenant leases and permits and documents related thereto).

                  "Tower Operations" shall mean the ownership, leasing, management, shared tenant infrastructure, "build-out" and construction businesses of the Borrower and the Designated Subsidiaries relating to the Towers.

                  "Tower Parent Corp." shall mean Tower Parent Corp., a Delaware corporation.

                  "Tower Site" shall mean each parcel of real property, owned, leased or managed by the Borrower or any of the Designated Subsidiaries pursuant to a Tower Site Lease Agreement or a Tower Site Management Agreement, on which the Borrower or any of the Designated Subsidiaries owns, operates or maintains a Tower.

                  "Tower Site Lease Agreement" shall mean each lease or sublease for real property to which the Borrower or any of the Designated Subsidiaries is a party pursuant to which the Borrower or such Designated Subsidiary leases or subleases a Tower Site.

                  "Tower Site Management Agreement" shall mean any agreement pursuant to which the Borrower or any of the Designated Subsidiaries has the right to substantially control Tower Assets and the revenues derived from the rental or use thereof.

                  "Tower Space Lease Agreement" shall mean any lease or sub-lease agreement to which the Borrower or any of the Designated Subsidiaries is a party pursuant to which the Borrower or such Designated Subsidiary leases or sub-leases platform space on Towers and space to a third party on other communications sites and the right to use and/or benefit from related improvements.

                  "Tower Subsidiaries" shall mean, collectively, TAS, CTI, STI and each other Restricted Subsidiary that owns or leases any Towers.

                  "Tranche A Commitment" shall mean the several obligations of certain of the Lenders to advance the sum of up to $500,000,000 to the Borrower not later than the Tranche A Commitment Termination Date, in accordance with their respective Tranche A Commitment Ratios, and as reduced from time to time, all pursuant to the terms hereof.

                  "Tranche A Commitment Ratio" shall mean, with respect to any Lender, the ratio, expressed as a percentage, of (i) the Tranche A Commitment of such Lender, divided by (ii) the aggregate Tranche A Commitments of all of the Lenders. As of the Agreement Date, the Tranche A Commitment of each Lender is set forth on Schedule 1 to the Lender Addendum delivered by such Lender under the caption "Tranche A Commitment."

                  "Tranche A Commitment Reduction Date" shall mean the first anniversary of the Agreement Date.

                  "Tranche A Commitment Termination Date" shall mean the date that is eighteen (18) months after the Agreement Date.

                  "Tranche A Loans" shall mean, collectively, the amounts advanced by certain of the Lenders to the Borrower under the Tranche A Commitment, not to exceed the amount of the Tranche A Commitment, and evidenced by the Tranche A Notes.

                  "Tranche A Notes" shall mean those certain term notes in the aggregate original principal amount of $500,000,000, one issued by the Borrower to each of the Lenders issuing a Tranche A Commitment in accordance with each such Lender's Tranche A Commitment Ratio, each one substantially in the form of Exhibit R attached hereto, and any extensions, modifications, renewals or replacements of or amendments to any of the foregoing.

                  "Tranche B Commitment" shall mean the several obligations of certain of the Lenders to advance the sum of up to $450,000,000 to the Borrower on the Agreement Date in accordance with their respective Tranche B Commitment Ratios, all pursuant to the terms hereof.

                  "Tranche B Commitment Ratio" shall mean, with respect to any Lender, the ratio, expressed as a percentage, of (i) the Tranche B Commitment of such Lender, divided by (ii) the aggregate Tranche B Commitments of all of the Lenders. As of the Agreement Date, the Tranche B Commitment of each Lender is set forth on Schedule 1 to the Lender Addendum delivered by such Lender under the caption "Tranche B Commitment."

                  "Tranche B Loans" shall mean, collectively, the amount advanced by certain of the Lenders to the Borrower under the Tranche B Commitment, not to exceed the amount of the Tranche B Commitment and evidenced by the Tranche B Notes.

                  "Tranche B Notes" shall mean those certain term notes in the aggregate original principal amount of $450,000,000, one issued by the Borrower to each of the Lenders issuing a Tranche B Commitment in accordance with each such Lender's Tranche B Commitment Ratio, each one substantially in the form of Exhibit S attached hereto, and any extensions, modifications, renewals or replacements of or amendments to any of the foregoing.

                  "Transferee"  shall  have  the  meaning  assigned  thereto  in
Section 13.5(e) hereof.

                  "Unfunded Commitment Percentage" shall mean, as of the end of any quarter, the percentage equivalent of a fraction, the numerator of which is equal to the sum of the average daily amount during such quarter, without duplication, of (a) the Revolving Commitment, less the aggregate principal amount of Revolving Loans outstanding, less the L/C Obligations outstanding, less the aggregate principal amount of Swing Loans outstanding, and (b) the Unfunded Tranche A Commitment, and the denominator of which is equal to the average daily amount during such quarter of the sum of (i) the Revolving Commitment and (ii) (x) prior to the Tranche A Commitment Termination Date, the Tranche A Commitment, and (y) after the Tranche A Commitment Termination Date, the principal amount of the Tranche A Loans outstanding.

                  "Unfunded Commitments" shall mean, as of any date of determination, the sum of (a) the Revolving Commitment, less the aggregate principal amount of Revolving Loans outstanding, less the L/C Obligations outstanding, less the aggregate principal amount of Swing Loans outstanding, (b)
(i) as of any date of determination from the Agreement Date to the Tranche A Commitment Termination Date, the Tranche A Commitment less the aggregate principal amount of Tranche A Loans made from the Agreement Date to such date of determination, or (ii) as of any date of determination after the Tranche A Commitment Termination Date, zero (0), and (c) the undrawn amount of all Incremental Facility Commitments.

                  "Unfunded Tranche A Commitment" shall mean, as of any date of determination, the amount of the Tranche A Commitment less the aggregate principal amount of the Tranche A Loans then outstanding.

                  "Uniform Customs" shall mean the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended, supplemented or otherwise modified from time to time and, if applicable, the rules of the "International Standby Practices 1998" (ISP98), as the same may be revised from time to time.

                  "Unrestricted   Group"   shall   mean,    collectively,    the
Unrestricted Subsidiaries and the Unrestricted Investments.

                  "Unrestricted Investments" shall mean, collectively, direct or indirect minority Investments by the Borrower in the Equity Interests of Persons (other than Concourse Communications, any Domestic SpectraSite Mexico Investments, any Foreign SpectraSite Mexico Investments, Foreign Investments or Restricted Investments) and which have been designated by the Borrower as "Unrestricted Investments" pursuant to Section 6.17(a) hereof.

                  "Unrestricted Subsidiaries" shall mean the direct or indirect Subsidiaries of the Borrower (other than Concourse Communications, any Domestic SpectraSite Mexico Subsidiaries, any Foreign SpectraSite Mexico Subsidiaries, Foreign Subsidiaries or Restricted Subsidiaries) which have been designated in writing by the Borrower as "Unrestricted Subsidiaries" pursuant to Section 6.17(a) hereof.

                  "Use of Proceeds Letter" shall mean that certain Use of Proceeds Letter, substantially in the form of Exhibit T attached hereto, delivered to the Credit Parties on the Agreement Date pursuant to Article 4 hereof.

                  "Voting Stock" shall mean all classes of Equity Interests of a Person then outstanding and normally entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers, or trustee thereof.

                  "WCAS" shall mean WCAS Capital Partners III, L.P., a Delaware limited partnership.


                  "Welsh" shall mean, collectively, Welsh, Carson, Anderson & Stowe VIII, L.P., a Delaware limited partnership, WCAS Information Partners, L.P., a Delaware limited partnership, WCAS and each of their respective individual partners.

                  "Whitney" shall mean, J. H. Whitney Mezzanine Fund, L.P., a Delaware limited partnership, Whitney Equity Partners, L.P., a Delaware limited partnership, J. H. Whitney III, L.P., a Delaware limited partnership, and Whitney Strategic Partners III, L.P., a Delaware limited partnership.

                  Each definition of an agreement in this Article 1 shall include such instrument or agreement as amended, restated, supplemented or otherwise modified from time to time, and except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where otherwise specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns. An Event of Default shall "exist", "continue" or be "continuing" until such Event of Default has been waived in writing in accordance with Section 13.12 hereof. All terms used herein which are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein. All accounting terms used herein without definition shall be used as defined under GAAP. All financial calculations hereunder shall, unless otherwise stated, be determined for the Borrower on a consolidated basis with the Designated Subsidiaries.

                                ARTICLE 2 - Loans


     Section 2.1 The Loans. Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, the Lenders have extended and agree, severally in accordance with their respective Commitment Ratios and not jointly, to make Loans to the Borrower in an aggregate principal amount not to exceed One Billion Three Hundred Million Dollars ($1,300,000,000).

               (a) The Revolving Loans. The Lenders that have issued a Revolving Commitment agree, severally in accordance with their respective Revolving Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, to lend and re-lend to the Borrower, on and after the Agreement Date, but prior to the Initial Maturity Date, amounts which, in the aggregate, do not exceed at any time the amount equal to the result of (i) the Available Revolving Commitment, less (ii) the aggregate amount of L/C Obligations then outstanding, less (iii) the aggregate principal amount of Swing Loans then outstanding. Subject to the terms and conditions hereof and prior to the Initial Maturity Date, Advances under the Revolving Commitment may be repaid and reborrowed from time to time on a revolving basis or may be continued or converted pursuant to a Notice of Conversion/Continuation as provided in Section
2.2 hereof.

               (b) The Swing Loans. Subject to the terms and conditions hereinafter set forth, including, without limitation, Section 2.15 hereof, the Swing Loan Lender, in its individual capacity, agrees to make Swing Loans to the Borrower from time to time on and after the Agreement Date, but prior to the Initial Maturity Date; provided, however, that (i) the aggregate principal amount of Swing Loans outstanding at any time shall not exceed the Swing Loan Committed Amount, and (ii) the sum of (A) the aggregate principal amount of Revolving Loans outstanding, plus (B) the aggregate amount of L/C Obligations outstanding, plus (C) the aggregate principal amount of Swing Loans outstanding shall not at any time exceed the Available Revolving Commitment. Swing Loans hereunder may be repaid and reborrowed from time to time in accordance with the provisions hereof.

               (c) The Tranche A Loans. The Lenders that have issued a Tranche A Commitment, severally in accordance with their respective Tranche A Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, agree to lend to the Borrower, on and after the Agreement Date and on or prior to the Tranche A Commitment Termination Date, in multiple Advances, an aggregate amount not to exceed the Tranche A Commitment. After the Agreement Date, Advances under the Tranche A Commitment may be continued or converted pursuant to a Notice of Conversion/Continuation as provided in Section 2.2 hereof; provided, however, there shall be no increase in the aggregate principal amount outstanding under the Tranche A Commitment at any time after the Tranche A Commitment Termination Date. Amounts repaid under the Tranche A Commitment may not be reborrowed.

               (d) The Tranche B Loans. The Lenders that have issued a Tranche B Commitment, severally in accordance with their respective Tranche B Commitment Ratios and not jointly, upon the terms and subject to the conditions of this Agreement, agree to lend to the Borrower on the Agreement Date an amount equal to the Tranche B Commitment. After the Agreement Date, Advances under the Tranche B Commitment may be continued or converted pursuant to a Notice of Conversion/Continuation as provided in Section 2.2 hereof; provided, however, there shall be no increase in the aggregate principal amount of the Tranche B

Loans outstanding at any time after the Agreement Date. Amounts repaid under the Tranche B Commitment may not be reborrowed.

               (e) The Letters of Credit. Each Issuing Bank agrees, upon the terms and subject to the conditions of this Agreement, to issue from time to time, on and after the Agreement Date, but prior to the Initial Maturity Date, for the account of the Borrower, Letters of Credit to such beneficiaries as shall be designated in writing by the Borrower to such Issuing Bank, up to the limit of the Letter of Credit Committed Amount.

     Section 2.2 Manner of Borrowing and Disbursement.


          (a) Choice of Interest Rate, Etc. Any Advance (i) under the Revolving Commitment (except with respect to Swing Loans and Advances in reimbursement of amounts advanced to beneficiaries under Letters of Credit, which Advances shall in all cases be Base Rate Advances initially) shall, at the option of the Borrower, be made as a Base Rate Advance or a Eurodollar Advance, (ii) under the Tranche A Commitment shall, at the option of the Borrower, be made as a Base Rate Advance or a Eurodollar Advance, and (iii) under the Tranche B Commitment shall, at the option of the Borrower, be made as a Base Rate Advance or a Eurodollar Advance; provided, however, that (A) if the Borrower fails to give the Administrative Agent written notice specifying whether a Eurodollar Advance is to be repaid, continued or converted on a Payment Date, such Eurodollar Advance shall be converted to a Base Rate Advance on such Payment Date, and (B) the Borrower may not select a Eurodollar Advance if, at the time of such selection, a Default or Event of Default has occurred and is continuing. All
Advances of the Loans made on the Agreement Date shall bear interest as Base Rate Advances. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 10:00 a.m. (New York time) in order for such Business Day to count toward the minimum number of Business Days required.

          (b) Base Rate Advances.

               (i) Initial and Subsequent Advances. The Borrower shall give the Administrative Agent in the case of Base Rate Advances, irrevocable prior written notice not later than 10:00 a.m. (New York time) on the date of such Advance in the form of a Request for Advance, or telephonic notice followed immediately by a Request for Advance; provided, however, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given; and provided, further, that no such notice shall be required in connection with the making of a Base Rate Advance to repay a draw under a Letter of Credit.

               (ii) Repayments and Conversions. The Borrower may (A) upon at least one (1) Business Days' irrevocable prior written notice to the Administrative Agent, repay or prepay a Base Rate Advance, or (B) upon at least three (3) Business Days' irrevocable prior written notice to the Administrative Agent in the form of a Notice of Conversion/Continuation, convert all or a portion of the principal amount thereof to one or more Eurodollar Advances. On the date indicated by the Borrower, such Base Rate Advance shall be so repaid or converted.

               (iii) Miscellaneous. Notwithstanding any term or provision of this Agreement which may be construed to the contrary, each Base Rate Advance (except any Base Rate Advance in reimbursement of amounts advanced to beneficiaries under Letters of Credit) shall be in a principal amount of at least $3,000,000 and in integral multiples of $100,000 in excess thereof, or the remaining amount of the Revolving Commitment or the Tranche A Commitment, as the case may be.

               (c) Eurodollar Advances.

                    (i) Initial and Subsequent Advances. The Borrower shall give the Administrative Agent in the case of Eurodollar Advances at least three (3) Business Days' irrevocable prior written notice in the form of a Request for Advance, or telephonic notice followed immediately by a Request for Advance; provided, however, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given. The Borrower shall promptly notify the Administrative Agent by telephone or telecopy, and shall immediately confirm any such telephonic notice in writing, of its selection of a Eurodollar Advance and Eurodollar Advance Period for such Advance; provided, however, that the Borrower's failure to confirm any such telephonic notice in writing shall not invalidate any notice so given.

                    (ii) Repayments, Continuations and Conversions. At least three (3) Business Days prior to each Payment Date for a Eurodollar Advance, the Borrower shall give the Administrative Agent written notice in the form of a Notice of Conversion/Continuation specifying whether all or a portion of such Eurodollar Advance outstanding on such Payment Date (A) is to be continued in whole or in part as a new Eurodollar Advance, in which case such notice shall also specify the Eurodollar Advance Period for such new Eurodollar Advance, (B) is to be converted in whole or in part to a Base Rate Advance, or (C) is to be repaid and not continued or converted. Upon such Payment Date, such Eurodollar Advance will, subject to the provisions hereof, be so repaid, continued or converted, as applicable. If the Borrower fails to give the Administrative Agent written notice specifying whether a Eurodollar Advance is to be repaid, continued or converted on a Payment Date, such Eurodollar Advance shall be converted to a Base Rate Advance on such Payment Date.

                    (iii) Miscellaneous. Notwithstanding any term or provision of this Agreement which may be construed to the contrary, each Eurodollar Advance shall be in a principal amount of at least $5,000,000 and in integral multiples of $100,000 in excess thereof, and at no time shall the aggregate number of all Eurodollar Advances outstanding exceed twenty (20).

          (d) Notification of Lenders. Upon receipt of a Request for Advance or a notice from the Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, or a request by the Issuing Bank for reimbursement under Section 2.14 hereof, or a request or a deemed request by the Swing Loan Lender for repayment of any outstanding Swing Loans under Section 2.15(b) hereof, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof and the amount of such Lender's portion of the Advance. Each Lender shall, not later than 1:00 p.m. (New York time) on the date of borrowing specified in such notice, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of its portion of any Advance which represents an additional borrowing hereunder in immediately available funds.

               (e) Disbursement.

                         (i) Prior to, with respect to Base Rate Advances,  3:00
p.m. (New York time), and, with respect to Eurodollar Advances, 2:00 p.m. (New York time), in each case on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of any applicable conditions set forth in Article 4 hereof, disburse the amounts made available to it by the Lenders in immediately available funds by (A) transferring the amounts so made available by wire transfer pursuant to the Borrower's instructions, (B) in the case of an Advance representing the reimbursement of the Issuing Bank for a draw under a Letter of Credit, transferring such amount to the Issuing Bank, or (C) in the absence of such instructions referred to in clause (A) above and so long as the provisions of clause (B) above do not apply to the requested Advance, crediting the amounts so made available to the account of the Borrower maintained with the Administrative Agent.

                         (ii)  Unless  the   Administrative   Agent  shall  have
received notice from a Lender, prior to 1:00 p.m. (New York time) on the date of any Advance that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Advance, the Administrative Agent may assume that such Lender, has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may, in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent a Lender does not make such ratable portion available to the Administrative Agent, such Lender, agrees to repay to the Administrative Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate.

                         (iii) If such Lender shall repay to the  Administrative
Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Administrative Agent, together with interest thereon. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.

                         (iv) In the event that,  at any time when the  Borrower
is not in Default, a Lender for any reason fails or refuses to fund its portion of an Advance, then, until such time as such Lender has funded its portion of such Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Advance, such non-funding Lender shall not have the right (A) to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document and, with respect to any such Lender, the amount of the Revolving Commitment and Term Loans, as applicable, or Loans, as applicable, held by such Lender shall not be counted as outstanding for purposes of determining "Majority Lenders" hereunder, and (B) to receive payments of principal, interest or fees from the Borrower in respect of its unfunded portion of Advances. Notwithstanding the foregoing, within sixty (60) days of the failure by any Lender to fund its portion of an Advance, so long as no Default or Event of Default then exists, the Borrower may, in its discretion, provide a replacement lender or lenders for such non-funding Lender, which replacement lender or lenders will be subject to the approval of the Lead Arrangers, which shall not be unreasonably withheld, and the Administrative Agent, such Lender and the Borrower shall take all necessary actions to transfer the rights, duties and obligations of such non-funding Lender to such replacement lender or lenders within such sixty (60) day period (including, without limitation, the payment in full of all Obligations hereunder due to the non-funding Lender being replaced).

          (f) Automatic Payment. Unless payment is otherwise timely made by the Borrower, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, accrued interest, fees or other charges in respect of the Loans shall be deemed irrevocably to be a Request for Advance on the due date of, and in an aggregate amount required to pay, such principal, accrued interest, fees or other charges, and the proceeds of an Advance (i) under the Unfunded Tranche A Commitment, or (ii) in the event that the Tranche A Commitment is fully funded or is no longer available, under the Available Revolving Commitment, made pursuant thereto may be dispersed by way of direct payment of the relevant Obligation and shall bear interest initially as a Base Rate Advance. The Administrative Agent and the Lenders shall have no obligation to the Borrower to honor any such deemed Request for Advance, but may do so in their sole discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default.

Section 2.3       Interest.


          (a) On Base Rate Advances. Interest on each Base Rate Advance shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed and shall be payable quarterly in arrears on the last Business Day of each calendar quarter, commencing on March 31, 2001. Interest on Base Rate Advances then outstanding shall also be due and payable on the date of any repayment made on the Initial Maturity Date or the Final Maturity Date, as applicable. Interest shall accrue and be payable on each Base Rate Advance at the simple per annum interest rate equal to the sum of (A) the Base Rate and (B) the Applicable Margin in effect from time to time and as more fully set forth in
Section 2.3(f) below.

          (b) On Eurodollar Advances. Interest on each Eurodollar Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable in arrears (i) on the applicable Payment Date for such Advance, and (ii) if the Eurodollar Advance Period for such Eurodollar Advance exceeds three (3) months, interest on such Eurodollar Advance shall be due and payable in arrears on every three (3) month anniversary of such Eurodollar Advance. Interest on Eurodollar Advances then outstanding shall also be due and payable on the date of any repayment made under Sections 2.5, 2.6 or 2.7 hereof and on the Initial Maturity Date or the Final Maturity Date, as applicable. Interest shall accrue and be payable on each Eurodollar Advance at a rate per annum equal to the sum of (A) the Eurodollar Rate applicable to such Eurodollar Advance and (B) the Applicable Margin in effect from time to time and as more fully set forth in Section 2.3(f) below.


          (c) Interest if No Notice of Selection of Interest Rate. If the Borrower fails to give the Administrative Agent timely notice of the selection of a Eurodollar Advance, or if the Administrative Agent is unable to timely determine a Eurodollar Rate for any Advance, the Base Rate shall apply to such Advance. If the Borrower fails to elect to continue any Eurodollar Advance then outstanding prior to the Payment Date applicable thereto in accordance with the provisions of Section 2.2 hereof, the Base Rate shall apply to such Advance commencing on and after such Payment Date.

          (d) Interest Upon Default. Immediately upon the occurrence of an Event of Default under Section 10.1(b), (f) or (g) hereunder, interest on the Obligations shall accrue at the Default Rate applicable thereto from the date of such Event of Default. Interest accruing at the Default Rate on the Obligations shall be payable on demand and in any event on the Initial Maturity Date or the Final Maturity Date, as applicable, and shall accrue until the earliest to occur of (A) waiver of the applicable Event of Default in accordance with Section
13.12 hereof, (B) agreement by the Majority Lenders to rescind the charging of interest at the Default Rate, or (C) payment in full of the Obligations. The Lenders shall not be required to (x) accelerate the maturity of their Loans, (y) terminate their Commitments, or (z) exercise any other rights or remedies available to them under the Loan Documents in order to charge interest hereunder at the Default Rate.

          (e) Computation of Interest. In computing interest on any Advance, the date of making the Advance shall be included and the date of payment shall be excluded; provided, however, that if an Advance is repaid on the date that it is made, one (1) day's interest shall be due with respect to such Advance.

               (f) Applicable Margins for Base Rate Advances and Eurodollar Advances.

                    (i) Advances Under the Revolving Commitment or of the Tranche A Loans. With respect to any Advance under the Revolving Commitment, or any Advance of the Tranche A Loans, the Applicable Margin shall be (A) on and after the Agreement Date to and including the Adjustment Date, (x) 2.75% with respect to any Eurodollar Advance and (y) 1.50% with respect to any Base Rate Advance, and (B) after the Adjustment Date, the interest rate margin based upon the Borrower Leverage Ratio for the most recent fiscal quarter end, effective as of the second (2nd) Business Day after the financial statements referred to in
Section 7.1 hereof are delivered by the Borrower to the Administrative Agent for the fiscal quarter of the Borrower most recently ended, expressed as a per annum rate of interest as follows:


  If the Borrower Leverage Ratio is:       Then the Base Rate         Then the Eurodollar
  ---------------------------------
                                                 Advance                    Advance
                                        Applicable Margin shall    Applicable Margin shall
                                        ------------------------   -----------------------
                                                   be:                        be:
                                                   --                         --

Greater than or equal to 5.00 to 1.00             1.50%                      2.75%

Greater than or equal 4.50 to 1.00                1.25%                      2.50%
but less than 5.00 to 1.00

Greater than or equal to 4.00 to 1.00             1.00%                      2.25%
but less than 4.50 to 1.00

Greater than or equal to 3.50 to 1.00             0.75%                      2.00%
but less than 4.00 to 1.00

Less than 3.50 to 1.00                            0.50%                      1.75%


In the event that the Borrower fails to timely provide (I) the financial statements referred to above in accordance with the terms of Section 7.1 hereof or (II) the Performance Certificate referred to in Section 7.3 hereof, and without prejudice to any additional rights under Section 2.3(d) or Section 10.2 hereof, no downward adjustment of the Applicable Margin in effect for the preceding quarter shall occur until the actual delivery of such statements, and from such failure and until such delivery, the Applicable Margin shall be (x) 2.75% with respect to each Eurodollar Advance, and (y) 1.50% with respect to each Base Rate Advance.

                    (ii) Advances of the Tranche B Loans. With respect to any Advance of the Tranche B Loans, the Applicable Margin shall be (A) 3.50% per annum with respect to any Eurodollar Advance and (B) 2.25% per annum with respect to any Base Rate Advance.

          Section 2.4 Fees

               (a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent, for the benefit of each of the Lenders in accordance with their respective Revolving Commitment Ratios or Tranche A Commitment Ratios, as applicable, a commitment fee on (i) the average daily amount during each quarter ending during the period from the Agreement Date until the Initial Maturity Date of (A) the Revolving Commitment, less (B) the aggregate principal amount of Revolving Loans outstanding, less (C) the L/C Obligations outstanding, less (D) the aggregate principal amount of Swing Loans outstanding, plus (ii) the average daily amount during each quarter from the Agreement Date until the Initial Maturity Date of the amount available to be drawn under the Tranche A Commitment, at a rate of, (A) so long as the Unfunded Commitment Percentage is greater than or equal to sixty-six and two-thirds percent (66-2/3%), one and three-eighths percent (1.375%) per annum, (B) so long as the Unfunded Commitment Percentage is greater than or equal to thirty-three and one-third percent (33-1/3%) but less than sixty-six and two-thirds percent (66-2/3%), one percent (1.00%) per annum, and (C) so long as the Unfunded Commitment Percentage is less than thirty-three and one-third percent (33-1/3%), one-half of one percent (0.50%) per annum. Such commitment fees shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last Business Day of each calendar quarter, commencing on the last day of the first full fiscal quarter after the Agreement Date, shall be fully earned when due, and shall be non-refundable when paid. A final payment of any accrued and unpaid commitment fee shall also be due and payable on the Initial Maturity Date.

               (b) Letter of Credit Fee. The Borrower agrees to pay to the Administrative Agent, for the benefit of the Lenders, in accordance with their respective Revolving Commitment Ratios, a letter of credit fee equal to the Applicable Margin for Eurodollar Advances under the Revolving Commitment per annum (computed on the basis of a 360 day year for the actual number of days elapsed), of the stated amount of each Letter of Credit issued by the Issuing Bank hereunder. Such letter of credit fee shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which such Letter of Credit is outstanding and any accrued and unpaid letter of credit fees shall also be due and payable on the Initial Maturity Date. Such letter of credit fee shall be fully earned when due and nonrefundable when paid. In the event of any inconsistency between the terms of this Agreement and the terms of any letter of credit reimbursement agreements or indemnification agreements between the Borrower and the Issuing Bank with respect to Letters of Credit issued hereunder, the terms of this Agreement shall control.

               (c) Issuing Bank Fee. The Borrower agrees to pay to each Issuing Bank, for its own account, a fee in the amount of such Issuing Bank's customary fee with respect to the issuance of a Letter of Credit on the face amount of each Letter of Credit issued by such Issuing Bank hereunder, which fee shall be due and payable quarterly in arrears commencing on the last Business Day of each calendar quarter in which such Letter of Credit is outstanding. The foregoing fee shall be fully earned when due and nonrefundable when paid. In the event of any inconsistency between the terms of this Agreement and the terms of any letter of credit reimbursement agreements or indemnification agreements between the Borrower and any Issuing Bank with respect to the Letters of Credit issued by such Issuing Bank hereunder, the terms of this Agreement shall control.

               (d) Computation of Fees. In computing any fees payable under this
Section 2.4, the first day of the applicable period shall be included and the date of payment shall be excluded.

          Section 2.5 Optional Prepayment/Reduction of Commitment.

               (a) Prepayment of Advances. The principal amount of any Base Rate Advance under the Revolving Loan Commitment may be prepaid in full or in part at any time, without penalty or premium, upon not less than one (1) Business Days' prior written notice to the Administrative Agent; and the principal amount of any Eurodollar Advance under the Revolving Loan Commitment may be prepaid prior to the applicable Payment Date, without penalty or premium, upon not less than three (3) Business Days' prior written notice to the Administrative Agent, provided that the Borrower shall reimburse the Lenders and the Administrative Agent, on demand, for any loss or out-of-pocket expense incurred by any of them in connection with such prepayment of Eurodollar Advances as set forth in
Section 2.10 hereof. Each notice of prepayment given hereunder shall be irrevocable. Upon receipt of any notice of prepayment, the Administrative Agent shall promptly notify each Lender of the contents thereof by telephone or telecopy and of such Lender's portion of the prepayment.

               (b) Permanent Prepayment or Reduction.


                    (i) Terms of Prepayments or Reductions. Optional permanent prepayments of principal of the Term Loans, and permanent reductions of the Revolving Commitment hereunder, may be made at any time upon three (3) Business Days' prior irrevocable written notice to the Administrative Agent, without penalty or premium, provided that such prepayments or reductions shall be in minimum amounts of $5,000,000 and integral multiples of $1,000,000; provided, however, that if the Borrower prepays the Tranche B Loans in full on or before the second (2nd) anniversary of the Original Closing Date, the Borrower hereby agrees to pay to the Administrative Agent, on behalf of the Lenders in accordance with their respective Tranche B Commitment Ratios, a premium in an amount determined by multiplying the aggregate amount of the Tranche B Commitment by three-quarters of one percent (0.75%) with respect to such prepayment made after the first (1st) anniversary of the Original Closing Date but on or before the second (2nd) anniversary of the Original Closing Date. Notwithstanding the foregoing, the Borrower shall not be required to pay such a premium in the event that the Tranche B Loans are required to be paid in full pursuant to Section 2.6 hereof.

                    (ii)     Application     of    Payments    or    Reductions.

                         (A)  In  the  event  that  the  Borrower  shall  make a
prepayment of the Term Loans on or before the earlier of (I) the date on which the Tranche A Commitment shall have been fully funded and (II) the Tranche A Commitment Termination Date, the amount of such prepayment shall be applied to permanently reduce, on a pro rata basis, the Tranche A Commitment (which, for purposes of this sentence, shall include the aggregate principal amount of the Tranche A Loans then outstanding), the Tranche B Loans and, to the extent then outstanding, any Incremental Facility Loans which are term loans. To the extent that the amount of any prepayment made hereunder is allocable to the Tranche A Commitment pursuant to the preceding sentence, the unfunded portion of the Tranche A Commitment shall be permanently reduced by a like amount and the cash amount of such prepayment shall be applied to reduce, on a pro rata basis, the Tranche A Loans then outstanding, the Tranche B Loans then outstanding and any Incremental Facility Loans which are term loans then outstanding. In the event that the Borrower shall make a prepayment of the Term Loans after the earlier of
(A) the date on which the Tranche A Commitment  shall have been fully funded and
(B) the Tranche A Commitment Termination Date, such prepayment of the Term Loans shall permanently reduce, on a pro rata basis, the Tranche A Loans, the Tranche B Loans and, to the extent then outstanding, any Incremental Facility Loans which are term loans. Each such reduction allocated to the Tranche A Loans shall reduce, on a pro rata basis, the remaining scheduled installments of principal due under the Tranche A Loans as set forth in Section 2.6(b)(ii) hereof. Each such reduction allocated to the Tranche B Loans shall reduce, on a pro rata basis, the remaining scheduled installments of principal due under the Tranche B Loans as set forth in Section 2.6(c) hereof. Each such reduction of the Incremental Facility Loans which are term loans shall be allocated to such Incremental Facility Loans, on a pro rata basis, to the remaining scheduled installments of principal due in respect of such Incremental Facility Loans. Each prepayment hereunder of any Eurodollar Advances shall also be made together with accrued interest on the amount so prepaid.

                         (B) As of the date of  cancellation  or  reduction  set
forth in any notice thereof, the Revolving Commitment shall be permanently reduced to the amounts stated in the Borrower's notice for all purposes herein, and the Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, the amount necessary to reduce the principal amount of the Revolving Loans then outstanding to not more than the amount equal to the result of (I) the Available Revolving Commitment as so reduced, less (II) the aggregate amount of L/C Obligations then outstanding, less (III) the aggregate principal amount of Swing Loans then outstanding, together with the accrued interest on any Eurodollar Advances so prepaid. To the extent that any Incremental Facility Loans outstanding as of the date of any cancellation or reduction of the Revolving Commitment constitute revolving loans, the amount stated in the Borrower's notice of cancellation or reduction of the Revolving Commitment shall be applied to reduce, on a pro rata basis, the Revolving Commitment and the Incremental Facility Commitment applicable to such Incremental Facility Loans, and the Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, the amount necessary to reduce the principal amount of the Revolving Loans then outstanding to not more than the amount equal to the result of (I) the Available Revolving Commitment as so reduced, less (II) the aggregate amount of L/C Obligations then outstanding, less (III) the aggregate principal amount of Swing Loans then outstanding, together with the accrued interest on the amount of any Eurodollar Advances so prepaid, and the amount necessary to reduce the principal amount of the Incremental Facility Loans then outstanding which are revolving loans to not more than the amount of the Incremental Facility

Commitment applicable thereto as so reduced, together with the accrued interest on the amount of any Eurodollar Advances so prepaid.

                         (C) In connection  with any such  permanent  repayment,
the Borrower shall reimburse the Administrative Agent and the Lenders, on demand, for any loss or out-of-pocket expense incurred by any of them in connection with such repayment of any Eurodollar Advances as set forth in
Section 2.10. Upon receipt of any notice of prepayment or reduction, the Administrative Agent shall promptly notify each Lender of the contents thereof by telephone or telecopy and of such Lender's portion of the prepayment or the reduction, as applicable. Notwithstanding the foregoing, the holders of the Tranche B Loans shall have the right to decline any voluntary partial prepayment of the Tranche B Loans, in which case the amount of such prepayment shall be applied, on a pro rata basis, to prepay the Tranche A Loans and the Incremental Facility Loans which are term loans, if any, then outstanding in the manner set forth above, and thereafter, on a pro rata basis, to repay the amount of any Revolving Loans then outstanding and any Incremental Facility Loans which are revolving loans then outstanding, in each case with a corresponding permanent reduction in the amount of the Commitments applicable to such Loans.

          Section 2.6 Repayment.

(a) Revolving Commitment. Commencing on September 30, 2003, and at the end of each calendar quarter thereafter, the Revolving Commitment shall be automatically and permanently reduced by an amount equal to the percentage (for such quarter and year) as set forth below:

                                                                    Annual Percentage of
                                     Percentage of Revolving        Revolving Commitment
                                  Commitment Outstanding as of        Outstanding as of
                                    September 30, 2003 to be      September 30, 2003 to be
        Quarters Ending               Reduced Each Quarter                 Reduced
     -------------------           ---------------------------   --------------------------

September 30, 2003 through                    2.50%                         5.00%
December 31, 2003

March 31, 2004 through December               5.00%                        20.00%
31, 2004

March 31, 2005 through December               6.25%                        25.00%
31, 2005

March 31, 2006 through December               6.25%                        25.00%
31, 2006

March 31, 2007 through June 30,              12.50%                        25.00%
2007


As of the date of each reduction of the Revolving Commitment as set forth above, the Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, the amount necessary to reduce the principal amount of the Revolving Loans then outstanding to not more than the amount equal to the result of (I) the Available Revolving Commitment after giving effect to such reduction, less
(II) the aggregate amount of L/C Obligations then outstanding, less (III) the aggregate principal amount of Swing Loans then outstanding, together with the accrued interest on the amount so prepaid and the commitment fee set forth in
Section 2.4(a) accrued through the date of the reduction with respect to the amount reduced. Any unpaid principal of and accrued interest on the Revolving Loans and any other outstanding Obligations under the Revolving Commitment shall be due and payable in full on the Initial Maturity Date.

               (b) Tranche A Loans.


                    (i) Tranche A Commitment Reduction. In the event that the aggregate principal amount of Tranche A Loans outstanding as of the Tranche A Commitment Reduction Date shall not be at least fifty percent (50%) of the amount of the Tranche A Commitment as of the Agreement Date, the Tranche A Commitment shall be automatically and permanently reduced on the Tranche A
Commitment Reduction Date by an amount equal to the excess of (A) the amount equal to fifty percent (50%) of the amount of the Tranche A Commitment outstanding as of the Agreement Date, over (B) the aggregate principal amount of Tranche A Loans then outstanding. In the event that any portion of the Tranche A Commitment shall remain unfunded as of the Tranche A Commitment Termination Date, the Tranche A Commitment shall be automatically and permanently reduced on the Tranche A Commitment Termination Date by the amount of such unfunded portion.

                    (ii) Amortization of Tranche A Loans. Commencing on September 30, 2003, and at the end of each calendar quarter thereafter, the outstanding principal balance of the Tranche A Loans then outstanding shall be repaid by an amount equal to the percentage (for such quarter and year) set forth below:

                                     Percentage of Tranche A        Annual Percentage of
                                     Loans Outstanding as of           Tranche A Loans
                                    September 30, 2003 to be          Outstanding as of
        Quarters Ending               Reduced Each Quarter        September 30, 2003 to be
        ---------------               --------------------
                                                                           Reduced

September 30, 2003 through                    2.50%                         5.00%
December 31, 2003

March 31, 2004 through December               5.00%                        20.00%
31, 2004

March 31, 2005 through December               6.25%                        25.00%
31, 2005

March 31, 2006 through December               6.25%                        25.00%
31, 2006

March 31, 2007 through June 30,              12.50%                        25.00%
2007


Additionally,  the Tranche A Loans shall be repaid as may be required by Section
2.7 hereof. Any unpaid principal and interest of the Tranche A Loans and any other outstanding Obligations under the Tranche A Commitment shall be due and payable in full on the Initial Maturity Date.

               (c) Tranche B Loans. Commencing on September 30, 2003, and at the end of each calendar quarter thereafter, the outstanding principal balance of the Tranche B Loans then outstanding shall be repaid as set forth below:


                                                                    Annual Percentage of
                                  Percentage of Tranche B Loans        Tranche B Loans
                                   Outstanding as of September        Outstanding as of
        Quarters Ending           30, 2003 to be Reduced Each     September 30, 2003 to be
        ---------------              -------------------------
                                             Quarter                       Reduced

September 30, 2003 through                    0.25%                         0.50%
December 31, 2003

March 31, 2004 through December               0.25%                         1.00%
31, 2006

March 31, 2007                                0.25%                          ---

June 30, 2007                                 0.25%                          ---

September 30, 2007                           48.00%                          ---

December 31, 2007                            48.00%                          ---

Additionally,  the Tranche B Loans shall be repaid as may be required by Section
2.7 hereof. Any unpaid principal and interest of the Tranche B Loans and any other outstanding Obligations shall be due and payable in full on the Final Maturity Date.

               (d) Letter of Credit Advances and Swing Loans. All Base Rate Advances made pursuant to draws under the Letters of Credit and all Swing Loans shall be deemed to be Advances under the Revolving Commitment and shall be due and payable on the Initial Maturity Date.

               (e) Incremental Facility Loans. Any unpaid principal and interest of the Incremental Facility Loans and any other outstanding Obligations under any of the Incremental Facility Commitments shall be due and payable in full on the Incremental Facility Maturity Date applicable thereto.

          Section 2.7 Mandatory Repayments. In addition to the repayments provided for in Section 2.6 hereof, the Borrower shall, if required pursuant to this Section 2.7, prepay the Loans, without any obligation to pay any prepayment premium otherwise due, as follows:

               (a) Excess Cash Flow. Commencing with respect to the fiscal year of the Borrower ended December 31, 2003, and with respect to each fiscal year thereafter during the term of this Agreement, on or prior to April 15th of the immediately succeeding fiscal year, the Borrower shall make a prepayment of the outstanding principal amount of the Loans in an amount equal to fifty percent (50%) of Excess Cash Flow for such fiscal year; provided, however, that, in the event that the Borrower shall have maintained a Borrower Leverage Ratio less than or equal to 3.00 to 1.00 for the two (2) consecutive fiscal quarters immediately preceding the date on which any prepayment of the Loans would otherwise be due under this Section 2.7(a) for which the financial statements referred to in Section 7.1 hereof have been delivered by the Borrower to the Administrative Agent, the Borrower shall not be required to make such prepayment of the Loans. The amount of any prepayment made by the Borrower pursuant to this
Section 2.7(a) shall be applied to prepay the Loans as set forth in Section 2.7(e) below.

               (b) Disposition of Assets.

                    (i) If, after the Agreement Date, the Borrower or any of the Designated Subsidiaries shall sell, transfer or otherwise dispose of (including, without limitation, by way of condemnation or casualty) any Assets with Net Cash Proceeds in excess of $10,000,000 in the aggregate during the term of this Agreement (other than (A) the sale of obsolete equipment (other than Towers),
(B) the sale of inventory in the ordinary course of business, (C) the sale, transfer or other disposition of Assets that are replaced by property of substantially equivalent value in the ordinary course of business, (D) the sale, transfer or other disposition of any Equity Interests in any Unrestricted Subsidiary or Unrestricted Investment, (E) the lease of space on Towers in the ordinary course of business, and (F) if consummated within one (1) year after the Agreement Date, the sale of the Broadcast Services Business) one hundred percent (100%) of the Net Cash Proceeds received by the Borrower or such Designated Subsidiary from such Sales Transaction shall be applied, on the date of receipt thereof by the Borrower or such Designated Subsidiary, to prepay the Loans as set forth in Section 2.7(e) below; provided, however, that, at the Borrower's election, so long as no Default or Event of Default then exists or would be caused thereby, up to $20,000,000 of such Net Cash Proceeds received by the Borrower or any Designated Subsidiary in the aggregate during any year may be used by the Borrower or such Restricted Subsidiary to purchase or construct one or more Towers or otherwise to invest in capital assets, the aggregate Purchase Price of which does not exceed such Net Cash Proceeds (or the sum of such Net Cash Proceeds plus amounts otherwise available for Permitted Acquisitions), so long as the Borrower or such Designated Subsidiary shall have
(A) entered into a definitive contract for purchase or construction no later than six (6) months from the date of such sale or other disposition, and (B) concluded such purchase or construction within twelve (12) months from the date of such sale or other disposition.

                    (ii) In the event the Borrower elects to exercise its right to reinvest Net Cash Proceeds under Section 2.7(b)(i), the Borrower shall so notify the Administrative Agent not less than five (5) Business Days prior to the proposed date of the closing of the sale or other disposition of Assets and shall, upon its or any Designated Subsidiary's receipt of any Net Cash Proceeds with respect to such sale or other disposition of Assets, remit such Net Cash Proceeds to the Administrative Agent to reduce the outstanding principal balance of the Revolving Loans (but not the Term Loans nor the amount of the Revolving Commitment). Any amount in excess of the then outstanding balance of the Revolving Loans may be retained by the Borrower. The Borrower shall consummate the Acquisition of the Towers or other capital assets not later than twelve (12) months after the date of the applicable Sales Transaction. To the extent that the Borrower shall not have consummated any such purchase as of twelve (12) months after the date of such Sales Transaction (for whatever reason, including the occurrence of a Default or Event of Default hereunder), or the cash Purchase Price of such purchase shall be less than the Net Cash Proceeds of the applicable Sales Transaction, the Borrower shall apply such Net Cash Proceeds, or the amount of such Net Cash Proceeds remaining after giving effect to any purchases made during the twelve (12) month reinvestment period, to prepay the Loans as set forth in Section 2.7(e) below.

                    (iii) If the Borrower or the applicable Designated Subsidiary or Designated Subsidiaries shall sell, transfer or dispose of the Broadcast Services Business for Net Cash Proceeds of $100,000,000 or less in a single transaction or a series of related transactions which are consummated on or before the date which is one year after the Agreement Date, the Borrower may, so long as no Default or Event of Default then exists or would be caused thereby, elect to reinvest such Net Cash Proceeds received by the Borrower or any Designated Subsidiary to purchase or construct one or more Towers or otherwise invest in assets, the aggregate Purchase Price of which does not exceed such Net Cash Proceeds (or the sum of such Net Cash Proceeds plus amounts otherwise available for Permitted Acquisitions), so long as the Borrower or such Designated Subsidiary shall have (A) entered into a definitive contract for purchase or construction no later than six (6) months from the date of such sale or other disposition of Assets and (B) concluded such purchase or construction within twelve (12) months from the date of such sale or other disposition of Assets. If the Net Cash Proceeds from the sale, transfer or disposition of the Broadcast Services Business exceeds $100,000,000 in a single transaction or a series of related transactions which are consummated on or before the date which is one year after the Agreement Date, one hundred percent (100%) of such excess Net Cash Proceeds over $100,000,000 received by the Borrower or such Designated Subsidiary from such transaction or series of transactions shall be applied, on the date of receipt thereof by the Borrower or such Designated Subsidiary, to prepay the Loans as set forth in Section 2.7(e) below.

                    (c) Debt Issuance. If, after the Agreement Date, Holdco shall conduct any Eligible Debt Offering, and the Borrower Leverage Ratio on a pro forma basis after giving effect to such Eligible Debt Offering shall be greater than 4.50 to 1.00, the Borrower shall apply, on the date of receipt of the Net Cash Proceeds of such Eligible Debt Offering by Holdco, an amount of up to one hundred percent (100%) of the Net Cash Proceeds contributed to the Borrower or any of the Designated Subsidiaries with respect to such Eligible Debt Offering, to prepay the Loans as set forth in Section 2.7(e) hereof, to the extent necessary to cause the Borrower Leverage Ratio to be less than or equal to 4.50 to 1.00 after giving effect to such Eligible Debt Offering and such prepayment.

                    (d) Termination of SBC Transaction. If, after the Agreement Date, Holdco shall receive any amounts from SBC Wireless in connection with the termination of the SBC Lease Documents pursuant to Section 14.1 (or any similar provision) of the SBC Agreement to Sublease, Holdco shall contribute, on the date of its receipt thereof but in any event within twenty (20) days of such termination, one hundred percent (100%) of such amounts as New Affiliated Equity to the Borrower, and the Borrower shall apply one hundred percent (100%) of such amounts to prepay the Loans as set forth in Section 2.7(e) hereof.

                    (e) Application of Payments. Except as otherwise permitted in Section 2.7(b) hereof, the amount of any prepayment required to be made pursuant to this Section 2.7 shall be applied as follows: (i) first, (A) if such prepayment is made on or before the earlier of (I) the date on which the Tranche A Commitment shall have been fully funded and (II) the Tranche A Commitment Termination Date, to permanently reduce, on a pro rata basis, the Tranche A Commitment (including the aggregate principal amount of the Tranche A Loans then outstanding), the outstanding principal amount of the Tranche B Loans and, to the extent then outstanding, the outstanding principal amount of any Incremental Facility Loans which are term loans, and (B) if such prepayment is made at any time thereafter, to permanently reduce, on a pro rata basis, the outstanding principal amount of the Tranche A Loans, the Tranche B Loans and, to the extent then outstanding, any Incremental Facility Loans which are term loans, in each case with the amount allocated to the Tranche A Loans being applied to reduce, on a pro rata basis, the remaining scheduled installments of principal due under the Tranche A Loans as set forth in Section 2.6(b)(ii) hereof, and the amount allocated to the Tranche B Loans being applied to reduce, on a pro rata basis, the remaining scheduled installments of principal due under the Tranche B Loans as set forth in Section 2.6(c) hereof, and the amount allocated to the

Incremental Facility Loans being applied to reduce, on a pro rata basis, the remaining scheduled installments of principal due thereunder; and (ii) thereafter, to prepay, on a pro rata basis, the outstanding principal amount of the Revolving Loans, with a corresponding permanent reduction in the amount of the Revolving Commitment and, to the extent that any Incremental Facility Loans which are revolving loans are then outstanding, the outstanding principal amount of such Incremental Facility Loans, with a corresponding permanent reduction in the amount of the Incremental Facility Commitment applicable thereto; provided however, that if an Event of Default has occurred and is continuing at the time of any prepayment required to be made pursuant to this Section 2.7, the amount of such prepayment shall be applied to prepay, on a pro rata basis, the Term Loans, the Revolving Loans and any Incremental Facility Loans. To the extent that the amount of any prepayment made pursuant to clause (i)(A) of the preceding sentence is allocable to the Tranche A Commitment, the unfunded portion of the Tranche A Commitment shall be permanently reduced by a like amount and the cash amount of such prepayment shall be applied to reduce, on a pro rata basis, the Tranche A Loans then outstanding, the Tranche B Loans then outstanding and any Incremental Facility Loans which are term loans then outstanding. Accrued interest on the principal amount of each Eurodollar Advance of the Term Loans and the Incremental Facility Loans which are term loans being prepaid, and accrued interest on the principal amount of each Eurodollar Advance of the Tranche A Commitment, the Revolving Commitment and the amount of any Incremental Facility Commitment applicable to Incremental Facility Loans which are revolving loans being reduced, pursuant to this Section 2.7 to the date of such prepayment or reduction shall be paid by the Borrower concurrently with such principal prepayment or commitment reduction, as applicable. In connection with any mandatory repayment due under this Section 2.7, the Borrower shall reimburse the Administrative Agent and the Lenders, on demand, for any loss or out-of-pocket expense incurred by any of them in connection with such repayment of any Eurodollar Advances as set forth in Section 2.10. Notwithstanding the foregoing, the holders of the Tranche B Loans shall have the right to decline any mandatory partial prepayment of the Tranche B Loans, in which case the amount of such prepayment shall be applied, on a pro rata basis, to prepay the Tranche A Loans and the Incremental Facility Loans which are term loans, if any, then outstanding in the manner set forth above, and thereafter, on a pro rata basis, to reduce permanently the Revolving Commitment and the Incremental Facility Commitment applicable to Incremental Facility Loans which are revolving loans in the manner set forth above.

          Section 2.8 Notes; Loan Accounts.

                    (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein, and shall be evidenced by the Notes. One Revolving Note, one Tranche A Note and one Tranche B Note shall be issued by the Borrower to the order of each Lender in accordance with its Commitment Ratios with respect to such Loans. The Swing Loan Note shall be payable to the order of the Swing Loan Lender in the amount of the Swing Loan Committed Amount. If applicable, one Incremental Facility Note shall be issued by the Borrower to the order of each Incremental Facility Lender in accordance with its pro rata share of the Incremental Facility Commitments. Each Note shall be issued by the Borrower to the order of a Lender or the Swing Loan Lender, as the case may be, and shall be duly executed and delivered by one or more Authorized Signatories of the Borrower.

                    (b) Each Lender may open and maintain on its books in the name of the Borrower a loan account with respect to such Lender's portion of the Loans and interest thereon. Each Lender which opens such a loan account shall debit such loan account for the principal amount of its portion of each Advance made and accrued interest thereon and shall credit such loan account for each payment on account of principal of or interest on its Loans. The records of a Lender with respect to the loan account maintained by it shall be prima facie evidence of the Loans of such Lender and accrued interest thereon, but the failure of any Lender to maintain such records or to make any such notations, or any error or mistake in such notations, shall not affect the Borrower's repayment obligations with respect to such Loans.

          Section 2.9 Manner of Payment

                    (a) Each payment (including any prepayment) by the Borrower on account of the principal of or interest on the Loans, commitment fees, letter of credit fees and any other amount owed to any of the Credit Parties under this Agreement, any fee letters or the Notes shall be made not later than 2:00 p.m. (New York time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office, for the account of the applicable Credit Party, in Dollars in immediately available funds. Any payment received by the Administrative Agent after 2:00 p.m. (New York time) shall, solely for the purpose of calculating interest, be deemed received on the next Business Day. Receipt by the Administrative Agent of any payment hereunder at or prior to 2:00 p.m. (New York time) on any Business Day shall be deemed to constitute receipt on such Business Day. In the case of a payment for the account of a Lender, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Lender. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Credit Parties accordingly.

                    (b) The Borrower agrees to pay principal, interest, fees and all other Obligations due hereunder, under any fee letters, under the Notes, or under the other Loan Documents without set-off or counterclaim or any deduction whatsoever (including, without limitation, any deduction or withholding for present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, excluding, however, taxes attributable to any Credit Party's failure to comply with the requirements of Section 2.13(b) (but only with respect to payments to be made to such Credit Party), franchise, withholding, branch or other similar taxes, duties, fees or charges imposed on or measured by any Credit Party's net income or receipts (such non-excluded items being called "Taxes")).

                    (c) Prior to the  acceleration  of the Loans  under  Section
10.2 hereof or the Final Maturity Date (or, if applicable, the Incremental Facility Maturity Date), and other than with respect to payments made pursuant to Section 2.5 or Section 2.7 hereof (which shall, in each case, be applied as set forth therein), if some but less than all amounts due from the Borrower are received by the Administrative Agent, the Administrative Agent shall distribute such amounts in the following order of priority to the Lenders on a pro rata basis: (i) FIRST, to the payment of any fees, costs or expenses then due and payable to any of the Credit Parties hereunder or under any other Loan Document;
(ii) SECOND, to the payment of interest then due and payable on the Loans; (iii) THIRD, on a pro rata basis, to the payment of principal then due and payable on the Term Loans and any Incremental Facility Loans which are term loans; (iv) FOURTH, on a pro rata basis, to the payment of principal then due and payable on the Revolving Loans and any Incremental Facility Loans which are revolving loans, together with the principal amount of the Swing Loans; and (v) FIFTH, to the payment of all other amounts not otherwise referred to in this Section 2.9(c) then due and payable to the Credit Parties hereunder or under any other Loan Document.

                    (d) Subject to any contrary provisions in the definition of Eurodollar Advance Period, if any payment under this Agreement or any of the other Loan Documents is specified to be made on a day which is not a Business Day, it shall be made on the next Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment. Section 2.10 Reimbursement

                    (a) Whenever any Lender shall sustain or incur any losses or out-of-pocket expenses in connection with (i) failure by the Borrower to borrow any Eurodollar Advance after having given notice of its intention to borrow in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in
Article 4), (ii) prepayment of any Eurodollar Advance in whole or in part for any reason, or (iii) failure by the Borrower to prepay any Eurodollar Advance after giving notice of its intention to prepay such Advance, the Borrower agrees to pay to such Lender, upon demand, an amount sufficient to compensate such Lender for all such losses and reasonable out-of-pocket expenses resulting therefrom. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, as set forth in writing and accompanied by calculations in reasonable detail demonstrating the basis for its demand, which shall be delivered to the Borrower by the Administrative Agent on behalf of such Lender, shall be presumptively correct.

                    (b) Expenses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, repaid, not borrowed or paid, as the case may be, and the amount of the expenses subject to reimbursement hereunder shall be the excess, if any, of (i) the interest or other cost to such Lender of the deposit or other source of funding used to make any such Eurodollar Advance for the remainder of its Eurodollar Advance Period, over (ii) the interest earned (or to be earned) by such Lender upon the re-lending or other re-deployment of the amount of such Eurodollar Advance for the remainder of its putative Eurodollar Advance Period.

          Section 2.11 Pro Rata Treatment.

                    (a) Advances. Each Advance of any of the Loans from the Lenders shall be made pro rata on the basis of their respective Commitment Ratios.

                    (b) Payments Prior to Declaration of an Event of Default. Except as provided in Section 2.2(e)(iv), prior to the declaration of an Event of Default by the Administrative Agent on behalf of the Lenders under Section
10.2 hereof, each payment and prepayment of principal of the Loans, and each payment of interest on the Loans, shall be made to the Lenders pro rata on the basis of their respective Commitment Ratios. If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it in excess of its ratable share of the Loans under its Commitment Ratio with respect thereto, such Lender shall forthwith purchase from the other Lenders such participations in the applicable

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

Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded, and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this
Section 2.11(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The provisions of this Section 2.11(b) set forth the rights of the Lenders with respect to payment, and are not enforceable for the benefit of the Borrower.

                    (c) Payments Subsequent to Declaration of an Event of Default. Subsequent to the declaration of an Event of Default by the Administrative Agent on behalf of the Lenders under Section 10.2 hereof, payments and prepayments made to any of the Credit Parties, or otherwise received by any of the Credit Parties, shall be distributed as provided in
Section 10.3 hereof.

Section 2.12 Capital Adequacy. If any Lender shall have reasonably determined that the adoption (after the Agreement Date) of any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change in Applicable Law after the Agreement Date or any change after the Agreement Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any directive issued or adopted after the date hereof regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, in each case first promulgated after the Agreement Date, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's capital was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by such Lender to be material, then such Lender shall promptly notify the Borrower of such adoption, compliance, or change. Within sixty (60) days of written notice by such Lender, the Borrower shall, in its discretion, (i) provide a replacement lender or lenders for such Lender, which replacement lender or lenders will be subject to the approval of the Administrative Agent, which, so long as no Default or Event of Default shall then exist, shall not be unreasonably withheld, and the Administrative Agent, such Lender and the Borrower shall take all necessary actions to transfer the rights, duties and obligations of such Lender to such replacement lender or lenders within such sixty (60) day period (including, without limitation, the payment in full of all Obligations hereunder due to the Lender being replaced), or (ii) thereafter, from time to time upon demand by such Lender, promptly pay to such Lender such additional amounts as shall be sufficient to compensate such Lender for such reduced return, together with interest on such amount from the fourth (4th) day after the date of demand until payment in full thereof at the Base Rate plus the Applicable Margin in effect for Base Rate Advances under the Revolving Commitment; provided, however, that notwithstanding the foregoing, the Borrower shall have no obligation to provide any such replacement bank or make any such payment in the event that the first such demand in respect of any such regulatory change, request or directive regarding capital adequacy was sent by such Lender more than ninety (90) days after it became aware of the

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

applicability of such regulatory change, request or directive to the Loans. Such Lender will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise materially disadvantageous to such Lender. A certificate of such Lender setting forth the amount to be paid to such Lender by the Borrower as a result of any event referred to in this paragraph and supporting calculations in reasonable detail shall be conclusive, absent manifest error.

Section 2.13      Taxes.

                    (a) If the Borrower shall be required by Applicable Law to deduct any Taxes from or in respect of any amounts payable to the Administrative Agent or any other Credit Party hereunder or under any Note, (i) except as otherwise provided in this Section 2.13, the sum payable shall be increased ("Additional Amounts") as necessary so that, after making all required deductions (including, without limitation, deductions applicable to additional sums payable under Section 2.9(b)), the Administrative Agent or such other Credit Party, as the case may be, shall receive an amount equal to the sum it would have received had no deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law. Moreover, if any Taxes (which for purposes of the remainder of this clause
(a) shall include, but not be limited to, taxes and charges imposed on or measured by net income or receipts of any Credit Party by any jurisdiction to the extent imposed on Additional Amounts) are directly asserted against any Credit Party with respect to any payment received by such Credit Party hereunder, such Credit Party may pay such Taxes, and, except as otherwise provided in this Section, the Borrower will promptly pay such Additional Amount (including, without limitation, any penalties, interest or expenses) as is necessary in order that the net amount received and retained by such Credit Party after the payment of such Taxes (including, without limitation, any Taxes on such additional amount) shall equal the amount such Credit Party would have received and retained had no such Taxes been asserted; provided, however, such Credit Party shall promptly give written notice to the Borrower, accompanied by, to the extent provided by the relevant taxing authority, a calculation in reasonable detail of the amount demanded and evidence of the Taxes imposed on such Credit Party, after such Credit Party has actual knowledge of the imposition of any Taxes. Where notice is not given to the Borrower within ninety
(90) days after the Credit Party receives written notice of the assertion of Taxes and the Borrower does not otherwise have notice of such assertion, the Borrower shall not be required to pay penalties, additions to taxes, expenses, and interest accruing on such Taxes from the date ninety (90) days after the receipt by the Credit Party of written notice of the assertion of such Taxes until the date that the Borrower receives such notice. The Borrower shall furnish to such Credit Party within forty-five (45) days (or as soon thereafter as available) after the date the payment of any Taxes is due pursuant to Applicable Law true and correct copies of tax receipts evidencing payment by the Borrower to the extent that such receipts are issued therefor. Except as otherwise provided in this Section, if the Borrower fails to pay any Taxes that it is required to pay pursuant to the terms of this Agreement when due to the appropriate taxing authority or fail to remit to any of the Credit Parties the required receipts or other required documentary evidence, the Borrower shall indemnify the Credit Parties for any incremental Taxes, interest or penalties that may become payable by the Credit Parties primarily as a result of any such failure.

                    (b) Each Lender that is a United States person that is not a "domestic" corporation (as defined in Section 7701 of the Code) shall deliver to the Borrower and the Administrative Agent, on or prior to the Agreement Date (or, if such Lender becomes a party to this Agreement (whether by assignment or otherwise) after the Agreement Date, the date upon which such Lender becomes a party hereto) and on or prior to the first Business Day of each calendar year

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

thereafter, and from time to time thereafter as reasonably requested in writing by the Borrower, one complete, duly executed original IRS Form W-9, or any successor form thereto. Each Lender that is not a United States person within the meaning of Section 7701 of the Code (a "Foreign Lender") shall deliver to the Borrower and the Administrative Agent, on or prior to the Agreement Date (or if such Foreign Lender becomes a party to this Agreement (whether by assignment or otherwise) after the date hereof, the date upon which such Foreign Lender becomes a party hereto) and on or prior to the first Business Day of each calendar year thereafter and from time to time thereafter as reasonably requested in writing by the Borrower, either (i) two (2) complete, duly executed original IRS Forms W-8ECI, W-8IMY or W-8BEN, as appropriate, or any successors thereto, establishing that such Foreign Lender is on the date of delivery thereof entitled to receive any and all payments from the Borrower under this Agreement free from withholding of United States federal income tax or (ii) in the case of such Foreign Lender that is not legally entitled to deliver any of the forms listed in the foregoing clause (i), (A) a certificate of a duly authorized officer of such Foreign Lender to the effect that such Foreign Lender is not (I) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (II) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (III) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an "Exemption Certificate") and (B) two (2) complete, duly executed original IRS Forms W-8BEN or W-8IMY, as appropriate, or any successor thereto, certifying that such Foreign Lender is entitled to a complete exemption from United States federal withholding tax on payments of interest. Each Foreign Lender shall, from time to time, deliver updated or corrected IRS Forms W-8ECI, IRS Forms W-8IMY, IRS Forms W-8BEN or Exemption Certificates, or any successors thereto, to the Borrower and the Administrative Agent upon their expiration or obsolescence to the extent and in the manner required under United States federal tax law or after the occurrence of any event requiring a change in the most recent forms or other documents delivered by such Lender. Such Credit Party shall promptly provide written notice to the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered form or other document (or any other form or certification adopted by the IRS). The Borrower shall not be required to pay any Additional Amounts under Section 2.9(b), Section 2.13(a) or
Section 6.10(a) hereof to a Lender if such Foreign Lender (x) fails to comply with the requirements of this Section 2.13(b), (y) fails to qualify for a complete reduction or exemption of United States federal tax withholding for any reason other than a change in the United States federal tax law, or the official interpretation thereof, in each case, after the delivery of IRS Forms W-8ECI,
IRS Forms W-8IMY, IRS Forms W-8BEN or an Exemption Certificate, or any successors thereto, or (z) is treated as a "conduit entity" within the meaning of U.S. Treasury Regulations Section 1.881-3 or any successor provision. Notwithstanding the foregoing, if at the date of an assignment pursuant to which a Foreign Lender becomes a party to this Agreement, the assignor was entitled to payments under Section 2.13(a) hereof, then, to such extent, the assignee shall not be required to deliver IRS Forms W-8ECI, IRS Forms W-8IMY, IRS Forms W-8BEN or an Exemption Certificate, or any successors thereto, establishing a withholding rate for such Foreign Lender that is less than the rate the assignor was subject to, and the assignee shall be entitled to receive Additional Amounts to such extent the assignor was so entitled.

(c) Each of the Credit Parties agrees that it will, to the extent reasonable and without material cost or risk to it, (i) take all actions reasonably requested

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

by the Borrower to maintain all exemptions, if any, available to it from United States federal withholding taxes (whether available by treaty, statute, or existing administrative waiver) and (ii) otherwise cooperate with the Borrower to minimize any amounts payable by the Borrower under this Section 2.13.

                    (d) Any Credit Party that becomes aware that it is entitled to receive a refund (whether by way of a direct payment or by offset) in respect of Additional Amounts paid by the Borrower, which refund would reasonably be considered allocable to or resulting from such payment or indemnification made pursuant to this Section 2.13, shall promptly notify the Borrower of the availability of such refund and shall, within thirty (30) days after the receipt of a request from the Borrower, apply for such refund with the Borrower being responsible for any incremental costs associated with such refund request; provided, however, that (i) the Borrower shall not be entitled to any damages as a result of the failure of such Credit Party to so notify the Borrower of the availability of such refund and (ii) the Borrower shall not have the right to examine the books or records of any Credit Party. If any Credit Party receives any such refund (as described in the preceding sentence), so long as no Default or Event of Default has occurred and is continuing, it shall promptly repay the amount of such refund (together with any interest received thereon) to the Borrower; provided, however, that the Borrower, upon the request of the applicable Credit Party, shall repay the amount paid over to the Borrower in the event such Credit Party is required to repay such refund to the applicable authority.

                    (e) If the Borrower is or becomes required to pay any Additional Amounts to a Credit Party pursuant to this Section 2.13, the Borrower shall have the right, upon notice to the Administrative Agent and such Credit Party, to (i) prepay without penalty, on non-pro rata basis, all or any portion of a Loan held by such Credit Party plus all interest and Additional Amounts owing to such Credit Party as of the date of such prepayment, (ii) require such Credit Party to use reasonable efforts to designate a different lending office for funding or booking its Loan under this Agreement or to assign its rights and obligations under this Agreement to another of its offices, branches or affiliates, or (iii) require such Credit Party to effect an assignment of all of its rights and obligations under this Agreement to another Credit Party designated by the Borrower if, in the case of the foregoing clauses (ii) and
(iii), such designation or assignment (A) would eliminate or reduce amounts payable pursuant to Section 2.13 hereof in the future and (B) would not cause the imposition on such Credit Party of any additional costs or legal or regulatory burdens deemed by such Credit Party, in its reasonable judgment, to be material or otherwise disadvantageous to such Credit Party.

          Section 2.14 Letters of Credit.

                    (a) Letter of Credit Committed Amount.

                         (i) Subject to the terms and  conditions  hereof,  each
Issuing Bank, in reliance on the agreements of the L/C Participants set forth in
Section 2.14(d)(i) hereof, agrees to issue Letters of Credit denominated in Dollars for the account of the Borrower prior to the Initial Maturity Date, in such form as may be approved from time to time by such Issuing Bank; provided that no Issuing Bank shall issue any Letter of Credit if, after giving effect to such issuance, (A) the aggregate amount of the L/C Obligations would exceed the Letter of Credit Committed Amount, or (B) the sum of (I) the aggregate principal amount of Revolving Loans then outstanding, plus (II) the aggregate principal amount of Swing Loans then outstanding, plus (III) the aggregate amount of L/C

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

Obligations then outstanding,  would exceed the Available Revolving  Commitment.
Schedule 2.14 lists all of the issued and outstanding Letters of Credit as of the Agreement Date.

                         (ii) Each  Letter of Credit  shall (A) be either  (x) a
standby letter of credit issued to support obligations of the Borrower or any of the Designated Subsidiaries, contingent or otherwise, to finance the working capital and business needs of the Borrower or any of the Designated Subsidiaries in the ordinary course of business, or (y) if available to the applicable Issuing Bank, a commercial letter of credit issued in respect of the purchase of goods or services by the Borrower or any of the Designated Subsidiaries in the ordinary course of business, and (B) expire no later than the earlier of (x) the date that is twelve (12) months after the date of its issuance and (y) the fifth
(5th) Business Day prior to the Initial Maturity Date

                         (iii)  Each  Letter of Credit  shall be  subject to the
Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York or, in any case where the applicable Issuing Bank issues such Letters of Credit from an office located outside of the United States, the laws of the jurisdiction in which such office is located.

                         (iv) No Issuing  Bank shall at any time be obligated to
issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Bank or any L/C Participant to exceed any limits imposed by, any Applicable Law.

                    (b) Procedure for Issuance of Letters of Credit. The Borrower may request that an Issuing Bank issue a Letter of Credit, at any time prior to the fifth (5th) Business Day prior to the Initial Maturity Date, by delivering to such Issuing Bank at its address for notices specified herein, with a copy to the Administrative Agent, a Request for Issuance of Letter of
Credit, completed to the satisfaction of such Issuing Bank, and such other certificates, documents and other papers and information as such Issuing Bank may request. Upon receipt of any Request for Issuance of Letter of Credit, the applicable Issuing Bank will process the Letter of Credit Application accompanying such Request for Issuance of Letter of Credit, and the certificates, documents and other papers and information delivered to it in connection therewith, in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall any Issuing Bank be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of any Request for Issuance of Letter of Credit therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the applicable Issuing Bank and the Borrower. The applicable Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower and the Administrative Agent promptly following the issuance thereof.

                    (c) Fees, Commissions and Other Charges.

                         (i) The Borrower shall pay to the Administrative Agent,
for the account of each Issuing Bank and the L/C Participants, with respect to each Letter of Credit issued by such Issuing Bank hereunder, a per annum letter of credit fee as and to the extent set forth in Section 2.4(b) hereof. In addition, the Borrower shall pay to each Issuing Bank, for its own account, an issuing fee, as set forth in Section 2.4(c) hereof, with respect to each Letter of Credit issued by such Issuing Bank hereunder.

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

                         (ii) In addition to the foregoing fees and commissions,
the Borrower shall pay or reimburse each Issuing Bank for such normal and customary costs and expenses as are incurred or charged by such Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it.

                         (iii)The Administrative Agent shall, promptly following
its receipt thereof, distribute to each Issuing Bank and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this Section 2.14(c).

                    (d) L/C Participations.

                         (i) Each Issuing Bank  irrevocably  agrees to grant and
hereby grants to each L/C Participant and, to induce such Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Commitment Ratio from time to time in effect in such Issuing Bank's rights and obligations under each Letter of Credit issued by it hereunder and each Letter of Credit Application and the amount of each draft paid by such Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Bank that, if a draft is paid under any Letter of Credit for which such Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Bank upon demand at such Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's then Revolving Commitment Ratio of the amount of such draft, or any part thereof, which is not so reimbursed. If such demand is made prior to 12:00 noon (New York time) on a Business Day, such L/C Participant shall make such payment to the applicable Issuing Bank prior to the end of such Business Day and otherwise such L/C Participant shall make such payment on the next succeeding Business Day.

                         (ii)  If any  amount  required  to be  paid  by any L/C
Participant to any Issuing Bank pursuant to Section 2.14(d)(i) in respect of any unreimbursed portion of any payment made by such Issuing Bank under any Letter of Credit is not paid on the date such payment is due but is paid to such Issuing Bank within three (3) Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Bank on demand an amount equal to the product of (A) such amount, times (B) the daily average Federal Funds Rate, as quoted by the applicable Issuing Bank, times (C) a fraction, the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 2.12(d)(i) is not in fact made available to the applicable Issuing Bank by such L/C Participant within three (3) Business Days after the date such payment is due, such Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Advances hereunder. A certificate of the applicable Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                         (iii)  Whenever,  at any time after an Issuing Bank has
made payment under any Letter of Credit issued by it and has received from any L/C Participant its pro rata share of such payment in accordance with Section 2.14(d)(i), such Issuing Bank receives any payment related to such Letter of

Credit (whether directly from the Borrower or otherwise, including proceeds of Collateral applied thereto by such Issuing Bank), or any payment of interest on account thereof, such Issuing Bank will, if such payment is received prior to 12:00 noon (New York time) on a Business Day, distribute to such L/C Participant its pro rata share thereof prior to the end of such Business Day and otherwise such Issuing Bank will distribute such payment on the next succeeding Business Day; provided, however, that in the event that any such payment received by such Issuing Bank shall be required to be returned by such Issuing Bank, such L/C Participant shall return to the applicable Issuing Bank the portion thereof previously distributed by such Issuing Bank to it.

                    (e) Reimbursement Obligation of the Borrower.

                         (i) The Borrower agrees to reimburse each Issuing Bank,
on the same Business Day on which a draft is presented under any Letter of Credit and paid by such Issuing Bank, provided that such Issuing Bank provides notice to the Borrower prior to 12 noon (New York time) on such Business Day, and otherwise the Borrower will reimburse such Issuing Bank on the next succeeding Business Day. The failure to provide such notice shall not affect the Borrower's absolute and unconditional obligation to reimburse the applicable Issuing Bank for any draft paid under any Letter of Credit issued by it. The applicable Issuing Bank shall provide notice to the Borrower on such Business Day as a draft is presented and paid by such Issuing Bank indicating the amount of (A) such draft so paid and (B) any taxes, fees, charges or other costs or expenses incurred by such Issuing Bank in connection with such payment. Each such payment shall be made to the applicable Issuing Bank at its address for notices specified herein in Dollars in immediately available funds.

                         (ii)  Interest  shall be payable on any and all amounts
remaining unpaid by the Borrower under this Section 2.14(e) from the date such amounts are drawn until payment in full at the rate which would be payable on any outstanding Base Rate Advances of Revolving Loans.

                         (iii) Each  drawing  under any  Letter of Credit  shall
constitute a request, with no further action required, by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.2(b) in the amount of such drawing. The funding date with respect to such borrowing shall be the date of such drawing.

                    (f) Obligations Absolute.

                         (i) The Borrower's  obligations under this Section 2.14
shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against any Issuing Bank, any L/C Participant or any beneficiary of a Letter of Credit.

                         (ii) The  Borrower  also agrees with each  Issuing Bank
and each L/C Participant that neither any Issuing Bank nor any L/C Participant shall be responsible for, and the Borrower's reimbursement obligations under
Section 2.14(e)(i) shall not be affected by, among other things, (A) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (B) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred, or

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(C) any claims  whatsoever of Borrower against any beneficiary of such Letter of
Credit or any such transferee.

                         (iii) Neither any Issuing Bank nor any L/C  Participant
shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the applicable Issuing Bank's gross negligence or willful misconduct.

                         (iv)  The  Borrower  agrees  that any  action  taken or
omitted by an Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Bank or any L/C Participant to the Borrower.

                    (g) Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the responsibility of the applicable Issuing Bank to the Borrower in connection with such draft shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                    (h) Application. To the extent that any provision of any Request for Issuance of Letter of Credit or any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this
Section 2.14, the provisions of this Section 2.14 shall apply.

                         (i) Change in Law.  If any change  after the  Agreement
Date in Applicable Law, any change in the interpretation or administration thereof, or any change after the Agreement Date in compliance with Applicable Law by any Issuing Bank or any other Lender as a result of any request or directive of any governmental authority, central bank or comparable agency (whether or not having the force of law) shall (i) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, capital adequacy, assessment or other requirements or conditions against letters of credit issued by any Issuing Bank or against participations by any L/C Participant in the Letters of Credit or (ii) impose on any Issuing Bank or any L/C Participant any other condition regarding any Letter of Credit or any participation therein, and the result of any of the foregoing in the reasonable determination of such Issuing Bank or such L/C Participant, as the case may be, is to increase the cost to such Issuing Bank or such L/C Participant of issuing or maintaining any Letter of Credit or purchasing or maintaining any participation therein, as the case may be, by an amount (which amount shall be reasonably determined) deemed by such Issuing Bank or such L/C Participant to be material, then, on the earlier of (x) five (5) days following the date of demand (which demand shall be made not later than three (3) months following such change) by such Issuing Bank or such L/C Participant or (y) the Initial Maturity Date, the Borrower shall immediately pay to such Issuing Bank or such L/C Participant, as the case may be, such additional amount or amounts as such Issuing Bank or such L/C Participant, as the case may be, determines will compensate it for such increased costs. Within sixty (60) days of such written demand by such Issuing Bank or such L/C Participant, the Borrower may, in its discretion, provide a

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

replacement lender or lenders for such Issuing Bank or such L/C Participant, which replacement lender or lenders will be subject to the approval of the Administrative Agent, which, so long as no Default or Event of Default shall then exist, shall not be unreasonably withheld, and the Administrative Agent, such Lender and the Borrower shall take all necessary actions to transfer the rights, duties and obligations of such Issuing Bank or such L/C Participant to such replacement lender or lenders within such sixty (60) day period. A certificate of such Lender or such Issuing Bank setting forth the amount, and in reasonable detail, the basis for such Issuing Bank or such L/C Participant's determination of such amount, to be paid to such Issuing Bank or such L/C Participant by the Borrower as a result of any event referred to in this paragraph shall, absent manifest error, be conclusive. Such certificate shall be delivered to the Borrower with each written demand for payment referenced above. Each Issuing Bank and each L/C Participant further agree that they shall use their best efforts to give the Borrower thirty (30) days prior notice, and in any event shall give prompt notice, of any event referred to in this paragraph which may have the effect of materially increasing the cost to such Issuing Bank or such L/C Participant of issuing or maintaining any Letter of Credit or purchasing or maintaining any participation therein.

                    (j) Indemnity. The Borrower will indemnify and hold harmless the Indemnified Parties from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees) which may be imposed on, incurred by or asserted against any such Indemnified Parties in any way relating to or arising out of the issuance of a Letter of Credit, except that the Borrower shall not be liable to any of the Indemnified Parties for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Indemnified Parties as determined by a final, non-appealable judicial order. This Section 2.14(j) shall survive termination of this Agreement.

          Section 2.15 Swing Loans.

                    (a) Swing Loan Advances.

                         (i)  Notices;   Disbursement.   Whenever  the  Borrower
desires an Advance of the Swing Loans hereunder, it shall give irrevocable notice to the Swing Loan Lender, with a copy to the Administrative Agent, not later than 10:00 a.m. (New York time) on the date of the requested Advance by telephone, followed immediately by a confirmation of such request in writing in the form of Exhibit U hereto (a "Swing Loan Request"). Upon receipt of a copy of the Swing Loan Request, the Administrative Agent shall promptly, and in any event no later than 1:00 p.m. (New York time), notify the Swing Loan Lender of the amount of the Available Revolving Commitment, the aggregate principal amount of the Revolving Loans outstanding, and the aggregate amount of the L/C Obligations outstanding. Subject to satisfaction of the conditions set forth herein, the Swing Loan Lender shall initiate the transfer of funds representing such Advance of the Swing Loans to the Borrower by 3:00 p.m. (New York time) on the Business Day specified by the Borrower in the applicable Swing Loan Request.

                    (ii) Minimum Amounts. Each Advance of the Swing Loans shall be in a minimum principal amount of $100,000 and integral multiples of $50,000, in excess thereof.

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               (b)  Repayment  of Swing  Loans.  Each Advance of the Swing Loans
shall be due and payable on the earliest of (i) thirty (30) days from the date of such Advance, (ii) the date of the next Advance of the Revolving Loans, or
(iii) the Initial Maturity Date; provided, however, the Borrower may prepay any Swing Loan Advance prior to the date it is due upon notice to the Swing Loan Lender and the Administrative Agent not later than 10:00 a.m. (New York time) on the date of prepayment of such Advance. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. If, and to the extent, any Swing Loans shall be outstanding on the date of any Advance of the Revolving Loans, such Swing Loans shall be repaid from the proceeds of such Advance of the Revolving Loans prior to any distribution of such proceeds to the Borrower. The Swing Loan Lender may, at any time, in its sole discretion by written notice to the Borrower and the Administrative Agent, require repayment of its Swing Loans by way of a Revolving Loan, in which case the Borrower shall be deemed to have requested a Base Rate Advance of the Revolving Loans in the amount of such Swing Loans; provided, however, that any such demand shall be deemed to have been given (A) one (1) Business Day prior to the Initial Maturity Date, (B) on the last day of any thirty (30) day period following the date of any Advance of the Swing Loans, or if such day is not a Business Day, on the Business Day immediately preceding the last day of such thirty (30) day period, (C) upon the occurrence of any Event of Default described in Section 10.1(f) or (g) hereof, and (D) upon acceleration of the Obligations, whether on account of an Event of Default described in Section 10.1(f) or (g) hereof or any other Event of Default, in accordance with the provisions of Section 10.2 hereof following an Event of Default (each such Revolving Loan made on account of any such deemed request therefor as provided herein being hereinafter referred to as a "Mandatory Borrowing"). Each Lender hereby irrevocably agrees to make Revolving Loans based on its Revolving Commitment Ratio promptly upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date, notwithstanding (I) the amount of Mandatory Borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder,
(II) whether any conditions specified in Article 4 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure for any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.2, (V) the date of such Mandatory Borrowing, or (VI) any reduction in the Revolving Commitment or termination of the Revolving Commitment
relating   thereto   immediately   prior   to  such   Mandatory   Borrowing   or
contemporaneously therewith; provided, however, that no Lender shall be required to make such Revolving Loans if, at the time that the Swing Loan Lender agreed to fund any Swing Loan Request, the Swing Loan Lender had received written notice from the Borrower or the Administrative Agent of the occurrence of a Default or Event of Default or to the extent such Mandatory Borrowing would cause a Lender to exceed its Revolving Commitment. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of any Insolvency Proceeding with respect to the Borrower or any other obligor hereunder or under any other Loan Document), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swing Loan Lender such participations in the outstanding Swing Loans as shall be necessary to cause each such Lender to share in such Swing Loans ratably based upon its respective Revolving Commitment Ratio (determined before giving effect to any termination of the Commitments pursuant to Section 10.2), provided that (x) all

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

interest payable on the Swing Loans shall be for the account of the Swing Loan Lender until the date as of which the respective participation is purchased, and
(y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay (to the extent not paid by the Borrower) to the Swing Loan Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory Borrowing, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate. Notwithstanding the foregoing, no Lender shall be required to purchase participations in the outstanding Swing Loans from the Swing Loan Lender if, at the time that the Swing Loan Lender agreed to fund any Swing Loan Request, the Swing Loan Lender had received written notice from the Borrower or the Administrative Agent of the occurrence of a Default or Event of Default or if, and to the extent, the sum of such Lender's Revolving Loans outstanding plus the amount of such participation would exceed the Revolving Commitment of such Lender.

               (c) Interest on Swing Loans. Swing Loans shall bear interest at a per annum rate agreed to by the Borrower and the Swing Loan Lender as set forth in the Swing Loan Note; provided, however, that (i) from and after any failure to make any payment of principal or interest in respect of any of the Loans hereunder when due (after giving effect to any applicable grace period), whether at scheduled or accelerated maturity or on account of any mandatory prepayment or (ii) while any Swing Loans in which the Lenders have acquired participations pursuant to Section 2.15(b) remain outstanding, the principal of and, to the extent permitted by law, interest on, Swing Loans shall bear interest, payable on demand, at the Default Rate. Interest on each Swing Loan shall be payable in arrears on the date payment of such Swing Loan is due pursuant to Section 2.15(b).

               (d) Reporting. Unless the Swing Loan Lender is the Administrative Agent, the Swing Loan Lender shall provide to the Administrative Agent, on Friday of each week and on each date the Administrative Agent notifies the Swing Loan Lender that the Borrower has made a Request for Advance or the Administrative Agent otherwise requests the same, an accounting for the outstanding Swing Loans in form reasonably satisfactory to the Administrative Agent.

               (e) Termination of Swing Loans; Designation of Swing Loan Lender. Unless a Default or an Event of Default then exists, the Swing Loan Lender may resign as Swing Loan Lender by giving the Borrower and the Administrative Agent at least seven (7) days' prior written notice. The Borrower must give ten (10) days' prior written notice to the Administrative Agent of any change in designation of the Swing Loan Lender. The replaced Swing Loan Lender shall continue to be a "Swing Loan Lender" for purposes of repayment of any Swing Loans made prior to such replacement and outstanding after such replacement.

          Section 2.16 Incremental Facility Loans.

               (a) Subject to the terms and conditions of this Agreement, the Borrower may request an Incremental Facility Commitment on any Business Day; provided, however, that the Borrower may not request an Incremental Facility Commitment or an Incremental Facility Loan during the continuance of a Default or Event of Default, including, without limitation, any Default or Event of Default that would result after giving effect to any Incremental Facility Loan; and provided further, that the Borrower may request up to five (5) Incremental

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Facility  Commitments  (each  of which  commitments  may be from  more  than one
Lender) which may be no less than $50,000,000 and no more than $250,000,000 in the aggregate. The Incremental Facility Maturity Date applicable to any of the Incremental Facility Loans shall be no earlier than the date which is three (3) calendar months after the Final Maturity Date, unless such Incremental Facility Commitments are used to increase the amount of any of the Commitments hereunder. In requesting Incremental Facility Commitments, the Borrower shall offer each of the Lenders an opportunity to provide an Incremental Facility Commitment;
provided that none of the Lenders shall be required to issue an Incremental Facility Commitment and the decision of any Lender to issue or not issue an Incremental Facility Commitment to the Borrower shall be at such Lender's sole discretion. Persons not then Lenders may be included as Lenders having
Incremental  Facility   Commitments  with  the  written  approval,   not  to  be
unreasonably withheld, of the Borrower and the Lead Arrangers. The Incremental Facility Commitments (i) may be in the form of a revolving or a term credit facility and may be structured as an institutional tranche, (ii) may be used to increase the amount of any of the Commitments hereunder, provided that the amount of such Incremental Facility Commitments is added on a pro rata basis to the remaining scheduled amortization in the case of the Term Loans or commitment reductions in the case of the Revolving Loan Commitment, (iii) must not (A) have, (x) in the case of Incremental Facility Loans which are term loans (but not Tranche A Loans), scheduled amortization providing for principal repayments earlier than, or in amount on a percentage basis larger than, those dates or amounts set forth in the repayment schedule for the Tranche B Loans set forth herein, or (y) in the case of Incremental Facility Loans which are revolving loans, scheduled amortization providing for commitment reductions earlier than, or in an amount on a percentage basis larger than, those dates or amounts set forth in the reduction schedule for the Revolving Commitment set forth herein, or (B) be secured by more or different collateral than the Loans hereunder, and
(iv) must be governed by this Agreement and the other Loan Documents and be subject to terms and conditions not more restrictive than those set forth for the Loans herein and therein.

               (b) Prior to the effectiveness of any Incremental Facility Commitment, the Borrower shall (i) deliver to the Administrative Agent and the Lenders a written notice (each a "Notice of Incremental Facility Commitment"), in form and substance reasonably satisfactory to the Administrative Agent, setting forth terms and provisions with respect to interest rates and scheduled amortization with respect to the proposed Incremental Facility Loan and (ii) provide revised Projections to the Credit Parties, which shall be in form and substance reasonably satisfactory to the Lead Arrangers and which shall demonstrate the Borrower's ability to timely repay such Incremental Facility Commitment and any Incremental Facility Loans thereunder and to comply with the terms and conditions of this Agreement and the other Loan Documents.

               (c) No Incremental Facility Commitment shall by itself result in any reduction of the Revolving Commitment, the Tranche A Commitment or the Tranche B Commitment or of the Commitment Ratios of any Lender issuing such Incremental Facility Commitment.

               (d) Advances of the Incremental Facility Loans (i) shall bear interest at the Base Rate or the Eurodollar Rate or such other rate agreed to by the Lenders making such Advances; (ii) subject to Section 2.16(a) hereof, shall be repaid as agreed to by the Borrower and the Lenders making such Advances;
(iii) shall for all purposes be Obligations hereunder and under the Loan Documents; (iv) shall be represented by promissory notes which set forth terms and provisions with respect to interest rates and scheduled amortization with respect to such Incremental Facility Loans and are in form and substance

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

acceptable to the Administrative Agent and the Borrower (each, an "Incremental Facility Note"); and (v) shall rank pari passu with the Loans for purposes of Sections 2.11 and 10.2 hereof and with respect to the Collateral (unless the applicable Incremental Facility Lender shall otherwise agree in writing to have its Incremental Facility Loans be junior to the Loans).

               (e) Incremental Facility Loans shall be requested by the Borrower pursuant to a request (which shall be substantially in the form of a Request for Advance) delivered in the same manner as a Request for Advance, but shall be funded pro rata only by those Lenders that hold the Incremental Facility Commitments.

                              ARTICLE 3 - Guarantee

          Section 3.1 Guarantee. Holdco hereby unconditionally guarantees to the Credit Parties and their respective permitted successors and assigns and the subsequent holders of the Obligations (including, without limitation, any interest on the Loans accruing after the filing of a petition initiating any Insolvency Proceeding with respect to Holdco, the Borrower or any Designated Subsidiary, whether or not such interest accrues or is recoverable against the Borrower after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), irrespective of the validity and enforceability of this Agreement (other than this Article 3), the Notes or the other Loan Documents or the Obligations of the Borrower or any of the other Guarantors hereunder or thereunder, the value or sufficiency of any Collateral or any other circumstance that might otherwise affect the liability of a guarantor, that: (i) the principal of and interest on the Loans, the Notes and all other Obligations of the Borrower and the other Guarantors to the Credit Parties under this Agreement, the Notes and the other Loan Documents shall be promptly paid in full when due, whether at stated maturity, by acceleration or otherwise, in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The foregoing guaranty is a guaranty of payment and not of collection. Failing payment when due of any amount so guaranteed for whatever reason, Holdco will be obligated to pay the same immediately.

          Section 3.2 Waivers and Releases. Holdco hereby waives notice of, and consents to, any extension of time of payment, renewals, releases of collateral, delays in obtaining or realizing upon or failures to obtain, perfect, or maintain perfection of, or realize upon collateral or other indulgence from time to time granted by any of the Credit Parties in respect of this Agreement, the Notes or any other Loan Document. Until the Obligations have been paid in full in cash or otherwise satisfied to the satisfaction of the Credit Parties, Holdco hereby releases the Borrower from all, and agrees not to assert or enforce (whether by or in a legal or equitable proceeding or otherwise) any, "claims" (as defined in 11 U.S.C. ss. 101(4)), whether arising under Applicable Law or otherwise, to which Holdco is or would be entitled by virtue of its obligations hereunder, any payment made pursuant hereto or the exercise by the Credit
Parties of their rights with respect to any Collateral, including any such claims to which Holdco may be entitled as a result of any right of subrogation, exoneration or reimbursement. To the extent that the Borrower may not be released by Holdco under this Article 3, Holdco agrees that, until the Obligations have been paid in full in cash or otherwise satisfied to the satisfaction of the Credit Parties, it shall not be entitled to any right of subrogation, exoneration, reimbursement or contribution in respect of any Obligations guaranteed hereby. With respect to this Agreement and the Notes,

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Holdco hereby waives presentment, protest, demand of payment, notice of dishonor and all other notices and demands whatsoever. Holdco further agrees that, as between Holdco, on the one hand, and the Credit Parties, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 10.2 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Section 10.2 hereof, such Obligations (whether or not otherwise due and payable) shall forthwith become due and payable by Holdco for purposes of this guarantee. The Obligations of Holdco under this Article 3 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower is rescinded or must otherwise be restored by any holder of any of the Obligations guaranteed hereunder, whether as a result of any Insolvency Proceeding with respect to Holdco, the Borrower or any Designated Subsidiary or otherwise , and Holdco agrees that it will indemnify the Credit Parties on demand for their out-of-pocket costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Credit Parties in connection with such rescission or restoration.

               Section 3.3 Miscellaneous.

                    (a) Upon the bankruptcy or winding up or other distribution of Assets of the Borrower or any Designated Subsidiary or of any surety or guarantor for any of Obligations of the Borrower to the Credit Parties, or any of them, the rights of the Credit Parties against Holdco shall not be affected or impaired by the omission of any Credit Party to prove its claim, or to prove its full claim, and the Collateral Agent may prove such claims as it sees fit and may refrain from proving any claim and in its discretion may value as it sees fit or refrain from valuing any security held by it without in any way releasing, reducing or otherwise affecting the liability to any Credit Party of Holdco.

                    (b) Holdco absolutely, unconditionally and irrevocably waives any and all right to assert any defense, set-off, counterclaim or cross-claim of any nature whatsoever with respect to this Article 3 or the obligations of Holdco hereunder or the obligations of any other Person or party (including, without limitation, the Borrower) relating to this Article 3 or the obligations of any other guarantor with respect to the Obligations (other than payment in full) in any action or proceeding brought by any Credit Party to collect the Obligations or any portion thereof, or to enforce the obligations of Holdco under this Article 3.

                    (c) The Credit Parties, or any of them, may from time to time, without exonerating or releasing Holdco in any way under this Guarantee,
(i) release, discharge, abandon or otherwise deal with or fail to deal with any guarantor or surety of the Guaranteed Obligations or any security or securities therefor or any part thereof now or hereafter held by the Administrative Agent or (ii) amend, modify, extend, accelerate or waive in any manner any of the provisions, terms, or conditions of the Loan Documents, all as they may consider expedient or appropriate in their sole discretion or (iii) act or fail to act in any manner referred to in this Article 3 without regard to whether such action or inaction may deprive Holdco of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Article 3. Without limiting the generality of this Article 3, it is understood that the Credit Parties may, without exonerating or releasing Holdco, give up, or modify or abstain from perfecting or taking advantage of any security for the Obligations and accept or make any compositions or arrangements, and realize

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upon any security for the Obligations  when, and in such manner,  as such Person may deem expedient, all without notice to Holdco.

                    (d) If a claim is ever made upon the Credit Parties for the repayment or recovery of any amount or amounts received by such Person in payment of any of the Obligations and such Person repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Person or any of its property, or (ii) any settlement or compromise of any such claim effected by such Person with any such claimant, including the Borrower, then in such event Holdco shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

                    (e) Holdco expressly represents and acknowledges that any financial accommodations by the Credit Parties, or any of them, to the Borrower, including without limitation the extension of the Loans are and will be of direct interest, benefit and advantage to Holdco.

                        ARTICLE 4 - Conditions Precedent


          Section 4.1 Conditions Precedent to Initial Advance of the Loans and to the Issuance of the Initial Letter of Credit. The obligation of the Lenders to undertake their respective Commitments and to make the initial Advance of the Loans, and of the Issuing Bank to issue the initial Letter of Credit, is subject to the prior fulfillment of each of the following conditions:

                    (a) The Administrative Agent shall have received each of the following (with copies for each of the Lenders which have requested same), in form and substance satisfactory to the Arrangers and each of the Lenders, as applicable:

                         (i) this duly executed Agreement;

                         (ii) the duly executed Notes;

                         (iii) the duly executed  Borrower's  Pledge  Agreement,
together with appropriate original stock certificates and undated stock powers with respect thereto executed in blank and appropriate UCC-1 financing statement forms;

                         (iv) the duly  executed  Security  Agreement,  together
with evidence of the filing of appropriate UCC-1 financing statement forms;

                         (v)  the  loan   certificate   of  the   Borrower,   in
substantially the form attached hereto as Exhibit V, including a certificate of incumbency with respect to each Authorized Signatory of the Borrower, together with the following items: (A) a copy of the certificate of incorporation of the Borrower, certified to be complete and correct by the Secretary of State of the State of Delaware, and a complete and correct copy of the by-laws of the Borrower; (B) a certificate of good standing for the Borrower issued by the Secretary of State of Delaware; and (C) a true, complete and correct copy of the resolutions of the board of directors of the Borrower, authorizing the Borrower to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party;

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

                         (vi) the duly executed Subsidiary Guaranty;

                         (vii) the duly executed  Subsidiary Security Agreement,
together with appropriate UCC-l financing statement forms;

                         (viii) the duly executed  Subsidiary  Pledge Agreement,
together with appropriate original stock certificates and undated stock powers with respect thereto executed in blank and appropriate UCC-1 financing statement forms;

                         (ix)  a  loan  certificate  from  each  Guarantor,   in
substantially the form attached hereto as Exhibit W, including a certificate of incumbency with respect to each Authorized Signatory of such Guarantor, together with the following items: (A) a copy of the certificate or articles of incorporation, certificate of limited partnership or certificate of organization of such Guarantor, certified to be complete and correct by the Secretary of State of the state of such Guarantor's organization; (B) a certificate of good standing for such Guarantor issued by the Secretary of State or similar state official in the state in which such Guarantor is organized; (C) a complete and correct copy of the by-laws, partnership agreement or limited liability company or operating agreement of such Guarantor; and (D) a complete and correct copy of the resolutions of the board of directors, or other appropriate entity, of such Guarantor authorizing such Guarantor to execute, deliver and perform the Loan Documents to which it is a party;

                         (x) the duly executed Holdco Pledge Agreement, together
with appropriate original stock certificates and undated stock powers with respect thereto executed in blank;

                         (xi) the duly executed  Intellectual  Property Security
Agreements, together with appropriate filing coversheets;

                         (xii)  copies  of  insurance  binders  or  certificates
covering the Assets of the Borrower and the Designated Subsidiaries, and otherwise meeting the requirements of Section 6.5 hereof;

                         (xiii) a legal opinion, dated as of the Agreement Date,
of Dow, Lohnes & Albertson, PLLC, as special counsel to Holdco, the Borrower and its Subsidiaries in connection with the transactions contemplated by this Agreement and the other Loan Documents, addressed to the Arrangers and the other Credit Parties, in form and substance reasonably satisfactory to the Lead Arrangers and their counsel;

                         (xiv)  a duly  executed  Request  for  Advance  for the
initial Advance of the Loans;

                         (xv) the duly executed Use of Proceeds Letter;

                         (xvi)  the  duly  executed   Certificate  of  Financial
Condition for the Borrower and the Designated Subsidiaries on a consolidated basis, given by a Financial Officer of the Borrower which shall include a certification that, since December 31, 1999, no event has occurred which would, with the passage of time, be reasonably likely to have a Materially Adverse Effect;

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

                         (xvii)  copies  of  all  consents  of any  Person,  and
filings with any Governmental Authority made or obtained in connection with the transactions contemplated by this Agreement and the other Loan Documents;

                         (xviii) a duly executed Lien termination  agreement and
recordable Lien releases with respect to any Liens which are not Permitted Liens hereunder upon the Assets of the Borrower and the Designated Subsidiaries, and with respect to any other Indebtedness which is not Permitted Debt hereunder;

                         (xix)  the  duly  executed   Assignment  of  SBC  Lease
Documents; and

                         (xx)  all  such   other   documents   as   either   the
Administrative Agent or any Lender may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.

                    (b) The Lead Arrangers shall have received evidence satisfactory to them that all Necessary Authorizations to the extent relating to Material Towers, and all necessary consents to the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is a party and by Holdco and the Designated Subsidiaries of the Loan Documents to which they are parties, have been obtained or made, are in full force and effect and are not subject to any pending or threatened reversal or cancellation, and the Administrative Agent shall have received a certificate of an Authorized Signatory of the Borrower so stating.

                    (c) The Credit Parties shall receive payment of (i) all fees and expenses due and payable on the Agreement Date in respect of the transactions contemplated hereby and (ii) all interest and fees payable under the Prior Credit Agreement accrued to and including the Agreement Date.

                    (d) The Lead Arrangers shall have received the Borrower's financial projections, after giving effect to the SBC Transaction and the transactions contemplated by this Agreement and the other Loan Documents on a fiscal year basis through the Final Maturity Date, and on a fiscal quarter basis through December 31, 2001 (together with any updates and revisions thereof, the "Projections"), and in the event of any change in circumstances that in the reasonable judgment of the Lead Arrangers would materially affect the Projections, any revisions of such Projections requested by the Lead Arrangers, in form and substance reasonably satisfactory to the Lead Arrangers.

                    (e) The Arrangers shall have received a certificate of a Financial Officer of the Borrower, in substantially the form of the Performance Certificate required to be delivered under Section 7.3 hereof, demonstrating, on a pro forma basis as of the Agreement Date and after giving effect to the initial Advance of the Loans hereunder, that the Borrower is in compliance with each of the Financial Covenants.

                    (f) The Arrangers shall not be aware of any information or other matters affecting the assets or rights to be acquired in connection with the SBC Transaction, or the other transactions contemplated by this Agreement and the other Loan Documents, which information is inconsistent in a material and adverse manner with any information disclosed in the SBC Lease Documents and

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

could reasonably be expected to have a Materially Adverse Effect.

                    (g) All legal matters incident to this Agreement and the consummation of the transactions contemplated hereby shall be reasonably satisfactory to the Lead Arrangers and their counsel.

          Section 4.2 Conditions Precedent to Each Advance. The obligation of the Lenders to make each Advance (including the initial Advance hereunder and including any Advance of the Swing Loans) is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such
Advance:

                    (a) All of the representations and warranties made by or with respect to Holdco, the Borrower and the Designated Subsidiaries, or any of them, under this Agreement and the other Loan Documents, which, pursuant to
Section 5.2 hereof, are made at and as of the time of such Advance, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of such Advance;

                    (b) There shall not exist, on the date of the making of such Advance and after giving effect to the proceeds of such Advance, a Default or Event of Default hereunder, and the Administrative Agent, or in the case of a Swing Loan, the Swing Loan Lender, shall have received a Request for Advance or Swing Loan Request, as applicable, signed by an Authorized Signatory of the Borrower so certifying, which Request for Advance or Swing Loan Request, as applicable, shall also (i) certify the Borrower's compliance with the Financial Covenants, (ii) provide calculations demonstrating the Borrower's compliance with Section 9.1 hereof before and after giving effect to such Advance and (iii) certify that each of the SBC Lease Documents is in full force and effect or, if any of SBC Lease Documents has been terminated, that Holdco has received all amounts required to be paid to Holdco pursuant to Section 14.1 (or any similar provision) of the SBC Agreement to Sublease and such amounts have been applied to prepay the Loans as and to the extent required pursuant to Section 2.7(d) hereof.

          Section 4.3 Conditions Precedent to Issuance of Each Letter of Credit. The obligation of any Issuing Bank to issue any Letter of Credit hereunder is subject to the prior fulfillment of each of the following conditions:

                    (a) All of the representations and warranties made by or with respect to Holdco, the Borrower and the Designated Subsidiaries, or any of them, under this Agreement and the other Loan Documents, which, pursuant to
Section 5.2 hereof, are made at and as of the time of the issuance of such Letter of Credit, shall be true and correct at such time in all material respects, both before and after giving effect to the issuance of such Letter of Credit; and

                    (b) There shall not exist, on the date of the issuance of such Letter of Credit and after giving effect thereto, a Default or Event of Default hereunder, and the Administrative Agent shall have received a Request for Issuance of Letter of Credit so certifying.

          Section 4.4 Conditions Subsequent to Agreement Date. As a condition subsequent to the funding of the Tranche B Loans, and the making of the initial Advance of the Tranche A Loans and the Revolving Loans hereunder, on the Agreement Date, the Borrower shall perform or cause to be performed the following (the failure by the Borrower to so perform or cause to be performed constituting an Event of Default hereunder):

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

                    (a) On or before the date thirty (30) days following the Agreement Date, the Borrower shall deliver to the Collateral Agent a corrected stock certificate for SpectraSite Communications, Ltd. and prior to such delivery SpectraSite Communications, Ltd. shall have no material assets; and

                    (b) On or before the date one hundred twenty (120) days following the Agreement Date, (i) the Borrower shall have delivered to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that the Borrower has used its commercially reasonable efforts to transfer to a Tower Subsidiary all Tower Sites that are not held by a Tower Subsidiary as of the Agreement Date, provided that such efforts shall not require the payment of any material incremental amounts, and (ii) the Borrower shall have provided to the Administrative Agent a report, in form and substance reasonably satisfactory to Administrative Agent, summarizing the location of each Tower Site and the holder thereof and shall have delivered to the Collateral Agent such financing statements as shall be reasonably requested by the Collateral Agent to perfect its security interest in the Collateral located at each Tower Site.

                   ARTICLE 5 - Representations and Warranties


          Section 5.1 Representations and Warranties. Each of Holdco and the Borrower, for itself and on behalf of each of the Designated Subsidiaries, hereby agrees, represents and warrants in favor of each of the Credit Parties that:

                    (a) Organization; Ownership; Power; Qualification. Each of Holdco, the Borrower and each of the Designated Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, has the corporate or other organizational power and authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted. Each of Holdco, the Borrower and each of the Designated Subsidiaries is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization except where failure to be so qualified, in good standing or authorized could not reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect.

                    (b) Authorization; Enforceability. The Borrower has the corporate power and has taken all necessary action, corporate or otherwise, to authorize it to borrow hereunder, to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. Holdco has the corporate power and has taken all necessary action, corporate or otherwise, to authorize it to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. Each of the Designated Subsidiaries has the corporate or other organizational power and has taken all necessary action, corporate or otherwise, to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated by this Agreement and by such Loan Documents. This Agreement, and each of the other Loan Documents to which any of Holdco, the Borrower or any of the Designated Subsidiaries is a party, has been duly executed and delivered by Holdco, the Borrower or such Designated Subsidiary, as the case may be, and is a legal, valid and binding obligation of Holdco, the Borrower or such Designated Subsidiary, as applicable,

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enforceable against Holdco, the Borrower or such Designated  Subsidiary,  as the case may be, in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally and by the application of general equitable principles.

                    (c) Equity Interests, Corporate Organization and Related Matters. Holdco owns all of the issued and outstanding Equity Interests of the Borrower, and as of the Agreement Date, except as set forth on Schedule 5.1(c), the Borrower owns all of the issued and outstanding Equity Interests of each of the Designated Subsidiaries and has the unrestricted right to vote such Equity Interests owned by it. As of the Agreement Date, the Borrower does not have any Subsidiaries other than the Subsidiaries listed on Schedule 5.1(c) attached hereto, which Subsidiaries are identified on such schedule as Restricted
Subsidiaries, Unrestricted Subsidiaries, Foreign Subsidiaries, Domestic SpectraSite Mexico Subsidiaries or Foreign SpectraSite Mexico Subsidiaries. All of the issued and outstanding Equity Interests of the Borrower and the Designated Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and are free and clear of all Liens (except for Permitted Liens). None of such Equity Interests has been issued in violation of the Securities Act, or the securities, "Blue Sky" or other Applicable Laws of any applicable jurisdiction. As of the Agreement Date, except as set forth on
Schedule 5.1(c), neither the Borrower nor any of the Designated Subsidiaries has outstanding any stock or securities convertible into or exchangeable for any of its Equity Interests, nor are there any preemptive or similar rights to subscribe for or to purchase, or any other rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments, or claims of any character relating to, any of such Equity Interests or any stock or securities convertible into or exchangeable for any of such Equity Interests. As of the Agreement Date, except as set forth on Schedule 5.1(c), neither the Borrower nor any of the Designated Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Interests or to register any of its Equity Interests, and there are no agreements restricting the transfer of any Equity Interests of either the Borrower or any of the Designated Subsidiaries or restricting the ability of any Designated Subsidiary from making distributions, dividends or other Restricted Payments to the Borrower. Except as set forth on Schedule 5.1(c), within the five (5) year period immediately preceding the Agreement Date, neither the Borrower nor any of the Designated Subsidiaries has changed its name nor has the Borrower nor any of the Designated Subsidiaries transacted business under any other name or trade name.

                    (d) Compliance with Other Loan Documents and Contemplated Transactions. The execution, delivery and performance by each of Holdco, the Borrower and each of the Designated Subsidiaries of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) with respect to any Material Towers, require any consent or approval, governmental or otherwise, not already obtained, (ii) violate in any material respect Applicable Law respecting Holdco, the Borrower or any Designated Subsidiary (including, without limitation, the

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Communications Act or any rule, regulation or written policy of the FCC, the FAA or any other grantor of a Necessary Authorization with respect to any Material Towers), (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation, by-laws or other governing documents of Holdco, the Borrower or of any Designated Subsidiary, or, except as set forth on Schedule 5.1(h) hereof, in any material respect under any material indenture, agreement, or other instrument, to which Holdco, the Borrower or any Designated Subsidiary is a party or by which any of them or their respective properties may be bound, including, without limitation, the Holdco Notes Indentures, (iv) subject to the filing of post-consummation name change notices with the FCC, conflict with, result in a breach of, or constitute a default or violation of, the terms and conditions of any Necessary Authorization with respect to any Material Towers, or (v) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or
hereafter   acquired  by  Holdco,   the  Borrower  or  any  of  the   Designated
Subsidiaries, except for Permitted Liens.

                    (e) Business. The Borrower and each of the Designated Subsidiaries are engaged in the Tower Operations and in the Other Operations, and in business activities related thereto.

                    (f) Necessary Authorizations, Etc. The Borrower and each of the Designated Subsidiaries have obtained all Necessary Authorizations, except for such Necessary Authorizations the failure to obtain which would not reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect, and all of such Necessary Authorizations are in full force and effect, and the Borrower and each of the Designated Subsidiaries are in compliance in all material respects with the provisions thereof. Except as would not reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect, (i) no Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened attack or revocation, and (ii) the Borrower is not aware of any fact or condition which would constitute grounds for any governmental or other licensing authority (including, without limitation, the FCC and the FAA) to deny any pending application for any Necessary Authorization, to suspend, revoke, modify or annul any Necessary Authorizations or to impose any financial penalty on the Borrower or any of the Designated Subsidiaries.

                    (g) Compliance with Law; Absence of Default. Except where such violation or the failure to be in compliance would not reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect, Holdco, the Borrower and each of the Designated Subsidiaries, and the construction, ownership and operation of the Towers and the conduct of the Tower Operations by the Borrower and the Designated Subsidiaries, are in compliance with all, and do not violate any, (i) Applicable Laws (including, without limitation, all rules and regulations promulgated by the FCC and/or the FAA) and/or (ii) provisions of the certificates or articles of incorporation, by-laws and other governing documents of Holdco, the Borrower or any of the Designated Subsidiaries. No event has occurred or failed to occur (including, without limitation, any matter which could create a Default or Event of Default hereunder by cross-default) which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or with the passage of time or giving of notice or both would constitute, (x) an Event of Default or (y) a material default by Holdco, the Borrower or any of the Designated Subsidiaries under any material indenture, agreement or other instrument, including, without limitation, the Holdco Notes Indentures, or any judgment, decree or order, to which Holdco, the Borrower or any of the Designated Subsidiaries is a party or

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

by which Holdco, the Borrower or any of the Designated Subsidiaries or any of their respective properties may be bound or affected. None of Holdco, the Borrower or any of the Designated Subsidiaries is a party to or bound by any contract or agreement continuing after the Agreement Date, or bound by any Applicable Law, that could reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect.

                    (h) Title to Assets. The Borrower and the Designated Subsidiaries each has good and legal title to, or a valid leasehold interest in, all of its respective material Assets, and none of such Assets is subject to any Liens, except for Permitted Liens. Except for financing statements evidencing Permitted Liens, no financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing which names Holdco, the Borrower or any of the Designated Subsidiaries as debtor, or which covers or purports to cover any of the Assets of the Borrower or any of the Designated Subsidiaries, is currently effective and on file in any state or other jurisdiction, and none of Holdco, the Borrower or any of the Designated Subsidiaries has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing. As of the Agreement Date, except as set forth on Schedule 5.1(h), none of Holdco, the Borrower or any of the Designated Subsidiaries is a party to any material contract, instrument or agreement (including, without limitation, any of the Necessary Authorizations) restricting the ability of Holdco, the Borrower or such Designated Subsidiary, as applicable, to enter into an agreement by which Holdco, the Borrower or such Designated Subsidiary, as applicable, agrees that it shall not create, assume, incur or permit to exist or be created, directly or indirectly, any Lien on its Assets.

                    (i) Litigation. As of the Agreement Date, except as set forth on Schedule 5.1(i) attached hereto, there is no material action, suit, application, complaint, petition, revocation, proceeding or investigation, at law or in equity, or any material order, decree or judgment, in effect or pending against, or, to the best of the Borrower's knowledge, threatened against Holdco, the Borrower or any of the Designated Subsidiaries or any of their respective properties and assets (including, without limitation, any Tower Assets) in any court or before any arbitrator of any kind or before or by any governmental body (including, without limitation, the FCC and/or the FAA). No action, suit, proceeding or investigation, at law or in equity, or any material order, decree or judgment, in effect or pending against, or, to the best of the Borrower's knowledge, threatened against Holdco, the Borrower or any of the Designated Subsidiaries or any of their respective properties and assets (including, without limitation, any Tower Assets) in any court or before any arbitrator of any kind or before or by any governmental body (including, without limitation, the FCC and/or the FAA) (i) calls into question the validity of this Agreement or any of the other Loan Documents, (ii) could reasonably be expected to have a Materially Adverse Effect, or (iii) could reasonably be expected to restrict in any material manner the ownership or operation of any Material Towers.

                    (j) Taxes. All federal and material state, local and other tax returns (including information returns), or any extensions thereof, of Holdco, the Borrower and each of the Designated Subsidiaries required by law to be filed have been duly filed and all federal and material state, local and other taxes and impositions, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by Holdco, the Borrower or any of the Designated Subsidiaries or imposed upon Holdco, the Borrower or any of the Designated Subsidiaries or any of their respective properties, income, profits or assets, which are due and payable, have been paid, except any such taxes (i) the payment of which Holdco, the

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Borrower or any of the Designated  Subsidiaries is diligently contesting in good faith by appropriate proceedings, (ii) for which reserves in conformity with GAAP have been provided on the books of Holdco, the Borrower or the applicable Designated Subsidiary, and (iii) as to which no Lien, other than a Permitted Lien, has attached and no foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of Holdco, the Borrower and each of the Designated Subsidiaries in respect of any taxes or other governmental charges are in conformity with GAAP.

                    (k) Financial Information. The Borrower has furnished or caused to be furnished to the Credit Parties (i) audited financial statements for Holdco on a consolidated basis with its Subsidiaries which are complete and correct in all material respects and present fairly in all material respects in accordance with GAAP the financial position of Holdco and its Subsidiaries on and as at December 31, 1999 and the results of operations for the period then ended and (ii) unaudited financial statements for Holdco on a consolidated basis with its Subsidiaries which are complete and correct in all material respects and present fairly in all material respects in accordance with GAAP (subject to normal year end adjustments and the absence of footnotes) the financial position of Holdco and its Subsidiaries on and as at September 30, 2000 and the results of operations for the period then ended (the "Financial Statements"). As of the Agreement Date, none of Holdco, the Borrower or any of the Designated Subsidiaries has any material liabilities, contingent or otherwise, other than
(A) as disclosed in the Financial Statements, (B) as set forth or referred to in this Agreement, (C) those which have been incurred in the ordinary course of business since September 30, 2000, or (D) those permitted pursuant to Section
8.1. The Projections represent the Borrower's reasonable estimate of projected future operations as of the Agreement Date, and as of the Agreement Date, to the best of the Borrower's knowledge, there exist no facts or circumstances which the Borrower believes could be reasonably likely to cause a materially adverse change in the Projections.

                    (l) No Adverse Change. Since December 31, 1999, there has occurred no event which has had or which could reasonably be expected to have a Materially Adverse Effect.

                    (m) ERISA. Each Plan that is an "employee pension benefit plan" within the meaning of ERISA Section 3(32) maintained, or contributed to, by the Borrower or any of the Designated Subsidiaries, or any of their ERISA Affiliates, as of the Agreement Date is listed on Schedule 5.1(m) attached hereto. Each of such Plans is in compliance in all material respects with its terms, ERISA and the Code. None of such Plans has a material `accumulated funding deficiency' within the meaning of ERISA or the Code. Neither the Borrower nor any of the Designated Subsidiaries nor any of their respective ERISA Affiliates has incurred any material liability to the PBGC (other than the payment of premiums imposed by Title IV of ERISA) in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan if such Plan were terminated on the date hereof. No Reportable Event has occurred with respect to any such Plan. No party in interest, fiduciary, trustee or administrator of any such Plan or trust created thereunder has engaged in a `prohibited transaction' (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject the Borrower, the Designated Subsidiaries or any of their respective ERISA Affiliates to a material tax on `prohibited transactions' imposed by
Section 4975 of the Internal Revenue Code. No party in interest, fiduciary, trustee or administrator of any such Plan or trust created thereunder has

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

committed a material breach of its fiduciary duty or knowingly participated in any violation of ERISA which would subject the Borrower, the Designated Subsidiaries or any of their respective ERISA Affiliates to a material penalty under Section 502 of ERISA. As of the Agreement Date, none of the Borrower, the Designated Subsidiaries or any of their respective ERISA Affiliates is a participant in or obliged to make any payment to a Multiemployer Plan. As of the Agreement Date, except as disclosed in any financial statements under Financial Accounting Standard 106 or required by Sections 601 through 609 of ERISA, neither the Borrower nor any of the Designated Subsidiaries has made any material oral or written commitments to provide post-retirement health or life insurance coverage with respect to any former or current employee. The Borrower and the Designated Subsidiaries and ERISA Affiliates have properly classified individuals providing services to the Borrower or any of the Designated Subsidiaries or ERISA Affiliates as employees or non-employees, except to the extent that a misclassification would not result in a Materially Adverse Effect.

                    (n) Compliance with Regulations U and X. Neither the Borrower nor any of the Designated Subsidiaries is engaged principally in, or has as one of its important activities, the business of purchasing or carrying, or extending credit for the purpose of purchasing or carrying, any margin stock within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System.

                    (o) Investment Company Act; Public Utility Holding Company Act. None of Holdco, the Borrower or any of the Designated Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Notes violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act. None of Holdco, the Borrower or any of the Designated Subsidiaries is a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                    (p) Securities Laws. Except as would not reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect, Holdco, the Borrower, each of the Designated Subsidiaries and, to the best knowledge of Holdco, the Borrower and the Designated Subsidiaries, any underwriters, sales agents, representatives or brokers representing or acting on behalf of Holdco, the Borrower or any of the Designated Subsidiaries, have complied with all federal and state securities laws in connection with the offer and sale of stock or other equity interests in Holdco, the Borrower or any of the Designated Subsidiaries.

                    (q) Intellectual Property. The Borrower and each of the Designated Subsidiaries owns or possesses the valid right to use all material patents, patent applications, patent and know-how licenses, inventions, technology, permits, trademark registrations and applications, product designs, applications, processes, trademarks, service marks, trade names, copyrights and licenses and rights in respect of the foregoing, set forth on Schedule 5.1(q) attached hereto, which are used or necessary for the conduct of its business as now conducted or hereafter proposed to be conducted, without any known conflict with the rights of others and free and clear of any Liens, other than Permitted Liens. All such licenses and rights with respect to patents, trademarks, trademark rights, trade names, trade name rights, service marks and copyrights are in full force and effect in all material respects, and are not subject to any pending or, to the best knowledge of the Borrower, threatened attack or

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

revocation, in any case except as would not be reasonably expected to have individually or in the aggregate, a Materially Adverse Effect.

                    (r) Accuracy and Completeness of Information. All information, reports, prospectuses and other papers and data relating to Holdco, the Borrower or any of the Designated Subsidiaries (other than the Projections which are covered by item (k) above) furnished in writing by or on behalf of Holdco, the Borrower or any of the Designated Subsidiaries to any of the Credit Parties were, at the time furnished, complete and correct in all material respects to the extent necessary to give the Credit Parties true and accurate knowledge of the subject matter.

                    (s) Agreements with Affiliates and Management Agreements. As of the Agreement Date, except as set forth on Schedule 5.1(s) attached hereto, neither the Borrower nor any of the Designated Subsidiaries has (i) any material written agreements or binding arrangements of any kind with any Affiliate or
(ii) any material management or consulting agreements of any kind, not entered into in the ordinary course of business.

                    (t)  Environmental  Matters.   Except  as  is  described  on
Schedule 5.1(t) attached hereto or as, individually or in the aggregate, could not reasonably be expected to have a Materially Adverse Effect:

                         (i) None of the Properties  contains,  in, on or under,
any Hazardous Materials except (A) in such quantities as required for the conduct in the ordinary course of the Borrower's business or, to the best of the Borrower's knowledge, the business of the fee owner of such Property, and then only in compliance with applicable Environmental Laws, or (B) in amounts or circumstances that do not give rise to material liability under Environmental Laws.

                         (ii) The Borrower and the Designated  Subsidiaries  are
in compliance with all applicable Environmental Laws, and there is no condition which could interfere with the continued operation of any of the Properties in compliance with Environmental Laws or impair the financial condition of the Borrower.

                         (iii)  Neither the Borrower  nor any of the  Designated
Subsidiaries has received from any Governmental Authority or any other Person any written complaint, notice of violation, alleged violation, investigation or advisory action or notice of potential liability regarding matters of environmental protection or permit compliance under applicable Environmental Laws with regard to the Properties, and neither the Borrower nor any of the
Designated Subsidiaries is aware that any Governmental Authority is contemplating delivering to the Borrower or any of the Designated Subsidiaries any such notice. There is no condition or circumstance currently or with the passage of time that could reasonably be expected to present the basis of any such notice. There has been no pending or, to the Borrower's knowledge, threatened complaint, notice of violation, alleged violation, investigation or notice of potential liability under Environmental Laws with regard to any of the Properties.

                         (iv)  Hazardous  Materials  have  not  been  generated,
treated, stored, disposed of, at, on or under any of the Properties in material violation of Environmental Laws, or in a manner that could give rise to liability under Environmental Laws nor have any Hazardous Materials been transported or disposed of from any of the Properties to any other location in

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violation  of  Environmental  Laws  nor in a manner  that  could  reasonably  be anticipated to give rise to liability under Environmental Laws.

                         (v)  Neither  the  Borrower  nor any of the  Designated
Subsidiaries is a party to any governmental administrative actions or judicial proceedings pending under any Environmental Law with respect to any of the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties.

                         (vi) There has been no release of  Hazardous  Materials
into  the  environment  at or from any of the  Properties,  or  arising  from or relating to the operations of the Borrower or any of the Designated Subsidiaries, in violation of Environmental Laws or in amounts that could give rise to liability under Environmental Laws.

                    (u) Payment of Wages; Labor Matters. The Borrower and each of the Designated Subsidiaries are in compliance with the Fair Labor Standards Act, as amended, in all material respects, and the Borrower and each of the Designated Subsidiaries have complied in all material respects with all minimum and overtime wage requirements applicable to their respective employees. As of the Agreement Date, except as disclosed on Schedule 5.1(u), except as would not be reasonably expected to have, individually or in the aggregate, a Materially Adverse Effect: (i) no labor contract to which the Borrower or any of the Designated Subsidiaries is a party or is otherwise subject is scheduled to expire during the term of this Agreement; (ii) neither the Borrower nor any of the Designated Subsidiaries has, within the two (2) year period immediately preceding the Agreement Date, taken any action which would have constituted or resulted in a `plant closing' or `mass layoff' within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable federal, state or local law, and the Borrower does not have any reasonable expectation that it will incur any material liability under such Act at any time during the term of this Agreement; (iii) all of the operations of the Borrower and the Designated Subsidiaries are conducted in all material respects in compliance with all applicable rules and regulations promulgated by the Occupational Safety and Health Administration of the United States Department of Labor; (iv) neither the Borrower nor any of the Designated Subsidiaries is a party to any material labor dispute (other than any immaterial disputes with the Borrower's or such Designated Subsidiary's employees as individuals and not affecting the Borrower's or such Designated Subsidiary's relations with any labor group or its workforce as a whole); and (v) there are no pending or, to the Borrower's knowledge, threatened strikes or walkouts relating to any labor contracts to which the Borrower or any of the Designated Subsidiaries is a party or is otherwise subject. As of the Agreement Date, none of the employees of the Borrower or any of the Designated Subsidiaries is a party to any collective bargaining agreement with the Borrower or any of the Designated Subsidiaries.

                    (v) Priority. The Security Interest is a valid and perfected first priority (except for Permitted Liens) security interest in substantially all of the Collateral in favor of the Collateral Agent, for the benefit of the Credit Parties, securing, in accordance with the terms of the Security Documents, the outstanding Obligations. The Collateral is not subject to any Liens other than Permitted Liens. The Liens created by the Security Documents are enforceable as security for the outstanding Obligations in accordance with their terms with respect to the Collateral except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, liquidation, reorganization,

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reconstruction and other similar laws affecting enforcement of creditors' rights generally and to the application of general equitable principles.

                    (w) Indebtedness. Except for Permitted Debt, none of Holdco, the Borrower or any of the Designated Subsidiaries has outstanding, as of the Agreement Date, and after giving effect to the initial Advance of the Loans hereunder on the Agreement Date, any Indebtedness.

                    (x) Investments. As of the Agreement Date, none of the Borrower or any of the Designated Subsidiaries owns any Equity Interests in, or has outstanding loans or advances to, or guaranties of the obligations of, any Person except as reflected in the Financial Statements, or disclosed on Schedule 5.1(c) or Schedule 5.1(x) attached hereto. Schedule 5.1(x) sets forth, as of the Agreement Date, whether each Investment identified thereon constitutes a
Restricted Investment, an Unrestricted Investment, a Foreign Investment, a Domestic SpectraSite Mexico Investment or a Foreign SpectraSite Mexico Investment and the amount that has been Invested by members of the Restricted Group in each such Investment as of the Agreement Date.

                    (y) Material Contracts. Schedule 5.1(y) contains a complete list, as of the Agreement Date, of each contract, agreement or commitment (the "Material Contracts") to which the Borrower or any of the Designated Subsidiaries is a party the termination of which could reasonably be expected to have a Materially Adverse Effect, and, upon the request of the Arrangers, the Borrower will provide the Arrangers with a copy of any such contract or agreement. Schedule 5.1(y) further identifies, as of the Agreement Date, each Material Contract which requires consent to the granting of a Lien in favor of the Collateral Agent on the rights of the Borrower or any of the Designated Subsidiaries thereunder.

                    (z) Broker's or Finder's Commissions. No broker's or finder's fee or commission will be payable with respect to the issuance of the Notes, and no other similar fees or commissions will be payable by the Borrower or any of the Designated Subsidiaries for any other services rendered to any of them ancillary to the transactions contemplated herein except to the Arrangers and their respective Affiliates.

                    (aa) SBC Lease Documents; Holdco Notes Indentures. The Borrower has provided to the Arrangers (i) correct and complete copies of the SBC Lease Documents and (ii) a correct and complete copy of each of the Holdco Notes Indentures and the notes and other agreements and documents executed and delivered pursuant thereto. To the best of the Borrower's knowledge, none of the representations and warranties made by or with respect to any of Holdco, the Borrower and the Borrower's Subsidiaries as set forth in the SBC Lease Documents is incorrect in any material respect.

                    (bb) Solvency. As of the Agreement Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, (i) the property of the Borrower, at a fair valuation on a going concern basis, will exceed its debt; (ii) the capital of the Borrower will not be unreasonably small to conduct its business; and (iii) the Borrower will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature. For purposes of this Section 5.1(bb), "debt" means any liability on a claim, and "claim" means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if

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

such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

                    (cc) Real Property and Tower Sites. To the best of the Borrower's knowledge, each of the material leases of the Borrower or the Designated Subsidiaries is valid, enforceable and in full force and effect. The Borrower or a Designated Subsidiary, as applicable, is the sole holder of the lessee's interests under each lease to which it is a party and, except to the extent not reasonably likely to have, individually or in the aggregate, a Materially Adverse Effect, has the right to pledge and assign the same. Neither the Borrower nor any of the Designated Subsidiaries has made any pledge or assignment of any of its rights under any such leases except pursuant to the Security Documents and except for the Nextel Subordinated Lien, and there is no default or condition which, with the passage of time or the giving of notice, or both, would constitute a material default on the part of the Borrower or any of the Designated Subsidiaries or, to the best of the Borrower's knowledge, any other party, under such leases with respect to any Material Towers.

          Section 5.2 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made, and shall be true and correct in all material respects, at and as of the Agreement Date and on the date of each Advance and on the date of issuance of each Letter of Credit, except to the extent expressly applicable only to an earlier date or no longer true and correct as a result of actions or changes in accordance with the terms hereof. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Credit Parties, any investigation or inquiry by any Credit Party, or the making of any Advance or the issuance of any Letter of Credit under this Agreement.

                          ARTICLE 6 - General Covenants


          So long as any of the Obligations (other than contingent indemnification obligations) are outstanding and unpaid, or the Borrower shall have the right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), or any Letter of Credit is outstanding, and unless the Majority Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing:

          Section 6.1 Preservation of Existence and Similar Matters. Except as permitted in Section 8.5 hereof, the Borrower will, and will cause each of the Designated Subsidiaries to:

                         (i)  preserve  and  maintain  its  existence,   rights,
franchises, licenses and privileges in the state of its incorporation or organization and in each other state in which it operates a material part of its business, including, without limitation, all Necessary Authorizations, except as would not reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect; and

                         (ii) qualify and remain  qualified and authorized to do
business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization except where the failure to be qualified or authorized would reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect.

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

          Section 6.2 Business; Compliance with Applicable Law. The Borrower will, and will cause each of the Designated Subsidiaries to, engage solely in the business of the Tower Operations, the Other Operations and in related business activities. The Borrower will, and will cause each of the Designated Subsidiaries to, comply with the requirements of all Applicable Laws (including, without limitation, all tower marking and lighting requirements of the FAA and the FCC) except where the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect.

          Section 6.3 Maintenance of Properties and Assets. The Borrower will, and will cause each of the Designated Subsidiaries to, (a) maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties (including, without limitation, all Towers) used in their respective businesses (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto except where the failure to do so would not materially adversely affect or apply to any Material Towers, and (b) obtain and maintain and preserve in full force and effect, and renew and extend as necessary, all Material Contracts and all Necessary Authorizations with respect to the Towers except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect.

          Section 6.4 Accounting Methods and Financial Records. The Borrower will maintain, on a consolidated basis with its Subsidiaries, a system of accounting established and administered in accordance with GAAP consistently applied, keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles consistently applied and reflecting all transactions required to be reflected by such accounting principles, and keep accurate and complete records of the Collateral. The Borrower and the Designated Subsidiaries will maintain a fiscal year ending on December 31.

          Section 6.5 Insurance. The Borrower will, and will cause each of the Designated Subsidiaries to:

               (a) Maintain insurance, including, but not limited to, public liability coverage insurance, from responsible companies in such amounts and against such risks to the Borrower and each of the Designated Subsidiaries as is prudent and customary for Persons in the Tower Operations business (including, without limitation, larceny, embezzlement, employee fidelity, and other criminal misappropriation insurance and insurance against claims for personal or bodily injury, death or property damage);

               (b) Keep their respective Assets (including, without limitation, broadcast Towers, but excluding all other Towers and all motor vehicles) insured by responsible companies against loss or damage by fire, theft, burglary, pilferage, loss in transit, explosions and hazards insured against by extended
coverage,   in  amounts  and  scope  of  coverage  which  are  prudent  for  the communications tower industry, in accordance with industry standards, all premiums thereon to be paid by the Borrower and the Designated Subsidiaries;

               (c) Require that each casualty and liability insurance policy for the Borrower and the Designated Subsidiaries provide for at least thirty (30) days' prior written notice to the Collateral Agent of any termination of or proposed cancellation or non-renewal of such policy, or material reduction in coverage, and name the Collateral Agent (for the benefit of the Credit Parties)

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as additional  named loss payee to the extent of the  Obligations and additional named insured; and

               (d) In the event of a casualty loss covered by the insurance of the Borrower or any Designated Subsidiary, Net Cash Proceeds of such insurance of $10,000,000 or less paid in respect of such loss shall be paid directly to, and may be retained by, the Borrower. Net Proceeds of insurance in excess of $10,000,000 shall be paid to the Collateral Agent and shall be applied to repay the Loans to the extent set forth in Section 2.7(b) or Section 10.3 hereof, as appropriate, and (ii) thereafter be applied as provided in Section 2.7(b).

          Section 6.6 Payment of Taxes and Claims. The Borrower will, and will cause each of the Designated Subsidiaries to, pay and discharge all material taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by them or imposed upon them or their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of their properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower will, and will cause each of the Designated Subsidiaries to, timely file all material information returns required by federal, state or local tax authorities.

          Section 6.7 Visits and Inspections. The Borrower will, and will cause each of the Designated Subsidiaries to, permit representatives of any Credit Party at its expense, during normal business hours, upon reasonable advance notice to the Borrower or such Designated Subsidiary, as applicable, to (a) visit and inspect the properties of the Borrower or such Designated Subsidiary,
(b) inspect and make extracts from and copies of their respective books and records, and (c) discuss with their respective principal officers their respective businesses, assets, liabilities, financial positions, results of operations and business prospects; provided, however, that notwithstanding the foregoing at any time after the occurrence and during the continuance of a Default or Event of Default, any such visit or inspection by any Arranger shall be at the expense of the Borrower. The Borrower and each of the Designated Subsidiaries will also permit representatives of any of the Lead Arrangers to discuss with their respective auditors their respective businesses, assets, liabilities, financial positions, results of operations and business prospects.

          Section 6.8 Use of Proceeds. The Borrower will use the aggregate proceeds of all Advances (a) to finance the SBC Transaction, (b) to finance Permitted Acquisitions and Permitted Investments, (c) to make Restricted Payments to Holdco permitted under Section 8.7 hereof, (d) to provide funding for the acquisition, leasing, construction/development, management and build-out of Towers, Tower Sites, Shared Tenant Infrastructure Sites and other sites related to the foregoing, in each case as permitted hereunder and (e) for working capital and other general corporate purposes (including, without limitation, fees and expenses relating to the SBC Transaction, any Permitted Acquisitions and any Permitted Investments, and the transactions contemplated by this Agreement and the other Loan Documents). No proceeds of Advances hereunder shall be used for the purchase or carrying or the extension of credit for the

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purpose of  purchasing  or  carrying  any  margin  stock  within the  meaning of
Regulations U and X of the Board of Governors of the Federal Reserve System.

          Section 6.9 Real Property. With respect to each parcel of real property, whether owned or leased by the Borrower or any of the Subsidiary Guarantors on the Agreement Date or at any time thereafter (including, without limitation, any Tower Site), the Borrower shall, and shall cause each of the Subsidiary Guarantors, promptly to:

               (a) Execute and deliver to the Collateral Agent, a collateral assignment of, to the extent permitted therein, any Tower Site Lease Agreements, Tower Space Lease Agreements and/or Tower Site Management Contracts entered into by the Borrower or any of the Subsidiary Guarantors as lessor with respect to such real property. The Borrower shall also make available to the Collateral Agent, upon request therefor, at the central location referred to in Section 6.9(c) hereof, copies of all Tower Site Lease Agreements, Tower Space Lease Agreements and Tower Site Management Agreements entered into by the Borrower or any of the applicable Subsidiaries, and to the extent that any consent is required to the pledge or assignment of any Tower Site Lease Agreement, Tower Space Lease Agreement or Tower Site Management Agreement by the Borrower or any of the Subsidiary Guarantors to the Collateral Agent as security for the Obligations, the Borrower shall use commercially reasonable efforts to obtain such consent in writing to the extent reasonably requested by the Collateral Agent.

               (b) Execute and deliver to the Collateral Agent, a Mortgage (or, in the case of real property acquired (or leased) prior to the Agreement Date, an amendment to, or amendment and restatement of, any Mortgage delivered before the Agreement Date) covering each such parcel of real property that has a fair market value in excess of $15,000,000 and the principal use of which, in the ordinary course of the Borrower's business, is not as a Tower Site or a Shared Tenant Infrastructure Site; provided, however, neither the Borrower nor any of the Subsidiary Guarantors shall be required to grant to the Collateral Agent a Mortgage in respect of any parcel of real property owned by the United States government or any agency thereof. All of the Mortgages shall be delivered by the Borrower and the Subsidiary Guarantors to the Collateral Agent in recordable form for the applicable jurisdiction.

               (c) In connection with all Mortgages executed and delivered by the Borrower or any of the Subsidiary Guarantors hereunder, grant to the Collateral Agent and its designees access to all other documentation reasonably requested by the Collateral Agent (all of which shall be compiled in one central location) in connection with each such grant or assignment, including, without limitation, policies of title insurance, copies of any Phase I or Phase II environmental audits, flood zone certificates, financing statements and fixture filings, surveys and appraisals, in each case to the extent available to or otherwise reasonably obtainable by the Borrower or the Subsidiary Guarantors.

               (d) The Collateral Agent will release a Mortgage upon receipt of written notice from the Borrower that the Tower Site Lease Agreement for the property subject to such Mortgage has expired, been terminated or such property has been transferred in connection with a Permitted Disposition.

          Section 6.10 Indemnity. The Borrower, for itself and on behalf of each of the Designated Subsidiaries, agrees, jointly and severally, to indemnify and hold harmless each Indemnified Party from and against any and all claims, liabilities, losses, damages, actions, reasonable attorneys' fees and expenses

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(as such fees and expenses are incurred) and demands by any party, including the costs of investigating and defending such claims (a) resulting from any breach or alleged breach by Holdco, the Borrower or any of the Designated Subsidiaries of any representation, warranty, or covenant made hereunder or under any other Loan Document; (b) arising out of or in connection with (i) the Commitments, the Loans or otherwise under this Agreement or any other Loan Document (including, without limitation, the taking of collateral security for the Obligations), including the use of the proceeds of Loans hereunder in any fashion by the Borrower or any of its Subsidiaries or the performance of their respective obligations under the Loan Documents by Holdco, the Borrower or any of the Borrower's Subsidiaries, (ii) allegations of any participation by the Credit Parties, or any of them, in the affairs of Holdco, the Borrower or any of the Borrower's Subsidiaries, or allegations that any of them has any joint liability with Holdco, the Borrower or any of the Borrower's Subsidiaries for any reason, or (iii) any claims against the Credit Parties, or any of them, by any shareholder, partner, or other investor in or lender to Holdco, the Borrower or any of the Borrower's Subsidiaries, by any brokers or finders or investment advisers or investment bankers retained by Holdco, the Borrower, any of the Borrower's Subsidiaries or by any other third party, arising out of the Commitments, the Loans or otherwise under this Agreement or any other Loan Document; or (c) in connection with taxes (other than income taxes or any taxes attributable to a Credit Party's failure to comply with the requirements of
Section 2.13(b) (but only with respect to such Credit Party)), fees, and other charges payable in connection with the Loans, or the execution, delivery, recording, and enforcement of this Agreement, the Security Documents (including, without limitation, any Mortgage whenever filed or recorded), the other Loan Documents, and any amendments thereto or waivers of any of the provisions thereof; unless the Person seeking indemnification hereunder is determined in such case to have acted with gross negligence or willful misconduct, in any case by a final, non-appealable judicial order. The obligations of the Borrower and the Designated Subsidiaries under this Section 6.10 are in addition to, and shall not otherwise limit, any liabilities which the Borrower or any Designated Subsidiary might otherwise have in connection with any warranties or similar obligations of the Borrower or such Designated Subsidiary in any other agreement or instrument or for any other reason. It is understood and agreed that, to the extent not precluded by a conflict of interest, each Indemnified Party shall endeavor to work cooperatively with the Borrower with a view to minimizing the legal and other expenses associated with any defense and any potential
settlement  or  judgment.   To  the  extent   reasonably   practicable  and  not
disadvantageous to any Indemnified Party, it is anticipated that a single counsel shall be used. Settlement of any claim or litigation involving any material indemnified amount shall be subject to the approval of the Borrower (which approval shall not be unreasonably withheld).

          Section 6.11 Interest Rate Hedging. Within one hundred eighty (180) days from the Agreement Date, the Borrower shall have entered into one or more Interest Hedge Agreements which fix or place a limit on the Borrower's interest obligations at interest rates reasonably acceptable to the Administrative Agent with respect to the Loans such that, at all times thereafter, not less than fifty percent (50%) of the aggregate amount of Funded Debt of Holdco, the Borrower and the Borrower's Subsidiaries outstanding shall be hedged or on a fixed rate basis. Each Interest Hedge Agreement shall provide interest rate protection for a period of the lesser of (a) three (3) years from the date of such Interest Hedge Agreement, or (b) the period remaining until the Initial Maturity Date with respect to Interest Rate Hedge Agreements entered into in connection with the Revolving Loans and the Tranche A Loans and the Final Maturity Date with respect to Interest Rate Hedge Agreements entered into in connection with the Tranche B Loans. All obligations of the Borrower to any

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Lender,  or any  Affiliate  of  any  Lender,  pursuant  to  any  Interest  Hedge
Agreement, shall be deemed to be part of the Obligations.

          Section 6.12 Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect, the conduct of the Borrower's and each of the Designated Subsidiaries' business operations will not violate any Environmental Laws (including, without limitation, any rules and regulations applicable to the Borrower and the Designated Subsidiaries relating to radiated power density maximum permissible exposure levels), and neither the Borrower nor any of the Designated Subsidiaries will use any Hazardous Materials at any of its places of business except such materials as are incidental to the Borrower's or such Designated Subsidiary's normal course of business, maintenance and repairs, and then only in compliance with all applicable Environmental Laws. The Borrower and each of the Designated Subsidiaries shall have, maintain, apply for and/or timely renew all permits required for the Towers and other business operations at its places of business or otherwise except where the failure to do so would reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect. The Borrower shall promptly notify the Lead Arrangers in writing of (a) any and all material enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened in writing pursuant to any applicable Environmental Law; (b) the existence of any environmental condition or circumstances known to the Borrower; and (c) all claims made or threatened by any third party against the Borrower or any of the Designated Subsidiaries relating to damages, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials, which, in any case, could reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect. The Borrower shall promptly notify the Lead Arrangers of any material remedial action taken by the Borrower or any of the Designated Subsidiaries pursuant to Environmental Laws with respect to the Borrower's or such Designated Subsidiary's Towers or other business operations.

          Section 6.13 ERISA. The Borrower shall, and shall cause each of the Designated Subsidiaries to, at all times make, or cause to be made, prompt payment of all material contributions required under the terms of their Plans and to meet the minimum funding standards set forth in ERISA with respect to such Plans. The Borrower shall maintain, and shall cause each of the Designated Subsidiaries to maintain, each of the Plans of Borrower and the Designated Subsidiaries in material compliance with their terms and applicable provisions of ERISA and the Code.

          Section 6.14 Further Assurances. Holdco and the Borrower will promptly cure, or cause to be cured, defects in the creation and issuance of any of the Notes and the execution and delivery of the Loan Documents (including, without limitation, this Agreement), resulting from any act or failure to act by Holdco, the Borrower or any of the Designated Subsidiaries or any employee or officer thereof. Holdco and the Borrower, at their sole expense, will promptly execute and deliver to the Credit Parties, or cause to be executed and delivered to the Credit Parties, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of Holdco, the Borrower and the Designated Subsidiaries in the Loan Documents (including, without limitation, this Agreement), or to obtain any consents, all as may be reasonably necessary or appropriate in connection therewith as may be reasonably requested.

          Section 6.15 Covenants Regarding Additional Collateral.

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               (a) Concurrently with (x) the consummation of each Acquisition by the Borrower (whether  directly or indirectly) of any new Subsidiary  Guarantor,
(y) the formation of any new Subsidiary Guarantor, or (z) the re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Borrower will, and will cause each of the applicable Subsidiaries to, provide to the Collateral Agent the following:

                    (i) a completed questionnaire, in the form of Exhibit X attached hereto, with respect to such new Subsidiary Guarantor;

                    (ii) a duly executed amendment to the Borrower Pledge Agreement or the Subsidiary Pledge Agreement, as applicable, pursuant to which all of the Equity Interests in such new Subsidiary Guarantor held directly or indirectly by the Borrower shall be pledged to the Collateral Agent as additional Collateral securing the Obligations to be held by the Collateral Agent in accordance with the terms of the Borrower Pledge Agreement or the Subsidiary Pledge Agreement, as applicable, together with all original share certificates representing such Equity Interests and duly executed certificate powers (or, in the case of uncertificated Equity Interests, any necessary UCC-1 financing statement forms);

                    (iii) a duly executed supplement to the Subsidiary Guaranty for such new Subsidiary Guarantor, together with all schedules thereto;

                    (iv) a duly executed supplement to the Subsidiary Security Agreement for such new Subsidiary Guarantor, together with all schedules thereto and all necessary UCC-1 financing statement forms;

                    (v) in the case of any new Subsidiary Guarantor holding any Equity Interests in any Designated Subsidiary or Restricted Investment, a duly executed supplement to the Subsidiary Pledge Agreement, pursuant to which such Subsidiary Guarantor shall pledge to the Collateral Agent all of the Equity Interests held by it, whether now owned or hereafter acquired, in (A) each of the Subsidiary Guarantors, the Restricted Investments and the Domestic SpectraSite Mexico Investments and (B) each of the Foreign Subsidiaries, the Foreign Investments, the Foreign SpectraSite Mexico Subsidiaries (to the extent constituting Designated Subsidiaries hereunder) and the Foreign SpectraSite Mexico Investments (but not to exceed sixty-six percent (66%) of the total Equity Interests in any such Person);

                    (vi) a loan certificate from such new Subsidiary Guarantor, in substantially the form attached hereto as Exhibit W, including a certificate of incumbency with respect to each Authorized Signatory of such new Subsidiary Guarantor, together with the following items: (A) a copy of the certificate or articles of incorporation, certificate of limited partnership or certificate of organization of such new Subsidiary Guarantor, certified to be complete and correct by the Secretary of State of the state of such new Subsidiary
Guarantor's organization; (B) a certificate of good standing for such new Subsidiary Guarantor issued by the Secretary of State or similar state official for the state in which such Subsidiary Guarantor is organized; (C) a complete and correct copy of the by-laws, partnership agreement or limited liability company or operating agreement of such new Subsidiary Guarantor; and (D) a complete and correct copy of the resolutions of the board of directors, or other appropriate entity, of such new Subsidiary Guarantor authorizing such new Subsidiary Guarantor to execute, deliver and perform the Loan Documents to which it is a party;

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                    (vii) in the case of an Acquisition, a collateral assignment of the Permitted Acquisition Documents with respect thereto in substantially the form of the Assignments of Acquisition Documents; and

                    (viii) all other documentation, including, without limitation, an Intellectual Property Security Agreement or any other security agreement covering any additional intellectual property owned by such new Subsidiary Guarantor and one or more opinions of counsel reasonably satisfactory to the Collateral Agent, which in the reasonable opinion of the Collateral Agent is appropriate with respect to such transaction.

               (b) Concurrently with (x) the consummation of each Investment by the Borrower (whether directly or indirectly) in any new Restricted Investment or any Domestic SpectraSite Mexico Investment or (y) the re-designation of any Unrestricted Investment as a Restricted Investment, the Borrower will, and will cause each of the applicable Subsidiary Guarantors to, provide to the Collateral Agent the following:

                    (i) a duly executed amendment to the Borrower Pledge Agreement or the Subsidiary Pledge Agreement, as applicable, pursuant to which all of the Equity Interests held by the Borrower (whether directly or indirectly) in such new Restricted Investment or Domestic SpectraSite Mexico Investment shall be pledged to the Collateral Agent as additional Collateral securing the Obligations to be held by the Collateral Agent in accordance with the terms of the Borrower Pledge Agreement or the Subsidiary Pledge Agreement, as applicable, together with all original share certificates representing such Equity Interests and duly executed certificate powers (or, in the case of uncertificated Equity Interests, any necessary UCC-1 financing statement forms);

                    (ii)  in  the  case  of  a  new  Investment,   a  collateral
assignment of the Permitted Acquisition Documents with respect thereto in substantially the form of the Assignments of Acquisition Documents; and

                    (iii) all other documentation, including, without limitation, one or more opinions of counsel reasonably satisfactory to the Collateral Agent, which in the reasonable opinion of the Collateral Agent is appropriate with respect to such transaction.

               (c) Concurrently with (x) the consummation of each Acquisition by the Borrower (whether directly or indirectly) of any new Foreign Subsidiary or, to the extent constituting a Designated Subsidiary hereunder, any new Foreign SpectraSite Mexico Subsidiary, (y) the formation of any new Foreign Subsidiary or, to the extent constituting a Designated Subsidiary hereunder, any new Foreign SpectraSite Mexico Subsidiary, or (z) the consummation of each Investment by the Borrower (whether directly or indirectly) in any new Foreign Investment or any new Foreign SpectraSite Mexico Investment, the Borrower will, and will cause each of the Subsidiary Guarantors to, provide to the Collateral Agent the following:

                    (i) a duly executed amendment to the Borrower Pledge Agreement or the Subsidiary Pledge Agreement, as applicable, pursuant to which all of the Equity Interests owned by the Borrower (whether directly or indirectly) in such new Foreign Subsidiary, such new Foreign SpectraSite Mexico Subsidiary, such new Foreign Investment or such new Foreign SpectraSite Mexico Investment (but not to exceed sixty-six percent (66%) of the total Equity Interests of any such Person) shall be pledged to the Collateral Agent as

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additional  Collateral  securing the  Obligations  to be held by the  Collateral
Agent in accordance with the terms of the Borrower Pledge Agreement or the Subsidiary Pledge Agreement, as applicable, together with all original share certificates representing such Equity Interests and duly executed certificate powers (or, in the case of uncertificated Equity Interests, any necessary UCC-1 financing statement forms);

                    (ii) in the case of an Acquisition, a collateral assignment of the Permitted Acquisition Documents with respect thereto in substantially the form of the Assignments of Acquisition Documents; and

                    (iii) all other documentation, including, without limitation, one or more opinions of counsel reasonably satisfactory to the Collateral Agent, which in the reasonable opinion of the Collateral Agent is appropriate with respect to such transaction.

               (d) At such time as the Borrower shall, directly or indirectly, acquire a majority of the Equity Interests in Concourse Communications, the Borrower will, and will cause each of the applicable Subsidiary Guarantors to, provide to the Collateral Agent, subject to clause (f) below, the following:

                    (i) a completed questionnaire, in the form of Exhibit X attached hereto, with respect to Concourse Communications and each of its Subsidiaries;

                    (ii) a duly executed amendment to the Borrower Pledge Agreement pursuant to which all of the additional Equity Interests in Concourse Communications acquired by the Borrower shall be pledged to the Collateral Agent as additional Collateral securing the Obligations to be held by the Collateral Agent in accordance with the terms of the Borrower Pledge Agreement, together with all original share certificates representing such Equity Interests and duly executed certificate powers (or, in the case of uncertificated Equity Interests, any necessary UCC-1 financing statement forms);

                    (iii) a duly executed supplement to the Subsidiary Guaranty for Concourse Communications and each of its Subsidiaries, together with all schedules thereto;

                    (iv) a duly executed supplement to the Subsidiary Security Agreement for Concourse Communications and each of its Subsidiaries, together with all schedules thereto and all necessary UCC-1 financing statement forms;

                    (v) in the case of Concourse Communications and any of its Subsidiaries holding any Equity Interests in any other Person, a duly executed supplement to the Subsidiary Pledge Agreement, pursuant to which Concourse Communications and each such Subsidiary shall pledge to the Collateral Agent all of the Equity Interests, whether now owned or hereafter acquired by it, in such Person;

                    (vi) a loan certificate from Concourse Communications and each of its Subsidiaries, in substantially the form attached hereto as Exhibit W, including a certificate of incumbency with respect to each Authorized Signatory of such new Guarantor, together with the following items: (A) a copy of the certificate or articles of incorporation, certificate of limited partnership or certificate of organization of such new Guarantor, certified to be complete and correct by the Secretary of State of the state of such new Guarantor's organization; (B) a certificate of good standing for such new

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Guarantor  issued by the  Secretary of State or similar  state  official for the state in which such Guarantor is organized; (C) a complete and correct copy of the by-laws, partnership agreement or limited liability company or operating agreement of such new Guarantor; and (D) a complete and correct copy of the resolutions of the board of directors, or other appropriate entity, of such new Guarantor authorizing such new Guarantor to execute, deliver and perform the Loan Documents to which it is a party; and

                    (vii) all other documentation, including, without limitation, an Intellectual Property Security Agreement or any other security agreement covering any additional intellectual property owned by Concourse Communications or any of its Subsidiaries and one or more opinions of counsel reasonably satisfactory to the Collateral Agent, which in the reasonable opinion of the Collateral Agent is appropriate.

               (e) In the event that the Borrower or any of the Designated Subsidiaries shall be party to a merger permitted pursuant to Section 8.5 hereof, the Borrower will, and will cause each of the applicable Subsidiary Guarantors to, provide to the Collateral Agent the following:

                    (i) duly executed copies of the documents executed by the Borrower and the Designated Subsidiaries in connection with such transaction, together with the filing evidence of such merger certified by the secretary of state for the applicable jurisdiction; and

                    (ii) all such other documentation that would be otherwise required hereunder with respect to the surviving Person of such merger, including, without limitation, supplements to Security Documents (together with applicable schedules and exhibits thereto), new Subsidiary questionnaires, amendments to existing Security Documents and appropriate UCC-1 financing statement forms, in each case which in the reasonable opinion of the Collateral Agent is appropriate.

               (f) Notwithstanding anything to the contrary contained in the foregoing or elsewhere in this Agreement, the following shall apply: (i) with respect to any non-wholly owned Restricted Subsidiaries and, to the extent constituting Designated Subsidiaries hereunder, any non-wholly owned Domestic SpectraSite Mexico Subsidiaries, the Borrower shall only be required to use its commercially reasonable efforts to provide with respect to such Subsidiaries a supplement to the Subsidiary Guaranty, a supplement to the Subsidiary Security Agreement or any other documentation providing for a pledge of the Assets of such Subsidiaries; (ii) with respect to the Equity Interests of any non-wholly owned Foreign Subsidiary or any Foreign Investment, the Borrower shall only be required to use its commercially reasonable efforts to pledge such Equity Interests to the Collateral Agent; (iii) until such time as the Borrower shall, directly or indirectly, own all of the issued and outstanding Equity Interests of Concourse Communications, the Borrower shall cause the board of directors of Concourse Communications to determine whether the issuance of a Guaranty (in the

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form of a  supplement  to the  Subsidiary  Guaranty),  the  grant  of a  blanket security interest in substantially all of their respective assets and/or a pledge of all Equity Interests owned by Concourse Communications and its Subsidiaries in favor of the Collateral Agent to secure the Obligations would be permitted under Applicable Law and under their respective organizational documents, and if the board of directors determines that the issuance of such a Guaranty (in the form of a supplement to the Subsidiary Guaranty), the grant of such a security interest and/or such a pledge would not meet the foregoing tests, the Borrower shall use its commercially reasonable efforts to obtain the consent of the other holders of any Equity Interests in Concourse Communications and its Subsidiaries to the issuance of such a Guaranty, the grant of such a security interest and/or such pledge; (iv) at such time as the Borrower shall, directly or indirectly, own all of the issued and outstanding Equity Interests of Concourse Communications, the Borrower shall be required to provide all of the documentation required under this Section 6.15 with respect to Concourse Communications and its wholly owned Subsidiaries and shall use its commercially reasonable efforts to provide such documentation with respect to any non-wholly owned Subsidiaries of Concourse Communications; and (v) in the case of any Permitted Acquisition Documents to which Holdco is a party, Holdco shall execute and deliver a collateral assignment of its interests in and rights under such Permitted Acquisition Documents with respect thereto in substantially the form of the Assignments of Acquisition Documents;

               (g) Any document, agreement or instrument executed or issued pursuant to this Section 6.15 shall be a `Loan Document' for purposes of this Agreement.

          Section 6.16 Tower Subsidiaries. All Towers owned or leased by the Borrower or any of the Restricted Subsidiaries after March 9, 2000 shall be held in one or more Tower Subsidiaries; provided that all Original Nextel Towers shall be held exclusively by TAS. The Borrower shall comply with the provisions of Sections 6.15 and 6.17 in respect thereof. Notwithstanding anything to the contrary contained in this Agreement, the following shall apply to the Tower
Subsidiaries: (a) none of the Tower Subsidiaries will engage in any activity other than the owning or leasing of Towers and other Tower Assets or any other activities directly related thereto; (b) none of the Tower Subsidiaries may liquidate or dissolve itself (or suffer any liquidation or dissolution), or enter into any merger, consolidation or other business combination (except with another Tower Subsidiary) otherwise permitted to be made by Restricted
Subsidiaries of the Borrower pursuant to Section 8.5 hereof; (c) Tower Subsidiaries may transfer Assets freely amongst themselves, but not to the Borrower or any other Subsidiary of the Borrower that does not constitute a Tower Subsidiary; and (d) none of the Tower Subsidiaries shall be obligated in respect of any Guaranty of the performance obligations of the Borrower or any of its Subsidiaries (other than under the Loan Documents). Tower Subsidiaries may form and acquire Subsidiaries so long as such Subsidiaries are also Tower Subsidiaries.

          Section 6.17 Covenants Regarding the Designation of Subsidiaries and Investments.

               (a) Procedure for Designation. As of the Agreement Date, the Borrower shall designate in writing to the Lead Arrangers (i) each of its direct and indirect Subsidiaries (other than any Foreign Subsidiaries, any Domestic SpectraSite Mexico Subsidiaries or any Foreign SpectraSite Mexico Subsidiaries) as Restricted Subsidiaries or Unrestricted Subsidiaries for purposes of this Agreement and (ii) each of the Investments (other than Concourse Communications, any Foreign Investments, any Domestic SpectraSite Mexico Investments and any Foreign SpectraSite Mexico Investments) made by the Borrower or any of its Subsidiaries as Restricted Investments or Unrestricted Investments for purposes of this Agreement. With respect to each Subsidiary of the Borrower formed or acquired, and each Investment of the Borrower or any of its Subsidiaries made, after the Agreement Date, the Borrower shall, promptly after the formation or Acquisition of such Subsidiary or the making of such Investment, designate in writing to the Lead Arrangers whether each such Subsidiary is a Restricted

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Subsidiary,  an  Unrestricted  Subsidiary,  a  Foreign  Subsidiary,  a  Domestic
SpectraSite Mexico Subsidiary or a Foreign SpectraSite Mexico Subsidiary and whether each such Investment is a Restricted Investment, an Unrestricted Investment, a Foreign Investment, a Domestic SpectraSite Mexico Investment or a Foreign SpectraSite Mexico Investment. To the extent that the Borrower shall fail to designate a Subsidiary or an Investment pursuant to the terms of this
Section 6.17(a), within thirty (30) days of the formation or Acquisition thereof, each such Subsidiary shall be deemed to be a Restricted Subsidiary and each such Investment shall be deemed to be a Restricted Investment. After the Agreement Date, so long as no Default or Event of Default then exists or would be caused thereby, the Borrower may, upon thirty (30) days' (or such shorter period as may be acceptable to the Administrative Agent) prior written notice to the Administrative Agent and subject to compliance with the requirements of this
Section 6.17 and Section 6.15 hereof, re-designate Unrestricted Subsidiaries as Restricted Subsidiaries and Unrestricted Investments as Restricted Investments. Members of the Restricted Group, Restricted Investments, Foreign Subsidiaries,
Foreign  Investments,   Domestic   SpectraSite  Mexico  Subsidiaries,   Domestic
SpectraSite Mexico Investments, Foreign SpectraSite Mexico Investments and Foreign SpectraSite Mexico Subsidiaries may not be re-designated as Unrestricted Subsidiaries or Unrestricted Investments. Notwithstanding anything to the contrary contained herein, (x) no Unrestricted Subsidiary may be designated or re-designated as a Restricted Subsidiary if not owned directly by a member of the Restricted Group and (y) no Unrestricted Investment may be designated or re-designated as a Restricted Investment if not owned directly by a member of the Restricted Group.

               (b)   Concourse   Communications.   At  such  time  as  Concourse
Communications shall become a wholly-owned Subsidiary of the Borrower, Concourse Communications and each of its wholly-owned Subsidiaries shall become Restricted Subsidiaries for purposes of this Agreement. Subsidiaries of Concourse Communications which are not wholly-owned Subsidiaries of the Borrower shall be designated by the Borrower as Restricted Subsidiaries or Unrestricted Subsidiaries and shall be subject to all provisions of this Agreement relevant to such designation.

               (c) Release of Collateral Relating to SpectraSite Mexico. So long as no Default or Event of Default then exists or would be caused thereby, the Borrower may request that the Majority Lenders agree, in their sole discretion, to (i) the release of any Guaranties issued by or any Collateral pledged by any Domestic SpectraSite Mexico Subsidiary and any Equity Interest in any Domestic SpectraSite Mexico Subsidiary or Foreign SpectraSite Mexico Subsidiary pledged as collateral under any of the Loan Documents, and (ii) the release of any Collateral relating to any Domestic SpectraSite Mexico Investment or any Foreign SpectraSite Mexico Investment; provided, however, so long as no Default or Event of Default exists or would be caused thereby and so long as the investments by the Borrower and the Designated Subsidiaries (other than the Domestic SpectraSite Mexico Subsidiaries and the Foreign SpectraSite Mexico Subsidiaries) in the Domestic SpectraSite Mexico Subsidiaries and the Foreign SpectraSite Mexico Subsidiaries with respect to which a release has been requested have been less than $25,000,000 in the aggregate since the Agreement Date, the consent of the Majority Lenders or any other Credit Parties shall not be required for any such release. The Borrower may further request that the Majority Lenders consent, in their sole discretion, to the transfer to Holdco by the Borrower of all or a portion of the Equity Interests held directly or indirectly by the Borrower in each of the Persons comprising SpectraSite Mexico; provided, however, so long as no Default or Event of Default exists or would be caused

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thereby  and so long  as the  investments  by the  Borrower  and the  Designated
Subsidiaries (other than the Domestic SpectraSite Mexico Subsidiaries and the Foreign SpectraSite Mexico Subsidiaries) in the Domestic SpectraSite Mexico Subsidiaries and the Foreign SpectraSite Mexico Subsidiaries to be transferred have been less than $25,000,000 in the aggregate since the Agreement Date, the consent of the Majority Lenders or any other Credit Parties shall not be required for any such transfer. To the extent that (A) any of the Collateral pledged by or related to any Domestic SpectraSite Mexico Subsidiaries or any Foreign SpectraSite Mexico Subsidiaries shall be released hereunder or (B) any
of  the  Domestic   SpectraSite  Mexico  Subsidiaries  or  any  of  the  Foreign
SpectraSite Mexico Subsidiaries shall be transferred to Holdco, none of such Subsidiaries shall thereafter constitute Designated Subsidiaries for purposes of this Agreement.

                        ARTICLE 7 - Information Covenants


               So long as any of the Obligations (other than contingent indemnification obligations) is outstanding and unpaid or the Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), or any Letter of Credit is outstanding and unless the Majority Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to, in the case of Sections 7.1, 7.2 and 7.3, each Credit Party, and in the case of Sections 7.4 and 7.5, each Arranger, at its offices:

               Section 7.1 Quarterly Financial Statements and Information. Within forty-five (45) days after the last day of each of the first three (3) fiscal quarters, and within ninety (90) days after the last day of the fourth fiscal quarter of each fiscal year of the Borrower, unaudited balance sheets of
(a) Holdco, on a consolidated basis with its Subsidiaries, and (b) the Borrower, on a consolidated basis with its Subsidiaries, in each case as at the end of such quarter, and the related statements of cash flows of such parties as set forth in clauses (a) and (b) above, and the related statements of operations of
(i) Holdco, on a consolidated basis with its Subsidiaries, (ii) the Borrower, on a consolidated basis with its Subsidiaries, (iii) the Borrower, on a consolidated basis with the Restricted Subsidiaries, (iv) the Domestic SpectraSite Mexico Subsidiaries and the Foreign SpectraSite Mexico Subsidiaries on a consolidated basis, and (v) each Designated Subsidiary (other than the
Restricted Subsidiaries, the Domestic SpectraSite Mexico Subsidiaries and the Foreign SpectraSite Mexico Subsidiaries) on a consolidated basis with its Designated Subsidiaries, and a revenue and expense statement of the Borrower and its Subsidiaries on a consolidated basis by Tower Operations and Other Operations, in each case for such quarter and for the elapsed portion of the year ended with the last day of such quarter, which, with respect to such financial statements of (A) Holdco, on a consolidated basis with its
Subsidiaries, and (B) the Borrower on a consolidated basis with its Subsidiaries, shall set forth in comparative form such figures as at the end of and for such quarter and the corresponding quarter during the preceding fiscal year, and against the figures set forth for such quarter, with respect to each quarter ending prior to the first anniversary of the Agreement Date, in the Projections delivered by the Borrower on the Agreement Date, and with respect to each quarter ending thereafter, in the Borrower's business plan provided to the Credit Parties pursuant to Section 7.4(d) hereof, and shall be certified by a Financial Officer of the Borrower, to be, in his or her opinion, complete and correct in all material respects and to present fairly in all material respects, in accordance with GAAP (subject only to normal year-end adjustments and the absence of footnotes), the financial position of (v) Holdco, on a consolidated basis with its Subsidiaries, (w) the Borrower, on a consolidated basis with its Subsidiaries, (x) the Borrower, on a consolidated basis with the Restricted Subsidiaries, (y) the Domestic SpectraSite Mexico Subsidiaries and the Foreign

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SpectraSite Mexico Subsidiaries on a consolidated basis, and (z) each Designated
Subsidiary (other than the Restricted Subsidiaries, the Domestic SpectraSite Mexico Subsidiaries and the Foreign SpectraSite Mexico Subsidiaries) on a consolidated basis with its Designated Subsidiaries, as applicable, as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period.

               Section 7.2 Annual Financial Statements and Information. In addition to the quarterly financial statements and information to be provided pursuant to Section 7.1 with respect to the fourth fiscal quarter of the Borrower, within ninety (90) days after the end of each fiscal year of the Borrower, the audited balance sheet of (a) Holdco, on a consolidated basis with its Subsidiaries, and (b) the Borrower, on a consolidated basis with its Subsidiaries, in each case as at the end of such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, and the related audited statements of operations and the related statements of cash flows of (i) Holdco, on a consolidated basis with its Subsidiaries, and
(ii) the Borrower, on a consolidated basis with its Subsidiaries, and the related profit and loss statements of (A) Holdco, on a consolidated basis with its Subsidiaries, and (B) the Borrower, on a consolidated basis with its Subsidiaries, in each case for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year and certified, without any qualifications or explanatory paragraphs, by independent certified public accountants of national recognized standing, whose opinion shall be in scope and substance reasonably satisfactory to the Lead Arrangers, and include a statement signed by such accountants to the effect that in connection with their examination of such financial statements they have reviewed the provisions of this Agreement and have no knowledge of any event or condition which constitutes an Event of Default or, if they have such knowledge, specifying the nature and period of existence thereof and that such accountants have authorized the Borrower to deliver such financial statements and opinion thereon to the Credit Parties pursuant to this Agreement; provided, however, that in issuing such statement, such independent accountants shall not be required to go beyond normal auditing procedures conducted in connection with their opinion referred to above. Notwithstanding the foregoing, prior to any fiscal year end in which either (a) EBITDA for the immediately preceding twelve
(12) months is less than ninety percent (90%) of Holdco EBITDA or (b) the total assets of the Borrower and its Designated Subsidiaries is less than ninety percent (90%) of the total assets of Holdco and its Subsidiaries as of such fiscal year end, the Borrower shall only be required to provide the financial statements referred to in this Section 7.2 for Holdco on a consolidated basis with its Subsidiaries and thereafter the Borrower shall only be required to provide the financial statements referred to in this Section 7.2 for the Borrower on a consolidated basis with its Subsidiaries.

               Section 7.3 Performance  Certificates.  At the time the financial
statements  are  furnished   pursuant  to  Section  7.1  hereof,  a  Performance
Certificate:

                    (a) setting forth as at the end of such fiscal quarter, the arithmetical calculations required to establish (i) the Applicable Margin, and
(ii) whether the Borrower was in compliance with the requirements of the Financial Covenants;

                    (b) setting forth for the Borrower and the Designated Subsidiaries, for each such fiscal quarter, a summary, in the form of Schedule 3 to the Performance Certificate, of (i) the number and type (i.e. telecommunications or broadcast) of Towers built, acquired, leased or sold by the Borrower or any of the Designated Subsidiaries during such period, (ii) the location (by state and county) of each Tower Site built, acquired or leased by the Borrower or any of the Designated Subsidiaries during such period

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(identifying  the  applicable  Person owning or leasing each such Tower Site) to the extent reasonably required by the Collateral Agent (it being understood that such information shall be delivered only to the Collateral Agent), (iii) the location (by state and county) of all other Collateral acquired by the Borrower or any of the Designated Subsidiaries during such period (identifying the applicable Person owning such Collateral) to the extent reasonably required by the Collateral Agent (it being understood that such information shall be delivered only to the Collateral Agent), (iv) a list of all Acquisitions, Investments, Restricted Payments and dispositions of Assets from the Agreement Date through the end of such period together with the total amount of each of the foregoing categories, (v) an updated summary of the corporate organization of the Borrower, its Subsidiaries and its Investments (identifying whether each of such Subsidiaries constitutes a Restricted Subsidiary, an Unrestricted Subsidiary, a Foreign Subsidiary, a Domestic SpectraSite Mexico Subsidiary or a Foreign SpectraSite Mexico Subsidiary and whether each of such Investments constitutes a Restricted Investment, an Unrestricted Investment, a Foreign Investment, a Domestic SpectraSite Mexico Investment or a Foreign SpectraSite Mexico Investment), and (vi) the Co-Location Percentage as at the end of such quarter; and

                    (c) stating that, to the best of his or her knowledge, no Default or Event of Default has occurred as at the end of such period, or, if a Default or an Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default.

          Section 7.4 Copies of Other Reports.

                    (a) Promptly upon receipt thereof, copies of all material reports, if any, submitted to Holdco or the Borrower by their independent public accountants regarding Holdco or the Borrower, including, without limitation, any management report prepared in connection with the annual audit referred to in
Section 7.2. The Administrative Agent agrees to provide to the Lenders a copy of any such report which the Administrative Agent receives from the Borrower.

                    (b) Promptly upon receipt thereof, copies of any material notice or report received from the FCC or the FAA or any other Governmental Authority, or regarding any Material Towers.

                    (c) Annually, a certificate of insurance indicating that the requirements of Section 6.5 hereof remain satisfied for such fiscal year.

                    (d) Annually, and in no event later than January 31 of any year, a copy of the Borrower's annual business plan on a quarterly basis and updated Projections for such fiscal year. The Administrative Agent agrees to provide to the Lenders a copy of any such plan which the Administrative Agent receives from the Borrower.

                    (e) In connection with any proposed Acquisition or Investment by the Borrower or any of the Designated Subsidiaries, and otherwise from time to time and promptly upon each request, such data, certificates, reports, statements, documents, or further information reasonably available to the Borrower regarding the business, assets, liabilities, financial position,

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projections,  results of  operations,  of the Borrower or any of the  Designated
Subsidiaries as the Credit Parties through the Administrative Agent may reasonably request.

                    (f) To the extent not covered elsewhere in this Article 7, promptly after the sending thereof, copies of all material financial statements, reports and other information which Holdco, the Borrower or any of the Designated Subsidiaries sends to any holder of its Funded Debt or its securities or which Holdco, the Borrower or any of the Designated Subsidiaries files with the Securities and Exchange Commission or any national securities exchange; provided, however, that with respect to filings with the Securities and Exchange Commission copies of such filings shall be deemed to have been provided to the Lenders upon the delivery of notice of such filing to the Administrative Agent. The Administrative Agent agrees to provide to the Lenders any such notice of a filing with the Securities and Exchange Commission which the Administrative Agent receives from the Borrower.

          Section 7.5 Notice of Litigation and Other Matters. Prompt notice (and, in any event notice within five (5) Business Days of the Borrower's receipt of notice of the occurrence thereof) of any of the following events after the Borrower has received notice or otherwise becomes aware thereof.

               (a) the commencement of all proceedings and investigations involving an amount in controversy in excess of $10,000,000 by or before any governmental body and all actions and proceedings in any court or before any arbitrator involving an amount in controversy in excess of $10,000,000 against, Holdco, the Borrower or any of the Designated Subsidiaries, or any Material Towers, or any Necessary Authorization regarding any Material Towers;

               (b) any change with respect to the business, assets, liabilities, financial position, results of operations of the Borrower or any of its Subsidiaries that could reasonably be expected to have a Materially Adverse Effect;

               (c) any Default or Event of Default, or the occurrence or non-occurrence of any event which constitutes, or which with the passage of time or giving of notice or both would constitute a default by Holdco, the Borrower or any of the Designated Subsidiaries under any material agreement, other than this Agreement, to which Holdco, the Borrower or any of the Designated Subsidiaries is a party or by which any of their respective properties may be bound, which reasonably could be expected to have a Materially Adverse Effect, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto;

               (d) any material default under or misrepresentation in the Nextel Acquisition Documents or the Nextel Partners Master Site Lease Agreement, whether made or occurring before or after the Agreement Date, and copies of all notices concerning defaults received or sent by the Borrower or any of the Designated Subsidiaries thereunder;

               (e) any material default under or misrepresentation in the SBC Lease Documents, whether made or occurring before or after the Agreement Date, and copies of all notices concerning defaults received or sent by Holdco, the Borrower or any of the Designated Subsidiaries thereunder;

               (f) to the extent that any of the following would reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect,
(i) the maintenance of, or contribution to, by the Borrower or any of the Designated Subsidiaries, or any of their ERISA Affiliates, in any Plan not listed on Schedule 5.1(m) attached hereto, or (ii) the occurrence of any Reportable Event or a material non-exempt `prohibited transaction' (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of the Borrower or any of the Designated Subsidiaries or the institution or threatened institution by PBGC of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan, other than litigation involving a routine claim for benefits; and

               (g) the occurrence of any event subsequent to the Agreement Date which, if such event had occurred prior to the Agreement Date, would have constituted an exception to the representation and warranty in Section 5.1(l) of this Agreement.

The Administrative Agent agrees to provide the Lenders copies of any such items in this Section 7.5 which the Administrative Agent receives from the Borrower.

                         ARTICLE 8 - Negative Covenants


          So long as any of the Obligations (other than contingent indemnity obligations) is outstanding and unpaid or the Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), or any Letter of Credit is outstanding, and unless the Majority Lenders (or such greater number of Lenders as may be expressly provided herein) shall otherwise consent in writing:

          Section 8.1 Indebtedness. Neither Holdco nor the Borrower shall, and the Borrower shall cause each of the Designated Subsidiaries not to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

               (a)  Indebtedness   under  this  Agreement  and  the  other  Loan
Documents   (including,    without   limitation,    any   Incremental   Facility
Indebtedness);

               (b) Capitalized Lease Obligations of the Borrower and the Designated Subsidiaries (other than any of the Tower Subsidiaries) not to exceed the sum of (i) an aggregate principal amount of $25,000,000 at any one time outstanding over the remainder of the term of such obligations, less the amount of any Indebtedness under Section 8.1(i) below, plus (ii) an aggregate amount of $15,000,000 at any one time outstanding over the remainder of the term of such obligation in respect of a Capitalized Lease Obligation of the Borrower financing a second headquarters building to be located at 400 Regency Forest Drive, Cary, North Carolina;

               (c) Indebtedness of TAS in favor of the Nextel Tenants secured by the Nextel Subordinated Lien pursuant to the Nextel Acquisition Documents;

               (d) Net termination payments under Interest Hedge Agreements required or permitted to be entered into pursuant to Section 6.11 hereof;

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

               (e) Indebtedness of the Borrower or any of the Designated Subsidiaries to the Borrower or any wholly owned Restricted Subsidiary, and Indebtedness that constitutes an Investment permitted under Section 8.2(a) hereof;

               (f) Guaranties permitted under Section 8.6 hereof;

               (g) With respect to Holdco, (i) Indebtedness represented by the Holdco Notes, (ii) Indebtedness represented by any Permitted High-Yield Securities which are debt securities, (iii) accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares in respect of the Holdco Notes or any other Permitted High-Yield Securities, and (iv) other Indebtedness to the extent permitted to be incurred under any of the Holdco Notes Indentures, as in effect on the Agreement Date or as amended with the consent of the Majority Lenders;

               (h) Indebtedness representing extensions, renewals, refinancings or replacements (but not increases in principal amounts) of any of the foregoing, and with respect to any extension, renewal, refinancing or replacement of the Indebtedness described in Sections 8.1(c) and 8.1(g), so long as such Indebtedness shall be subject to terms and conditions no more onerous (including, without limitation, substantially similar subordination provisions) than the original Indebtedness;

               (i) Indebtedness of the Borrower and the Designated Subsidiaries (other than any of the Tower Subsidiaries) in respect of conditional sale, rental or purchase money obligations, together with any Capitalized Lease Obligations incurred pursuant to Section 8.1(b)(i), in an aggregate amount not to exceed $25,000,000 at any one time outstanding;

               (j) Other unsecured Indebtedness incurred by the Borrower and the Designated Subsidiaries (other than any of the Tower Subsidiaries) not to exceed $15,000,000 in the aggregate at any one time outstanding;

               (k) Indebtedness of (i) any Domestic SpectraSite Mexico Subsidiary or Foreign SpectraSite Mexico Subsidiary to any wholly owned Domestic SpectraSite Mexico Subsidiary or wholly owned Foreign SpectraSite Subsidiary,
(ii) any Foreign Subsidiary (other than any Canadian Subsidiary) to any wholly owned Foreign Subsidiary (other than any Canadian Subsidiary), (iii) any Canadian Subsidiary to any wholly owned Canadian Subsidiary, or (iv) Concourse Communications or any of its Subsidiaries to Concourse Communications or any of its wholly owned Subsidiaries; and

               (l) Indebtedness of any Designated Subsidiary (other than the Tower Subsidiaries) acquired in a transaction permitted by Section 8.5, provided that (i) such Indebtedness existed at the time such Person became a Subsidiary and was not incurred in anticipation thereof, (ii) no Person other than such Subsidiary becomes an obligor in respect of such Indebtedness, (iii) to the extent secured, the Liens securing such Indebtedness are permitted by clause (t) of the definition of Permitted Liens, and (iv) such Indebtedness, together with the Indebtedness of any other Subsidiary under this Section 8.1(l), does not exceed $10,000,000 in the aggregate at any one time outstanding.

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

          Section 8.2 Investments. The Borrower shall not, and shall not permit any of the Designated Subsidiaries to, make any loan or advance, or make any Investment or otherwise acquire any evidences of Funded Debt, Equity Interests or other securities of any Person, except that (x) the Borrower and the Designated Subsidiaries (other than any of the Tower Subsidiaries) may (a) make Investments in and loans to Restricted Subsidiaries; (b) purchase or otherwise acquire and own (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $500,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities
Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause
(ii) above, (iv) Investments in commercial paper, maturing not more than three hundred sixty (360) days after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign county recognized by the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Rating Group, and (v) Investments in securities with maturities of six (6) months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.; (c) make Investments permitted by Section 8.5 hereof; (d) make Investments existing as of the Agreement Date as set forth on Schedule 5.1(x) attached hereto; (e) make loans or advances to employees in the ordinary course of business in an aggregate amount not to exceed $7,500,000 at any time outstanding; (f) acquire stock, obligations or securities received in settlement of debts created in the ordinary course of business or in satisfaction of judgments; (g) incur prepaid expenses, hold negotiable instruments held for collection and lease, or make utility and workers' compensation, performance and other similar deposits; (h) subject to the requirements of Sections 2.7(b) and 2.7(e) hereof, make deposits of proceeds from Permitted Dispositions with a "qualified intermediary," "qualified trustee" or similar Person for purposes of facilitating a "like-kind" exchange made in accordance with the applicable provisions of the Code; (i) make Investments representing the non-cash portion of the Purchase Price of Permitted
Dispositions; and (j) extend trade credit in the ordinary course of the Borrower's or such Designated Subsidiary's business and (y)(a) Domestic SpectraSite Mexico Subsidiaries and Foreign SpectraSite Mexico Subsidiaries may make Investments in and loans to wholly owned Domestic SpectraSite Mexico Subsidiaries and wholly owned Foreign SpectraSite Mexico Subsidiaries, (b) Foreign Subsidiaries (other than Canadian Subsidiaries) may make Investments in and loans to wholly owned Foreign Subsidiaries (other than Canadian Subsidiaries), (c) Canadian Subsidiaries may make Investments in and loans to wholly owned Canadian Subsidiaries, and (d) Concourse Communications and its Subsidiaries may make Investments in and loans to Concourse Communications and its wholly owned Subsidiaries.

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

          Section 8.3 Limitation on Liens. Neither Holdco nor the Borrower shall, and the Borrower shall cause each of the Designated Subsidiaries not to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of their respective properties or assets, whether now owned or hereafter acquired, except for Permitted Liens.

          Section 8.4 Amendment and Waiver. The Borrower shall not, and shall cause each of the Designated Subsidiaries not to, without the prior written consent of the Lead Arrangers, enter into any amendment of, or agree to or accept any waiver of (i), which would materially adversely affect the rights of the Borrower and the Credit Parties, or any of them, of any of the provisions (including, without limitation, with respect to any of the Nextel Acquisition Documents or the SBC Lease Documents, any of the closing conditions set forth therein) of, (a) its organizational documents, including, without limitation, its certificate or articles of incorporation (other than any increase in the number of authorized shares) and by-laws, (b) the Nextel Acquisition Documents,
(c) the Holdco Notes Indentures, and (d) the SBC Lease Documents, or (ii) which would reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect, of any of the provisions (including, without limitation, with respect to any Permitted Acquisition Documents, any of the closing conditions set forth therein) of, (a) the NTA Investment Documents, (b) the AirTouch Acquisition Documents, (c) the Lodestar Acquisition Documents or
(d) any Permitted Acquisition Documents.

          Section 8.5 Liquidation; Merger; Acquisition or Disposition of Assets. The Borrower shall not, and shall cause each of the Designated Subsidiaries not to, at any time: (a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up; (b) enter into any merger, consolidation or other business combination; (c) issue any Equity Interests; (d) sell, abandon, transfer, trade or otherwise dispose of, in a single transaction or in a series of related transactions, any of its Assets, property or business outside of the ordinary course of business; (e) acquire any Equity Interests or make any Acquisition; (f) create or acquire any Subsidiary; or (g) acquire or construct any Tower and Tower Sites without an anchor tenant under contract; provided, however, that:

                    (i) so long as no Default or Event of Default then exists or would be caused thereby the following are permitted, subject to the restrictions on Tower Subsidiaries set forth in Section 6.16 hereof:

                         (A) a merger among the Borrower or one or more Restricted Subsidiaries (other than TAS) with or into any other Person, or, subject to Section 8.5(v) below, an Acquisition permitted hereunder effected by a merger; provided, however, that (I) with respect to any merger involving the Borrower or one of the Restricted Subsidiaries in which the Borrower is not the surviving entity, the surviving entity shall assume all of the obligations of the Borrower hereunder and under the other Loan Documents, as applicable, and shall execute and deliver to the Administrative Agent an assumption agreement, in form and substance reasonably satisfactory to the Lead Arrangers,
                    (II) the surviving entity, at its sole expense, shall promptly execute and deliver to the Credit Parties, or cause to be executed and delivered to the Credit Parties, all such other and further documents, agreements, and instruments as may be reasonably requested by the Administrative Agent in connection with the surviving entity's obligations hereunder and under the other Loan Documents (including, without limitation, (x) with respect to any merger involving the Borrower in which the Borrower is not the surviving entity,

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

                    renewal promissory notes in favor of each Lender, (y) a loan certificate for such surviving entity, substantially in the form of Exhibit V attached hereto, together with appropriate attachments thereto, and (z) original UCC-1 financing statements, signed by such surviving entity as debtor and naming the Collateral Agent as secured party to be filed in all appropriate jurisdictions, in such form and substance and number as shall be reasonably satisfactory to the Collateral Agent), and (III) the surviving entity shall provide all other documentation, including, without limitation, (x) an Intellectual Property Security Agreement or any other security agreement covering any additional intellectual property obtained by the Borrower, (y) lien search results with respect to such surviving entity from all appropriate jurisdictions and filing offices, together with appropriate UCC-3 termination statements relating to Liens which are not Permitted Liens, and (z) one or more opinions of counsel reasonably satisfactory to the Collateral Agent which in the reasonable opinion of the Collateral Agent is appropriate with respect to such merger and assumption (any document, agreement or instrument executed or issued pursuant to this Section 8.5(i) shall be a "Loan Document" for purposes of this Agreement);

                         (B) a merger  between  or among two or more  Restricted
                    Subsidiaries or between or among two or more Designated Subsidiaries that are not Restricted Subsidiaries; and

                         (C) a liquidation or dissolution of one or more Designated Subsidiaries into its or their parent entity (provided that, with respect to a liquidation or dissolution of any Restricted Subsidiary, the Borrower or one of the Restricted Subsidiaries is such parent entity);

                    (ii) subject to compliance with the mandatory prepayment provision of Section 2.7(b), (x) the Borrower and the Designated Subsidiaries may sell, transfer or dispose of, in a single transaction or a series of related transactions, the Broadcast Services Business, (y) the Borrower and the Designated Subsidiaries may sell, lease, abandon, transfer, trade or otherwise dispose of, in a single transaction or in a series of related transactions, Assets, at the fair market value thereof and, with respect to any disposition in which the Purchase Price is equal to or greater than $10,000,000 (other than an exchange or swap of Assets), at least seventy-five percent (75%) of the Purchase Price shall be payable in cash, and (z) Designated Subsidiaries may issue minority Equity Interests therein, and in connection with any such disposition or issuance the Collateral Agent shall, upon the request of the Borrower, release any Liens granted pursuant to any of the Security Documents with respect to such Assets, subject to the following conditions:

                         (A) no  Default  or Event of  Default  shall then exist
                    before or after giving effect to such disposition;

                         (B) with  respect  only to clauses (y) and (z) above of
                    this Section 8.5(ii), the portion of Annualized EBITDA attributable to such Assets in the aggregate, (I) together with the portion of Annualized EBITDA attributable to all other Assets disposed of during the immediately preceding twelve (12) month period, shall not exceed fifteen percent (15%) of the Borrower's Annualized EBITDA calculated as of the last day of the fiscal quarter of the Borrower most recently ended for which the financial statements referred to in Section 7.1 hereof have been delivered by the Borrower

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

                    to the Administrative Agent, and (II) together with the portion of Annualized EBITDA attributable to all other Assets disposed of during the term of this Agreement, shall not exceed twenty-five percent (25%) of the Borrower's Annualized EBITDA calculated as of the last day of the fiscal quarter of the Borrower most recently ended for which the financial statements referred to in Section 7.1 hereof have been delivered by the Borrower to the Administrative Agent; provided, however, that, in the case of an exchange or swap of Assets, only the excess, if any, of (x) the portion of Annualized EBITDA attributable to the Assets being disposed of, over (y) the portion of Annualized EBITDA attributable to the Assets being acquired, shall be included in calculating Annualized EBITDA for purposes of the Annualized EBITDA tests set forth above;

                         (C) for any  single  disposition  or series of  related
                    dispositions with respect to which the Purchase Price exceeds $5,000,000, the Borrower shall provide to the Arrangers and the Lenders calculations demonstrating pro forma compliance with the Financial Covenants after giving effect to such disposition or series of dispositions, as applicable; and

                         (D) with  respect  only to clauses (y) and (z) above of
                    this Section 8.5(ii), each time that the Borrower and the Designated Subsidiaries shall complete any single disposition or a series of dispositions (whether related or unrelated) having an aggregate Purchase Price with respect to all such dispositions of greater than or equal to $100,000,000 (with this basket being reset to zero (0) following each delivery of Projections required hereunder), the Borrower shall provide to the Arrangers and the Lenders revised Projections assuming consummation of all dispositions included in such set of dispositions and demonstrating pro forma compliance with the Financial Covenants through the Final Maturity Date;

               (iii) (A) members of the Restricted Group (other than any of the Tower Subsidiaries) may (I) make Investments as permitted under Section 8.2(x)(a) hereof, and (II) transfer Assets amongst themselves, (B) the Domestic SpectraSite Mexico Subsidiaries and the Foreign SpectraSite Mexico Subsidiaries may (I) make Investments as permitted under Section 8.2(y) hereof and (II) may transfer Assets amongst themselves, (b) Foreign Subsidiaries (other than Canadian Subsidiaries) may (I) make Investments as permitted under Section 8.2(y) hereof and (II) may transfer Assets amongst themselves, (c) Canadian Subsidiaries may (I) make Investments as permitted under Section 8.2(y) hereof and (II) may transfer Assets amongst themselves, and (d) Concourse Communications and its Subsidiaries may (I) make Investments as permitted under
Section 8.2(y) hereof and (II) may transfer Assets amongst themselves;

               (iv) the Borrower and the Designated Subsidiaries may make Capital Expenditures in the ordinary course of their respective businesses;

               (v) subject to compliance with Sections 6.9, 6.15 and 6.16 hereof, the Borrower and the Designated Subsidiaries may make the following Acquisitions and Investments and form Subsidiaries with respect thereto:

                         (A) Acquisitions of (I) Tower Assets (other than Tower Assets of the type described in the following clause (B)) located in the United States or (II) Persons organized under the laws of the United States or any state thereof or the

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

                    District of Columbia that are engaged primarily in the business of holding or leasing Tower Assets of such type which are located in the United States;

                         (B) Acquisitions of Tower management and rooftop businesses located in the United States so long as the aggregate Purchase Price for all such Acquisitions consummated during the term of this Agreement shall not exceed the sum of (I) $50,000,000, plus (II) the amount of any New Affiliated Equity to the extent allocated solely to this purpose;

                         (C) Investments (whether structured as a single Investment or a series of related Investments) by the Restricted Group in, and Acquisitions not otherwise permitted under this Section 8.5(v) of, any member of the Unrestricted Group, Restricted Investments and non-wholly owned Restricted Subsidiaries in an amount not to exceed, in the aggregate during the term of this Agreement, the sum of
                    (I) $100,000,000, plus (II) the amount of any New Affiliated Equity to the extent allocated solely to this purpose; provided, however, that the aggregate amount of any such Investments made in members of the Unrestricted Group at any time outstanding shall not exceed the sum of (x) $25,000,000, plus (y) the amount of any New Affiliated Equity to the extent allocated solely to this purpose;

                         (D) Acquisitions of, and Investments in, Foreign Subsidiaries and Foreign Investments, in each case organized in a jurisdiction other than Canada or Mexico, in an amount not to exceed, in the aggregate during the term of this Agreement, the sum of (I) $10,000,000, plus (II) the amount of any New Affiliated Equity to the extent allocated solely to this purpose;

                       (E) Permitted Canadian Investments;

                       (F) Permitted Mexican Investments;

                           (G) the NTA Investment; and

                         (H) Acquisitions with respect to which the portion of the Purchase Price in excess of any monetary limitation set forth in this Agreement is payable solely in Equity Interests issued by Holdco or the proceeds of New Affiliated Equity to the extent allocated solely to this purpose, with the value of such Equity Interests and such New Affiliated Equity being excluded from such monetary limitations;

provided that each of the foregoing Acquisitions and Investments shall be subject to the following conditions:

                    (x) no Default or Event of Default shall then exist before or after giving effect to any such Acquisition or Investment;

                    (y) each time that the Borrower and the Designated Subsidiaries shall complete any single Acquisition or Investment or a series of Acquisitions or Investments (whether related or unrelated) having an aggregate Purchase Price with respect to all such Acquisitions and Investments of greater than or equal to $100,000,000 (with this basket being reset to zero (0) following each delivery of Projections required hereunder), the Borrower shall provide to the Arrangers and the Lenders revised Projections assuming

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consummation  of all  Acquisitions  and  Investments  included  in  such  set of
Acquisitions and Investments and demonstrating pro forma compliance with the Financial Covenants through the Final Maturity Date; and

                    (z) with respect to any Acquisition structured as an exchange or swap of Tower Assets, the cash outlay by the Borrower or the applicable Designated Subsidiary for such Acquisition must be within the dollar limitations set forth with respect to such Acquisition in this Section 8.5(v);

                    (vi) the Borrower and the Designated Subsidiaries (other than TAS) may acquire and construct Tower and Tower Sites without an anchor tenant under contract, so long as the aggregate Investment for such Towers and Tower Sites is at all times less than $15,000,000; provided, however, that if the Borrower or the applicable Designated Subsidiary shall enter into a binding contract with an anchor tenant with respect to any such Tower or Tower Site, the book value of the Investment of the Borrower or the applicable Designated Subsidiary in such Tower or Tower Site shall be thereafter excluded from the Investments subject to the $15,000,000 limitation provided for herein;

                    (vii) so long as no Default or Event of Default then exists or would be caused thereby, subject to compliance with Sections 6.9 and 6.15 hereof, the Borrower may consummate each of (A) the SBC Transaction and (B) the Airtouch Acquisition;

                    (viii) so long as no Default or Event of Default then exists or would be caused thereby, (A) subject to the consent of the Majority Lenders, the Borrower may transfer to Holdco all or a portion of the Equity Interests held directly or indirectly by the Borrower in each of the Persons comprising SpectraSite Mexico pursuant to Section 6.17(c) hereof; provided, however, that so long as the investments by the Borrower and the Designated Subsidiaries (other than the Domestic SpectraSite Mexico Subsidiaries and the Foreign SpectraSite Mexico Subsidiaries) in the Domestic SpectraSite Mexico Subsidiaries and the Foreign SpectraSite Mexico Subsidiaries to be transferred have been less than $25,000,000 in the aggregate since the Agreement Date, the consent of the Majority Lenders or any other Credit Parties shall not be required for any such transfer, and (B) the Borrower may transfer to Holdco all or a portion of the Equity Interests held directly or indirectly by the Borrower in any of the Unrestricted Subsidiaries or the Unrestricted Investments;

                    (ix) the Borrower may issue Permitted High-Yield Securities; and

                    (x) subject to compliance with Sections 6.9 and 6.15 hereof, the Borrower and the Designated Subsidiaries may form Subsidiaries.

          Section 8.6 Limitation on Guaranties. Neither Holdco nor the Borrower shall, and the Borrower shall cause each of the Designated Subsidiaries not to, at any time Guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than (a) under any of the Loan Documents or as permitted under Section 8.1 hereof, (b) a guaranty by endorsement of negotiable instruments for collection in the ordinary course of business, (c) contingent obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations, (d) a guaranty by Holdco, the Borrower or any of the Designated Subsidiaries of the obligations of the

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Borrower  or any of the  Restricted  Subsidiaries,  and (e) a guaranty by Holdco permitted under the Holdco Notes Indentures.

          Section 8.7 Restricted Payments and Purchases. The Borrower shall not, and shall cause each of the Designated Subsidiaries not to, directly or indirectly declare or make any Restricted Payment or Restricted Purchase, except that, so long as no Default or Event of Default then exists or would result therefrom, any of the Designated Subsidiaries may make pro rata distributions to holders of Equity Interests in such Designated Subsidiaries, and the Borrower may (a) subject to the consent of the Majority Lenders, transfer to Holdco all or a portion of the Equity Interests held directly or indirectly by the Borrower in each of the Persons comprising SpectraSite Mexico pursuant to Section 6.17(c) hereof; provided, however, that so long as the investments by the Borrower and the Designated Subsidiaries (other than the Domestic SpectraSite Mexico Subsidiaries and the Foreign SpectraSite Mexico Subsidiaries) in the Domestic SpectraSite Mexico Subsidiaries and the Foreign SpectraSite Mexico Subsidiaries to be transferred have been less than $25,000,000 in the aggregate since the Agreement Date, the consent of the Majority Lenders or any other Credit Parties shall not be required for any such transfer, (b) transfer to Holdco all or a portion of the Equity Interests (or dividend payments made in respect of the Equity Interests) held directly or indirectly by the Borrower in each of the Unrestricted Subsidiaries or the Unrestricted Investments, (c) make Restricted Payments to Holdco to enable Holdco to make the following payments when due: (i) interest payments on the Holdco Notes; (ii) at any time after the Borrower Leverage Ratio shall have been less than 4.50 to 1.00 for two (2) consecutive fiscal quarters before and after giving effect to such payment, dividend or interest payments, as applicable, on Permitted High-Yield Securities issued after the Agreement Date in connection with an Eligible Debt Offering or an Eligible Equity Offering, in each case following expiration of any required payment-in-kind period applicable thereto; (iii) to the extent that such payments are required in the ordinary course of business and relate directly to the Borrower or any of the Designated Subsidiaries, or to services provided for or on behalf of the Borrower or any of the Designated Subsidiaries, payments, in each case that are required to be paid in cash, when due of (A) corporate franchise fees and taxes actually owed by Holdco, (B) legal and accounting fees and expenses actually incurred by Holdco, (C) costs incurred to comply with Holdco's reporting obligations under federal or state laws, including, without limitation, reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder and (D) other customary corporate overhead expenses; (iv) payments of `Additional Interest' (as that term is defined in the Registration Rights Agreements entered into in connection with the Holdco Notes) and any other comparable payments in respect of other Permitted High-Yield Securities; and (v) payments to repurchase Equity Interests in Holdco owned by employees, officers and directors of Holdco upon their death, disability or termination of employment or service, in an aggregate amount not to exceed $10,000,000 during any year or $15,000,000 during the term of this Agreement, and (d) make dividend payments to holders of Permitted High-Yield Securities of the Borrower following expiration of any required payment-in-kind period applicable thereto at any time after the Borrower Leverage Ratio shall have been less than 4.50 to 1.00 for two (2) consecutive fiscal quarters before and after giving effect to such payment.

          Section 8.8 Affiliate Transactions. The Borrower shall not, and shall cause each of the Designated Subsidiaries not to, at any time engage in any transaction with an Affiliate (other than the Borrower or any of the wholly owned Restricted Subsidiaries), nor make an assignment or other transfer of any of its Assets to any Affiliate (other than the Borrower or any of the wholly

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

owned Restricted Subsidiaries), on terms less advantageous than would be the case if such transaction had been effected with a non-Affiliate, except (a) with respect to Investments and loans permitted under Section 8.2(a); (b) with
respect  to  the  transactions   contemplated  in  connection  with  the  Nextel
Acquisition and the Acquisition of additional Towers from Nextel; (c) with respect to the transactions contemplated in connection with the Airtouch Acquisition, the NTA Investment and the SBC Transaction; (d) with respect to the Loans and other transactions contemplated by this Agreement and the other Loan Documents; and (e) with respect to the payment of customary commercial or investment banking, underwriting, placement agent or financial advisor fees to Affiliates of the Borrower for any such services rendered to the Borrower.

          Section 8.9 Corporate Name; Corporate Structure; Business. The Borrower shall not, and shall cause each of the Designated Subsidiaries not to, change its corporate name or corporate structure without giving the Collateral Agent thirty (30) days' (or such shorter period as may be acceptable to the Collateral Agent) prior written notice of its intention to do so and complying with all reasonable requirements of the Collateral Agent in regard thereto or
(b) engage in any businesses other than the Tower Operations and the Other Operations and activities related or incident thereto.

          Section 8.10 Negative Pledge. The Borrower shall not, directly or indirectly, and shall not permit any of the Designated Subsidiaries to, enter into any agreement (other than the Loan Documents) with any Person that prohibits or restricts or limits the ability of the Borrower or any Designated Subsidiary to create, incur, pledge, or suffer to exist any Lien upon any of its respective Assets, or restricts the ability of any Designated Subsidiary to make Restricted Payments to the Borrower except (a) any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or other contract or the assignment, encumbrance or hypothecation of such lease, license or other contract; (b) any limitation or restriction contained in any Permitted Lien to the extent such limitation or restriction restricts the imposition of Liens on or the transfer of the property subject to such Permitted Liens; and (c) any restriction imposed on assets subject to a Permitted Disposition pursuant to an agreement entered into in connection with such Permitted Disposition pending the closing of such sale or disposition.

                         ARTICLE 9 - Financial Covenants


          Section 9.1 Borrower Leverage Ratio. The Borrower shall not permit as of the end of any fiscal quarter ended during the term of this Agreement, or as of the date of any Advance under this Agreement, the Borrower Leverage Ratio (if applicable, after giving effect to such Advance) to exceed the applicable ratio for such date during the periods as set forth below:


               Quarters Ending:                                 Ratio:
               ---------------                                  -----

Agreement Date through June 30, 2002                         6.00 to 1.00

July 1, 2002 through December 31, 2002                       5.50 to 1.00

January 1, 2003 through June 30, 2003                        5.00 to 1.00

July 1, 2003 through December 31, 2003                       4.50 to 1.00

January 1, 2004 through December 31, 2004                    4.00 to 1.00

January 1, 2005 and thereafter                               3.50 to 1.00

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

          Section 9.2 Borrower Interest Coverage Ratio. The Borrower shall not permit as of the end of any fiscal quarter ended during the term of this Agreement, the Borrower Interest Coverage Ratio to be less than the ratio specified below with respect to such fiscal quarter end:


               Quarters Ending:                                 Ratio:
               ---------------                                  -----

Agreement Date through June 30, 2003                         2.00 to 1.00

July 1, 2003 through December 31, 2003                       2.25 to 1.00

January 1, 2004 and thereafter                               2.75 to 1.00


          Section 9.3 Total Interest Coverage Ratio. The Borrower shall not permit as of the end of any fiscal quarter ended during the term of this Agreement, the Total Interest Coverage Ratio to be less than the ratio specified below with respect to such fiscal quarter end:


               Quarters Ending:                                 Ratio:
               ---------------                                  -----

Agreement Date through June 30, 2002                         1.15 to 1.00

July 1, 2002 through June 30, 2003                           1.25 to 1.00

July 1, 2003 through December 31, 2003                       1.50 to 1.00

January 1, 2004 through June 30, 2006                        1.75 to 1.00

July 1, 2006 and thereafter                                  2.00 to 1.00


          Section 9.4 Fixed Charge Coverage Ratio. The Borrower shall not permit the Fixed Charge Coverage Ratio, as of the end of any fiscal quarter ended during the term of this Agreement, to be less than 1.10 to 1.00.

                              ARTICLE 10 - Default


          Section 10.1 Events of Default. Each of the following shall constitute an Event of Default with respect to the Obligations, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

               (a) Any representation or warranty made under this Agreement or any other Loan Document (other than any Mortgage) shall prove to be incorrect or misleading in any material respect when made or deemed to be made pursuant to
Section 5.2 hereof;

               (b) (i) The Borrower shall default in the payment of any principal of the Notes or the Incremental Facility Notes when due, or (ii) the Borrower shall default in the payment of any interest, fees or other amounts payable to any of the Credit Parties when due and such Default shall not be cured by payment in full of such amounts within three (3) days;

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

               (c) (i) the Borrower shall default in the performance or observance of any agreement or covenant under Section 7.4 or 7.5, and such default shall not be cured within the earlier of (A) a period of fifteen (15) days from the date the Borrower knew of the occurrence of such default, or (B) a period of fifteen (15) days after written notice of such default is given to the Borrower or (ii) the Borrower shall default in the performance or observance of any agreement or covenant under Article 7 (other than under Section 7.4 or 7.5),
Article 8 or Article 9;

               (d) The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 10.1, and such default, if curable, shall not be cured within the earlier of (i) a period of thirty (30) days from the date the Borrower knew of the occurrence of such default, or (ii) a period of thirty (30) days after written notice of such default is given to the Borrower;

               (e) There shall occur any default in the performance or observance of any agreement or covenant contained in any of the Loan Documents (other than this Agreement or any of the Mortgages) by the Borrower, any of the Designated Subsidiaries, Holdco or any other obligor thereunder, which shall not be cured within the cure period, if any, set forth in such Loan Document;

               (f) There shall be entered and remain unstayed a decree or order for relief in respect of Holdco, the Borrower or any of the Borrower's Subsidiaries under Title 11 of the United States Code as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of Holdco, the Borrower or any of the Borrower's Subsidiaries, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of Holdco, the Borrower or any of the Borrower's Subsidiaries; or an involuntary petition shall be filed against Holdco, the Borrower or any of the Borrower's Subsidiaries and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) such petition and stay shall remain uncontroverted for a period of ten (10) consecutive days, or continue undismissed for a period of sixty (60) consecutive days;

               (g) Any of Holdco, the Borrower or any of the Borrower's Subsidiaries shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or Holdco, the Borrower or any of the Borrower's Subsidiaries shall consent to the institution of proceedings thereunder or to the filing of any such petition or shall seek or consent to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Holdco, the Borrower or any of the Borrower's Subsidiaries, or of any substantial part of their respective properties, or Holdco, the Borrower or any of the Borrower's Subsidiaries shall fail generally to pay their respective debts as they become due, or Holdco, the Borrower or any of the Borrower's Subsidiaries shall take any action in furtherance of any such action;

               (h) One or more judgments (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) shall be entered against the Borrower or any of the Designated Subsidiaries for the payment of money which exceeds $10,000,000 in the aggregate, or a warrant of attachment or execution or similar process shall be issued or levied against

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

property of the Borrower or any of the Designated Subsidiaries which, together with all other such property of the Borrower or any of the Designated Subsidiaries subject to other such process, exceeds in value $10,000,000 in the aggregate, and if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, within thirty (30) days after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

               (i) (i) There shall occur a Mortgage Default, (ii) any Mortgage or any material provision thereof shall at any time and for any reason cease to be in full force and effect, or be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by Holdco, the Borrower, any of the Borrower's Subsidiaries or by any Governmental Authority having jurisdiction over the Borrower or any of the Designated Subsidiaries, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or (iii) any Mortgage shall for any reason fail or cease to create a valid and first-priority Lien on or Security Interest in the Collateral in favor of the Collateral Agent, for the benefit of the Credit Parties, purported to be covered thereby, subject to any Permitted Lien, or any such perfected Lien or Security Interest in favor of the Collateral Agent shall cease to be perfected; provided that, with respect to any Mortgages delivered prior to the Agreement Date, the foregoing shall only apply to the extent applicable to Material Towers;

               (j)  There  shall  be  at  any  time  any  "accumulated   funding
deficiency," as defined in Section 302 of ERISA or in Section 412 of the Code, with respect to any Plan maintained by the Borrower or any of its Subsidiaries, or to which the Borrower or any of its Subsidiaries has any material liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or PBGC shall institute proceedings to terminate any such Plan; or the Borrower or any of its Subsidiaries shall incur any liability to PBGC in connection with the termination of any such Plan; or any fiduciary of, or party in interest to, any Plan or trust created under any Plan of the Borrower or any of its Subsidiaries shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject the Borrower or any of its Subsidiaries to a material tax on "prohibited transactions" imposed by Section 4975 of the Code; or any fiduciary of, or party in interest to, any Plan or trust created under any Plan of the Borrower or any of its Subsidiaries shall engage in a breach of fiduciary responsibility or knowingly participate in any violation of ERISA; or any Plan of the Borrower or any of its Subsidiaries which is intended to qualify under Section 401(a) of the Code shall fail to meet the qualification requirements under such Code section, or the Borrower or any of the Designated Subsidiaries shall incur any withdrawal liability with respect to any Multiemployer Plan, and, in each case, such event or condition, together with other such events or conditions, if any, would be reasonably likely to subject the Borrower and the Designated Subsidiaries to any tax, liability or penalty in excess of $10,000,000;

               (k) Any of the Unrestricted Subsidiaries shall fail to pay and discharge all material taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by them or imposed upon them or their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, but excluding any taxes that are being diligently contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been set aside on the books of the appropriate Unrestricted Subsidiary, or shall fail to timely file all material information returns required by federal, state or local tax authorities, and in each case, such failure, together with other such failures, if any, would be reasonably likely to subject the Borrower and the Designated Subsidiaries to any tax, liability or penalty in excess of $10,000,000;

               (l) There shall occur any default under any mortgage, deed to secure debt, note, loan agreement, indenture or other instrument of Holdco, the Borrower or any of the Designated Subsidiaries evidencing Funded Debt in an amount in excess of $10,000,000, which default would permit the acceleration of such Funded Debt;

               (m) There shall occur any default which would permit acceleration of the Indebtedness evidenced thereby under any of the Holdco Notes Indentures or any Permitted High-Yield Securities (or documents evidencing or relating to the issuance of any Permitted High-Yield Securities);

               (n) There shall occur an "Event of Default" as such term is defined in the Nextel Subordinated Security Agreement, or any default under the Master Site Lease Agreement or the Nextel Partners Master Site Lease Agreement, if applicable, and as a result thereof Tower Sites equal to ten percent (10%) or more of the aggregate number of Tower Sites then leased to the Nextel Tenants shall cease to be leased pursuant to the Master Site Lease Agreement or, if applicable, the Nextel Partners Master Site Lease Agreement;

               (o) There shall occur events of default by STI under Section 30 of the SBC Sublease in respect of more than thirty-five (35) Tower Sites during any consecutive two (2) year period or portion thereof;

               (p) The Borrower and the Designated Subsidiaries shall, on a consolidated basis, fail to own or lease at least that number of Towers equal to ninety percent (90%) of the Towers owned or leased by them on the Agreement Date;

               (q) Any Security Document (other than any of the Mortgages) or any Note or any other Loan Document or any material provision thereof shall at any time and for any reason cease to be in full force and effect or be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by Holdco, the Borrower, any of the Borrower's Subsidiaries or by any Governmental Authority having jurisdiction over the Borrower or any of the Designated Subsidiaries, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or Holdco, the Borrower or any of the Designated Subsidiaries shall deny that it has any liability or obligation for the payment of principal or interest or other obligations purported to be created under any Loan Document;

               (r) Any Security Document (other than any of the Mortgages) shall for any reason fail or cease to create a valid and first priority Lien on or Security Interest in the Collateral in favor of the Collateral Agent, for the benefit of the Credit Parties, purported to be covered thereby, subject to any Permitted Lien, or any such perfected Lien or Security Interest in favor of the Collateral Agent shall cease to be perfected; provided, however, that if, in the reasonable judgment of the Administrative Agent, such failure is curable, no

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

such Event of Default shall be deemed to have occurred if the Borrower, promptly following notice from the Collateral Agent, shall take such actions as may be necessary to cure such failure or cessation; or

               (s) There shall occur any Change of Control.

     Section 10.2 Remedies.

               (a) If an Event of Default specified in Section 10.1 (other than an Event of Default under Section 10.1(f) or Section 10.1(g)) shall have occurred and shall be continuing, the Administrative Agent, at the request of the Majority Lenders, shall formally declare that an Event of Default has occurred and (i) terminate the Revolving Commitment, any obligations of the Swing Loan Lender to advance the Swing Loan Committed Amount and the Tranche A Commitment, as applicable, and (ii) declare the principal of and interest on the Loans and the Notes and all other amounts owed to the Credit Parties under this Agreement and the Notes and any other Obligations to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes or any other Loan Document to the contrary notwithstanding, and the Revolving Commitment, the obligations of the Swing Loan Lender to advance the Swing Loan Committed Amount and the Tranche A Commitment, as applicable, shall thereupon forthwith terminate and all such amounts shall be immediately due and payable, and during the continuance of an Event of Default specified in Section 10.1(b) hereof, the principal amount of the Loans outstanding hereunder shall bear interest at the Default Rate applicable thereto.

               (b) Upon the occurrence and continuance of an Event of Default specified in Section 10.1(f) or Section 10.1(g), all principal, interest and other amounts due hereunder and under the Notes, and all other Obligations, shall thereupon and concurrently therewith become due and payable and the Revolving Commitment, the obligations of the Swing Loan Lender to advance the Swing Loan Committed Amount and the Tranche A Commitment, as applicable, shall forthwith terminate and the principal amount of the Loans outstanding hereunder shall bear interest at the Default Rate applicable thereto, all without any action by the Agents, the Lenders or the Majority Lenders or any of them, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the other Loan Documents to the contrary notwithstanding.

               (c) With respect to any outstanding Letters of Credit with respect to which presentment for honor shall not have occurred at the time of any acceleration of the Obligations pursuant to this Section 10.2, the Borrower shall (i) upon the occurrence and continuance of an Event of Default specified in Section 10.1(f) or Section 10.1(g), concurrently therewith, or (ii) upon the occurrence and continuance of any other Event of Default, promptly upon demand by any Issuing Bank, pay to such Issuing Bank an amount equal to one hundred two percent (102%) of the aggregate undrawn and unexpired amount of each Letter of Credit issued by such Issuing Bank then outstanding, which cash will be held as cash collateral by such Issuing Bank for the L/C Obligations and applied to the payment of drafts drawn under such Letters of Credit and the unused portion thereof after such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations hereunder in the manner set forth in Section 10.3 hereof.

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               (d) Upon acceleration of the Notes, as provided in subsection (a)
or (b) of this Section 10.2, the Agents and the Lenders shall have all of the post-default rights granted to them, or any of them, under the Loan Documents and under Applicable Law.

               (e) Upon acceleration of the Notes, as provided in subsection (a) or (b) of this Section 10.2, the Collateral Agent, upon request of the Majority Lenders, shall have the right to the appointment of a receiver for the properties and assets of the Borrower and the Designated Subsidiaries, both to operate and to sell such properties and assets, and the Borrower, for itself and on behalf of the Designated Subsidiaries, hereby consents to such right and such appointment and hereby waives any objection the Borrower or any Designated Subsidiary may have thereto or the right to have a bond or other security posted by the Collateral Agent, on behalf of the Credit Parties, in connection therewith.

               (f) The rights and remedies of the Agents and the Lenders hereunder shall be cumulative and not exclusive.

          Section 10.3 Payments Subsequent to Acceleration or Maturity. Subsequent to the acceleration of the Loans under Section 10.2 hereof or the Final Maturity Date (or, if applicable, the Incremental Facility Maturity Date), payments and prepayments under this Agreement made to any of the Credit Parties or otherwise received by any of such Persons (from realization on Collateral for the Obligations or otherwise) shall be paid over to the Administrative Agent (if necessary) and distributed by the Administrative Agent as follows: FIRST, to the reasonable costs and expenses, if any, incurred in connection with the collection of such payment or prepayment including, without limitation, any reasonable costs incurred by any of them in connection with the sale or disposition of any Collateral for the Obligations; SECOND, to the Credit Parties for any fees hereunder or under any of the other Loan Documents then due and payable; THIRD, to the Lenders pro rata on the basis of their respective unpaid principal amounts, to the payment of any unpaid interest which may have accrued on the Obligations; FOURTH, to the Lenders pro rata until all Loans have been paid in full (and, for purposes of this clause, obligations under Interest Hedge Agreements with any of the Lenders shall be deemed to be Loans and shall be paid on a pro rata basis with the Loans); FIFTH, to the Lenders pro rata on the basis of their respective unpaid amounts, to the payment of any other unpaid Obligations; SIXTH, to damages incurred by any Credit Party by reason of any breach hereof or of any other Loan Document; and SEVENTH, upon satisfaction in full of all Obligations, to the Borrower or as otherwise required by law. Notwithstanding the foregoing, each Lender may allocate amounts received by it pursuant to this Section 10.3 in its discretion to the various Obligations held by it.

          Section 10.4 Remedies with Respect to FCC Authorizations. In the event that the Borrower or the Designated Subsidiaries should hold any authorizations issued by the FCC, then notwithstanding anything to the contrary contained in this Agreement or any of the Loan Documents, the Lenders and their agents shall not take any action pursuant to this Agreement or the Loan Documents, which would constitute or result in any assignment of any FCC authorizations or any transfer of control of the holder of any FCC authorization if such assignment or transfer of control would require under then existing law (including the Communications Act) the prior approval of the FCC, without first obtaining such approval. Notwithstanding the occurrence of an Event of Default, voting rights in any of the Collateral, to the extent but only to the extent, it includes the FCC authorizations, shall remain with the Borrower or the Designated Subsidiaries unless and until all required consents of the FCC shall have been

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obtained for the exercise of voting rights by another  entity,  and prior to the exercise of voting rights by a purchaser of such Collateral at a private or public sale, the prior consent of the FCC pursuant to 47 U.S.C. Section 310(d) or any successor provision of Applicable Law will, if required, be obtained. Upon the occurrence and during the continuance of an Event of Default, the Borrower and the Designated Subsidiaries agree to cooperate with each of the Credit Parties and their agents in the preparation, execution and filing of any applications and other documents and providing any information that may be necessary or helpful in obtaining any consent of the FCC required for the exercise of the Credit Parties' rights under the Loan Documents.

                             ARTICLE 11 - The Agents


          Section 11.1  Appointment and  Authorization.  Subject only to Section
11.13 hereof, each of the Lenders hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its Loans and in its Notes irrevocably to appoint and authorize, each of the Agents to take such actions as its agent on its behalf and to exercise such powers hereunder and under the Security Documents as are delegated to such Agents by the terms hereof and thereof, together with such powers of such Agents as are reasonably incidental thereto. None of the Agents nor any of their respective directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. Each of the Credit Parties hereby authorizes the Collateral Agent to enter into Non-Disturbance Agreements with tenants leasing space on any Tower from the Borrower or any of the Designated Subsidiaries.

          Section 11.2 Interest Holders. The Administrative Agent and the other Agents may treat each Lender, or the Person designated in the last notice filed with the Administrative Agent under this Section 11.2, as the holder of all of the interests of such Lender in its Loans and in its Note or Notes until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

          Section 11.3 Consultation with Counsel. The Administrative Agent and the Collateral Agent may consult with Paul, Hastings, Janofsky & Walker LLP, special counsel to the Administrative Agent and the Collateral Agent, or with other legal counsel selected by them and shall not be liable for any action taken or suffered by them in good faith in consultation with such counsel, or at the direction of the Majority Lenders and in reasonable reliance on such consultations or direction.

          Section 11.4 Documents. None of the Agents shall be under any duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any Note, any other Loan Document, or any other instrument, document or communication furnished pursuant hereto or in connection herewith, and each of the Agents shall be entitled to assume (absent knowledge to the contrary) that they are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

          Section 11.5 Agents' Affiliates. With respect to the Commitments and the Loans, the Agents and their respective Affiliates shall have the same rights and powers hereunder and under the other Loan Documents as any other Lender, and Affiliates of any of the Agents may accept deposits from, lend money to and

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generally engage in any kind of business with Holdco,  the Borrower,  any of the
Borrower's Subsidiaries or any Affiliates of, or Persons doing business with, the Borrower, as if they were not affiliated with such Agent and without any obligation to account therefor.

          Section 11.6 Responsibility of the Agents. The duties and obligations of each of the Agents under this Agreement and the Security Documents are only those expressly set forth in this Agreement and the Security Documents. Each of the Agents shall be entitled to assume that no Default has occurred and is continuing unless it has actual knowledge, or has been notified by the Borrower, of such fact, or has been notified by a Lender in writing that such Lender considers that a Default has occurred and is continuing, and such Lender shall specify in detail the nature thereof in writing. None of the Agents shall be liable hereunder for any action taken or omitted to be taken except for its own gross negligence or willful misconduct. The Administrative Agent shall provide promptly each of the Lenders with copies of such documents received from the Borrower as such Lender may reasonably request.

          Section 11.7 Security Documents. The Collateral Agent, as collateral agent hereunder and under the Security Documents, is hereby authorized to act on behalf of the Lenders in its own capacity and through other agents and sub-agents appointed by it with due care, under the Security Documents, provided that, unless otherwise expressly provided in this Agreement, the Collateral
Agent shall not agree to the release of any Collateral, or any property encumbered by any mortgage, pledge or security interests except in compliance with the terms and conditions of this Agreement. In connection with its role as secured party with respect to the Collateral hereunder, the Collateral Agent shall act as collateral agent for itself and for the benefit of the Lenders, and such role as collateral agent shall be disclosed on all appropriate accounts, certificates, filings, mortgages, and other collateral documentation.

          Section 11.8 Action by the Agents.

               (a) Each of the Agents shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless such Agent shall have been instructed by the Majority Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action; provided that the Administrative Agent shall not exercise any rights under Section 10.2(a) of this Agreement except upon the request of the Majority Lenders. None of the Agents shall incur any liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances for the protection of the interests of the Lenders, except for its gross negligence or willful misconduct, or conduct in breach of this Agreement as determined by a final, non-appealable order of a court having jurisdiction over the subject matter.

               (b) None of the Agents shall be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Majority Lenders (or all of the Lenders where expressly required by this Agreement), and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.

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     Section  11.9 Notice of Default or Event of Default.  In the event that any
Agent or any Lender shall acquire actual knowledge, or shall have been notified, of any Default (other than through a notice by one party hereto to all other parties), such Agent or such Lender, as the case may be, shall promptly notify the Administrative Agent and the Collateral Agent, and the Administrative Agent and the Collateral Agent shall take such action and assert such rights under this Agreement and the other Loan Documents as the Majority Lenders (or all of the Lenders where expressly required by this Agreement) direct, and neither the Administrative Agent nor the Collateral Agent shall be subject to any liability by reason of its acting pursuant to any such request. If the Majority Lenders shall fail to request the Administrative Agent or the Collateral Agent to take action or to assert rights under this Agreement in respect of any Default within ten (10) days after their receipt of the notice of any Default from any Agent or any Lender, or shall request inconsistent action with respect to such Default, the Administrative Agent and the Collateral Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 10 hereof) as they deem in their discretion to be advisable for the protection of
the  Lenders,   except  that,  if  the  Majority  Lenders  have  instructed  the
Administrative Agent or the Collateral Agent not to take such action or assert such right, in no event shall the Administrative Agent or the Collateral Agent, as applicable, act contrary to such instructions.

     Section 11.10 Responsibility Disclaimed. None of the Agents shall be under any liability or responsibility whatsoever as an Agent:

          (a) To the Borrower or any other Person as a consequence of any failure or delay in performance by or any breach by, the Lenders, or any of them, of any of its or their obligations under this Agreement;

          (b) To the Lenders, or any of them, as a consequence of any failure or delay in performance by, or any breach by, (i) Holdco or the Borrower of any of their respective obligations under this Agreement or the Notes, as applicable, or any other Loan Document, or (ii) any Subsidiary of the Borrower or any other obligor under any other Loan Document; or

          (c) To the Lenders, or any of them, for any statements, representations or warranties in this Agreement, or any other document contemplated by this Agreement or any other Loan Document, or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement.

     Section 11.11 Indemnification. The Lenders agree to indemnify each of the Administrative Agent and the Collateral Agent (to the extent not reimbursed by the Borrower), pro rata in accordance with their respective Commitment Ratios, from and against any and all liabilities, losses, damages, actions, and reasonable fees and expenses of counsel (as such fees and expenses are incurred), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent or the Collateral Agent in any way relating to or arising out of its role as Administrative Agent or Collateral Agent, as the case may be, under this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any action taken or omitted by the Administrative Agent or the Collateral Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement in its role as Administrative Agent or

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Collateral  Agent,  as the case may be, except that none of the Lenders shall be liable to the Administrative Agent or the Collateral Agent for any portion of such liabilities, losses, damages, actions, reasonable fees and expenses of counsel or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or the Collateral Agent, as applicable, as determined by a final, non-appealable order of a court having jurisdiction over the subject matter.

     Section 11.12 Credit Decision. Each of the Lenders represents and warrants to each other Credit Party that:

          (a) In making its decision to enter into this Agreement and to make its Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of Holdco, the Borrower and the Borrower's Subsidiaries and that it has made an independent credit judgment, and that it has not relied upon any other Credit Party or upon information provided by any Agent (other than information provided to the Arrangers by the Borrower and forwarded by the Arrangers to the Lenders); and

          (b) So long as any portion of the Obligations remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of Holdco, the Borrower and the Borrower's Subsidiaries.

     Section 11.13 Successor Agents. Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent with, so long as no Default or Event of Default then exists, the consent of the Borrower. If no successor Agent shall have been so appointed by the Majority Lenders with, so long as no Default or Event of Default then exists, the consent of the Borrower, and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be any existing Lender or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $500,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent. The resignation of an Agent may not take effect until a successor Agent is appointed.

     Section 11.14 Agents. None of the Lenders identified on the facing page of, signature pages of or elsewhere in this Agreement as a "co-agent," "managing agent," "co-documentation agent" or "syndication agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or any other Loan Document or in taking or not taking action hereunder or thereunder.

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                      ARTICLE 12 - Change in Circumstances

                          Affecting Eurodollar Advances

     Section 12.1 Eurodollar Basis Determination Inadequate or Unfair. If with respect to any proposed Eurodollar Advance for any Eurodollar Advance Period, the Administrative Agent determines after consultation with the Lenders that deposits in Dollars (in the applicable amount) are not being offered to each of the Lenders in the relevant market for such Eurodollar Advance Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the circumstances giving rise to such situation no longer exist, the obligations of any affected Lender to make Eurodollar Advances shall be suspended.

     Section 12.2 Illegality. If, after the Agreement Date, the adoption of any Applicable Law, or any change in any Applicable Law, or any change in interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain or fund Eurodollar Advances, such Lender shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower. Before giving any notice to the Administrative Agent pursuant to this Section 12.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Lender, be otherwise materially disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each Eurodollar Advance of such Lender, together with accrued interest thereon and any reimbursement required under
Section 2.10 hereof, on either (a) the last day of the then current Eurodollar Advance Period applicable to such affected Eurodollar Advances if such Lender may lawfully continue to maintain and fund such Eurodollar Advances to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such affected Eurodollar Advances to such day. Concurrently with repaying each affected Eurodollar Advance of such Lender, notwithstanding anything contained in Article 2 or Article 4 hereof, the Borrower may borrow a Base Rate Advance from such Lender, and such Lender shall make such Advance, if so requested, in an amount such that the outstanding principal amount of the Note held by such Lender shall equal the outstanding principal amount of such Note immediately prior to such repayment.

     Section 12.3 Increased Costs.

          (a) If, after the Agreement Date, the adoption of any Applicable Law, or any change in any Applicable Law, or any interpretation or change in interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

               (i) shall subject any Lender to any tax, duty or other charge with respect to its obligation to make Eurodollar Advances, or shall change the

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basis of taxation of payments to any Lender of the  principal  of or interest on its Eurodollar Advances or in respect of any other amounts due under this Agreement, in respect of its Eurodollar Advances or its obligation to make Eurodollar Advances (except for changes in the rate or method of calculation of tax on the overall net income of such Lender); or

               (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage), special deposit, capital adequacy, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Lender in respect of Eurodollar Advances or shall impose on any Lender or the London interbank borrowing market any other condition affecting its obligation to make Eurodollar Advances or its Eurodollar Advances;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any such Eurodollar Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Note with respect thereto, then, within five (5) days after demand by such Lender, the Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs; provided, however, that notwithstanding the foregoing, the Borrower shall have no obligation to make any such payment in respect of any such costs incurred more than ninety (90) days prior to its receipt of notice from such Lender. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 12.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender, be otherwise disadvantageous to such Lender.

               (b) Any Lender claiming compensation under this Section 12.3 shall provide the Borrower with a written certificate setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor in reasonable detail. Such certificate shall be conclusive, absent manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If any Lender demands compensation under this
Section 12.3, the Borrower may at any time, upon at least five (5) Business Days' prior notice to such Lender, prepay in full the then outstanding Eurodollar Advances of such Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.10 hereof. Concurrently with prepaying such Eurodollar Advances and notwithstanding anything to the contrary contained in Article 2 or Section 4.2 hereof, the Borrower may borrow a Base Rate Advance from such Lender, and such Lender shall, if so requested, make such Advance in an amount such that the outstanding principal amount of the Note held by such Lender shall equal the outstanding principal amount of such Note immediately prior to such prepayment.

     Section 12.4 Effect On Other Advances.

          (a) If notice has been given pursuant to Section 12.1, 12.2 or 12.3 suspending the obligation of any Lender to make Eurodollar Advances, or requiring Eurodollar Advances of any Lender to be converted, repaid or prepaid, then, unless and until the circumstances giving rise to such repayment no longer

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apply,  all Advances which would  otherwise be made by such Lender as Eurodollar
Advances affected shall be made instead as Base Rate Advances.

          (b) Within sixty (60) days after written notice pursuant to Section 12.1, 12.2 or 12.3 by any Lender, the Borrower may, in its discretion, provide a replacement lender or lenders for such Lender, which replacement lender or lenders will be subject to the approval of the Administrative Agent, which, so long as there exists no Default or Event of Default, shall not be unreasonably withheld, and the Administrative Agent, such Lender and the Borrower shall take all necessary actions to transfer the rights, duties and obligations of such Lender to such replacement lender or lenders within such sixty (60) day period (including, without limitation, the payment in full of all Obligations hereunder due to the Lender being replaced).

                           ARTICLE 13 - Miscellaneous


     Section 13.1 Notices.


          (a) Unless otherwise specifically provided herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given five (5) days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one (1) Business Day after being entrusted to a reputable commercial overnight delivery service, or when sent by telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section 13.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

               (i) If to the Borrower, to it at:

                           SpectraSite Communications, Inc.
                           100 Regency Forest Drive, Suite 400
                           Cary, North Carolina 27511
                           Attention: David Tomick and Steven Lilly
                          Telecopy No.: (919) 465-2325

                                 with a copy to:

                          Dow, Lohnes & Albertson, PLLC
                           1200 New Hampshire Avenue, N.W. Suite 800
                           Washington, D.C. 20036-6802
                           Attention: Timothy J. Kelley, Esq.
                          Telecopy No.: (202) 776-2222

               (ii) If to the Administrative Agent or the Collateral Agent, to each of them at:

                           Canadian Imperial Bank of Commerce
                           425 Lexington Avenue
                            New York, New York 10017
                           Attention: Agency Services
                          Telecopy No.: (212) 856-3763

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

                                 with a copy to:

                           Paul, Hastings, Janofsky & Walker LLP
                           600 Peachtree Street, Suite 2400
                           Atlanta, Georgia 30308-2222
                           Attention: Chris D. Molen, Esq.
                          Telecopy No.: (404) 815-2424

               (iii) If to any Lead Arranger, to each of them at:

                           Canadian Imperial Bank of Commerce
                           425 Lexington Avenue
                            New York, New York 10017
                            Attention: Keith Labbate
                          Telecopy No.: (212) 856-3558

                                     and to:

                           Credit Suisse First Boston
                              Eleven Madison Avenue
                            New York, New York 10010
                            Attention: Nancy Sheridan
                          Telecopy No.: (212) 325-8228

                                 with a copy to:

                           Paul, Hastings, Janofsky & Walker LLP
                           600 Peachtree Street, Suite 2400
                           Atlanta, Georgia 30308-2222
                           Attention: Chris D. Molen, Esq.
                          Telecopy No.: (404) 815-2424

               (iv) If to the Lenders, to them at the addresses set forth beside their names on the Lender Addendum with respect thereto or in an Assignment and Assumption Agreement.

               (b) Copies shall be provided to Persons other than the parties hereto only in the case of notices under Article 10 hereof.

               (c) Any party hereto may change the address to which notices shall be directed under this Section 13.1 by giving ten (10) days' written notice of such change to the other parties.

     Section 13.2 Expenses. The Borrower shall promptly pay or reimburse:

               (a) all reasonable legal expenses of the Administrative Agent and the Collateral Agent and all reasonable other out-of-pocket expenses of the Lead Arrangers incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and the transactions contemplated hereunder and thereunder and the making of the initial Advance hereunder (whether or not such Advance is made), including, but not

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limited to, the reasonable fees and disbursements of Paul, Hastings,  Janofsky &
Walker LLP,  special  counsel for the  Administrative  Agent and the  Collateral
Agent;

               (b) all reasonable legal expenses of the Administrative Agent and the Collateral Agent and all other reasonable out-of-pocket expenses of the Lead Arrangers in connection with the syndication of the Loans;

               (c) all reasonable legal expenses of the Administrative Agent and the Collateral Agent and all other reasonable out-of-pocket expenses of the Lead Arrangers in connection with the administration of the transactions contemplated in this Agreement or the other Loan Documents, and all other reasonable expenses of the Lead Arrangers customarily reimbursed by borrowers for transactions of similar size, type and purpose as such transactions; and

               (d) from and after the occurrence of an Event of Default, all reasonable legal and other out-of-pocket expenses of the Arrangers and the Lenders incurred in connection with any restructuring or "work out" of, or Insolvency Proceeding of Holdco, the Borrower or any Designated Subsidiary relating to, the transactions contemplated by this Agreement or the other Loan Documents, and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Arrangers and the Lenders relating to this Agreement or the other Loan Documents, including, but not limited to, the fees and disbursements of any experts, agents or consultants and of counsel for the Administrative Agent and the Collateral Agent, and any exercise by any of the Arrangers or the Lenders of their respective remedies provided for in this Agreement or the other Loan Documents.

     Section 13.3 Waivers. The rights and remedies of the Agents and the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Agents, the Majority Lenders or the Lenders, or any of them, in exercising any right shall operate as a waiver of such right. The Agents and the Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any future funding of a request for an Advance. In the event the Lenders decide to fund an Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further Advances or to preclude the Lenders or the Agents from exercising any rights available to them under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Agents, the Majority Lenders or Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing at variance with the terms of this Agreement such as to require further notice of their intent to require strict adherence to the terms of this Agreement in the future.

     Section 13.4 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and during the continuation thereof, the Agents and the Lenders are hereby authorized by Holdco and the Borrower at any time or from time to time, without notice to Holdco, the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by any Lender or any Agent to or for the credit or the

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

account of Holdco, the Borrower or any of the Designated Subsidiaries against and on account of the Obligations irrespective of whether (a) the Lenders and the Agents, or any of them, shall have made any demand hereunder or (b) the Administrative Agent shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by
Section 10.2 hereof and although all or any of such Obligations shall be contingent or unmatured. The Agent or Lender which has effected such set-off and application of proceeds shall endeavor to promptly notify the Borrower thereof, but the failure to give such notice shall not affect the validity of such set-off or application. Upon direction by the Administrative Agent, with the consent of the Majority Lenders, each Lender holding deposits of Holdco, the Borrower or any of the Designated Subsidiaries shall exercise its set-off rights as so directed.

     Section 13.5 Successors and Assigns; Participations and Assignments.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of Holdco, the Borrower and the Credit Parties and their respective successors and assigns, except that neither the Borrower nor Holdco may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender (and any attempted assignment or transfer by Holdco or the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns and, to the extent expressly contemplated hereby, the Affiliates of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender (other than the Swing Loan Lender) may, without the consent of the Borrower or the Administrative Agent, at any time sell, to one or more banks or other entities ("Participants") participating interests in all or a portion of the rights and obligations of such Lender under this Agreement (including, without limitation, all or a portion of such Lender's Loans, L/C Obligations and Commitments outstanding hereunder). In the event of any such sale by a Lender of a participating interest to a Participant, (i) such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible for the performance thereof, (iii) such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and (iv) the Borrower and the other Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those matters specified as requiring the consent of all Lenders in Section 13.12 hereof. The Borrower agrees that upon the occurrence and during the continuance of an Event of Default, each Participant shall, to the maximum extent permitted by Applicable Law, be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 2.11(b) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Section 2.12 and Article 12 of this Agreement with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided, further, that, in the case of Section 2.12,

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

such Participant shall have complied with the requirements of such Section, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender (other than the Swing Loan Lender) may assign to one or more Lenders or Affiliates of a Lender or Approved Funds of any Lender, or, with the consent of the Administrative Agent and, so long as no Default exists hereunder, the Borrower (which in each case shall not be unreasonably withheld or delayed), to one or more other Eligible Assignees, all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of such assigning Lender's Loans, L/C Obligations and Commitments outstanding hereunder); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Loans, L/C Obligations and Commitments hereunder or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund of any Lender, (A) the aggregate amount of the Loans, L/C Obligations and Commitments of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000, in the case of any assignment of the Tranche B Loans, and $5,000,000, in the case of any assignment of the other Loans, L/C Obligations and Commitments, and (B) after giving effect to any such assignment, the aggregate amount of the assigning Lender's Loans, L/C Obligations and Commitments hereunder shall not be less than $2,500,000 in the case of Tranche B Loans, and $5,000,000, in the case of the other Loans, L/C Obligations and Commitments, unless each of the Administrative Agent and, so long as no Default exists hereunder, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed, (ii) each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender's rights and obligations under this Agreement with respect to the type of Commitment or Loan being assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate types of Commitments or Loans on a non-pro rata basis, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement executed by the applicable Assignee and assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, by the Administrative Agent and, so long as no Default exists hereunder, the Borrower), together with a processing and recordation fee of $1,000 (except that in the case of assignments on the same day by a Lender to more than one fund managed or advised by the same investment advisor, only a single $1,000 fee shall be payable for all such assignments by such Lender to such funds), and each Eligible Assignee shall deliver to the Administrative Agent a completed administrative questionnaire in the form required by the Administrative Agent and all tax forms, certifications and other documents required to be provided by such Eligible Assignee as a Lender hereunder. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (d) of this Section 13.5, from and after the effective date specified in each Assignment and Assumption Agreement, (x) the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned under such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement with respect to the Loans and Commitments set forth in such Assignment and Assumption Agreement, and (y) the assigning Lender thereunder shall, to the extent of the interest assigned under such Assignment and Assumption Agreement, be released from its obligations under this Agreement

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(and, in the case of an Assignment and Assumption  Agreement covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto but shall nonetheless continue to be entitled to the benefits of, and subject to the obligations set forth in, Sections 2.11, 2.13, 2.14, 6.10, 11.11, 12.3 and 13.2
hereof). Any assignment or transfer by a Lender of its rights or obligations under this Agreement that does not comply with this Section 13.5(c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (b) of this Section 13.5.

          (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in Section 13.1, a copy of each Assignment and Assumption Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time (whether or not evidenced by a Note). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Assumption Agreement, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee and the old Note shall be returned by the Administrative Agent to the Borrower marked "canceled". The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower and the Credit Parties shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation (whether or not evidenced by a Note) hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Credit Party at any reasonable time and from time to time upon reasonable prior notice.

          (e) The Borrower hereby authorizes each Lender to disclose to any Participant or Eligible Assignee (each a "Transferee") and any prospective Transferee, subject to such Person agreeing to comply with the provisions of
Section 13.17 of this Agreement, any and all financial and other information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

          (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure the obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations under this Agreement or substitute any such pledgee or assignee for such Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of the Borrower or the Administrative Agent, assign or pledge all or any portion of its Notes or any other instrument evidencing its rights as a Lender under this Agreement to any trustee for, or any other representative of, holders of obligations owed or securities issued, by such fund, as security for such obligations or securities; provided that any foreclosure or similar action by such trustee or representative shall be subject to the provisions of this Section 13.5 regarding assignments.

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          (g) Any Person  purchasing a  participation  or an assignment of Loans from any Lender shall be required to represent and warrant that its purchase shall not constitute a "prohibited transaction" (as defined in Section 5.1(m) hereof).

          (h) Each Lender agrees to provide the Administrative Agent and the Borrower with prompt written notice of any issuance of assignments of its interests hereunder.

          (i) No assignment, participation or other transfer of any rights by any Lender hereunder or under the Notes shall be affected that would result in any interest requiring registration under the Securities Act, or qualification under any state securities law.

          (j) No such assignment may be made to any Lender or other financial institution (x) with respect to which a receiver or conservator (including, without limitation, the Federal Deposit Insurance Corporation or the Office of Thrift Supervision) has been appointed or (y) that is not "adequately capitalized" (as such term is defined in Section 131(b)(1)(B) of the Federal Deposit Insurance Corporation Improvement Act as in effect on the Agreement
Date).

          (k) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle ("SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Advance that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that, at the time such transfer is made, one of the Agents or the Lenders shall be the liquidity provider and/or the administrator of such SPC; provided further that (i) nothing herein shall constitute a commitment by any SPC to make any Advance; (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof, and the Granting Lender shall be liable hereunder generally for all acts and omissions of such SPC as if such acts and omissions were committed by the Granting Lender;
(iii) an SPC shall have no rights or benefits under this Agreement or any Note or any other Loan Document, with its rights against the Granting Lender being as set forth in any agreements between such SPC and the Granting Lender, and an SPC shall not constitute a "Lender" hereunder; (iv) all amounts payable by any Credit Party to the Granting Lender shall be determined as if the Granting Lender had not granted such option, and as if the Granting Lender were funding each of its Advances and its share of the Commitments in the same way that it is funding the portion of such Advances and its share of the Commitments in which no such option has been granted; and (v) in no event shall the Granting Lender agree with an SPC to take or refrain from taking any action under this Agreement or any Note or any other Loan Document, except that the Granting Lender may agree with an SPC that it will not, without the consent of such SPC, agree to any modification, supplement or waiver of this Section 13.5(k). The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any Insolvency Proceeding. In addition, notwithstanding anything to the contrary in this Section 13.5, any SPC may (I) with notice to, but without the prior written consent of, the Borrower and the

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Administrative Agent and without paying any processing fee therefor,  assign all or a portion of its interests in any Advances to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Advances, and (II) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC (each, a "Credit Support Provider"), provided that the applicable rating agency or Credit Support Provider agrees in writing for the benefit of the Borrower to keep such information confidential. As this Section applies to any particular SPC, this Section may not be amended without the written consent of such SPC.

     Section 13.6 Accounting Principles. Except as set forth in the following sentence, references in this Agreement to GAAP shall be to such principles as in effect from time to time, and all accounting terms used herein without definition shall be used as defined under GAAP. All financial calculations hereunder shall, unless otherwise stated, be determined for the Borrower on a consolidated basis with the Designated Subsidiaries.

     Section 13.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Agreement or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission shall be deemed an original signature hereto.

     Section 13.8 Governing Law. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK AND WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAWS PRINCIPLES THEREOF.

     Section 13.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 13.10 Interest.

          (a) In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by any Lender then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Administrative Agent or such Lender, as applicable, in writing that it elects to have such excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

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          (b)  Notwithstanding  the use by the  Lenders of the Base Rate and the
Eurodollar Rate as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates related to such reference rates.

     Section 13.11 Headings. Headings used in this Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof nor be used in connection with the interpretation of any provision hereof.

     Section 13.12 Amendment and Waiver. Neither this Agreement nor any other Loan Document (other than Interest Hedge Agreements), nor any term hereof or thereof, may be amended orally, nor may any provision hereof or thereof be waived orally, but only by an instrument in writing signed by (or, in the case of Security Documents executed by the Collateral Agent signed by the Collateral Agent and approved by) the Majority Lenders and, in the case of an amendment, by the Borrower, except that (a)(i) any increase in the amount of the Commitments of any Lender shall require the consent of such Lender; (ii) any amendment to the application of payments set forth in Section 2.7(e) shall require the consent of the Majority Pro Rata Lenders and the Majority Tranche B Lenders; and
(iii) in the event of (A) any delay or extension in the terms of repayment or change in the order of application of repayment of the Loans provided in Section
2.6 hereof or any change in the scheduled reductions in the Revolving Commitment or the Tranche A Commitment under Sections 2.6(a) and (b) or any change in the reimbursement obligations under any Letter of Credit, (B) any reduction in principal, interest or fees due hereunder or any delay in paying interest or fees hereunder, (C) any release of any substantial portion of the Collateral for the Loans other than a release of any portion of the Collateral related to SpectraSite Mexico or a release of any portion of the Collateral in connection with a Permitted Disposition, (D) any waiver of any Default due to the failure by the Borrower to pay any sum due to any of the Lenders hereunder, (E) any release of any Guaranty (or any guarantor thereunder) of all or any portion of the Obligations other than a release of any Guaranty provided by any Domestic SpectraSite Mexico Subsidiary or a release of any other Guaranty in connection with a Permitted Disposition, (F) any amendment, whether direct or indirect, of this Section 13.12, or of the definition of "Majority Lenders", or, except in connection with the implementation of the Incremental Facility to the extent necessary to accord the various types of Incremental Facility Loans treatment similar to the treatment accorded Loans of a similar type thereunder, of any portion of Sections 2.9(c), 6.10, 10.3 or Article 12 as they relate to the relative priority of payment among the Obligations, or (G) any other provision of this Agreement or any of the other Loan Documents specifically requiring the consent or approval of each of the Lenders, any amendment or waiver or consent may be made only by an instrument in writing signed by (or, in the case of Security Documents executed by the Collateral Agent, signed by the Collateral Agent and approved by) each of the Lenders and, in the case of an amendment, by the Borrower. Any amendment to any provision hereunder, or any waiver or consent with respect thereto, governing the rights, obligations, or liabilities of the Administrative Agent in its capacity as such, may be made only by an instrument in writing signed by the Administrative Agent and by each of the Lenders. Notwithstanding the foregoing, in the event that any amendment to any provision hereunder, or any waiver or consent with respect thereto, shall require the approval of each of the Lenders and any Lender fails to provide such approval, so long as no Default or Event of Default then exists, the Borrower may, in its discretion, provide a replacement lender or lenders for such non-approving Lender, which replacement lender or lenders will be subject to the approval of the Lead Arrangers, which shall not be unreasonably withheld, and the

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Administrative  Agent, such non-approving Lender and the Borrower shall take all necessary actions to transfer promptly the rights, duties and obligations of such non-approving Lender to such replacement lender or lenders (including, without limitation, the payment in full of all Obligations hereunder due to the non-approving Lender being replaced).

     Section 13.13 Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the other documents described or contemplated herein embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

     Section 13.14 Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of any Credit Party or any of their respective Affiliates to enter into or maintain business relationships with the Borrower or any of its Affiliates beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

     Section 13.15 Loan Documents. The Indebtedness of the Borrower evidenced by the Notes is secured by the Security Documents and is intended by the parties hereto to be in parity with the Interest Hedge Agreements in effect from time to time between the Borrower and any Lender and senior in right of payment to all other Borrower Debt except to the extent expressly contemplated hereby. All references to this Agreement or to any other Loan Document whether herein or in any other Loan Document shall refer to this Agreement or such other Loan Document as the same may be amended, restated, supplemented or otherwise modified from time to time. To the extent that any of the Loan Documents executed in connection with the closing of the Prior Credit Agreement have not been amended or amended and restated in connection with the transactions contemplated by this Agreement, the parties hereby acknowledge that all references contained therein to the "Credit Agreement" shall be references to this Agreement and that all references contained therein to the "Senior Credit Parties" shall be deemed to include all of the Credit Parties.

     Section 13.16 Reliance on and Survival of Various Provisions. All covenants, agreements, statements, representations and warranties made herein or in any certificate delivered pursuant hereto (i) shall be deemed to have been relied upon by each of the Agents and each of the Lenders notwithstanding any investigation heretofore or hereafter made by them, and (ii) shall survive the execution and delivery of the Notes and shall continue in full force and effect so long as any Note is outstanding and unpaid. Any right to indemnification hereunder, including, without limitation, rights pursuant to Sections 2.10, 2.12, 2.13, 2.14, 6.10, 11.11, 12.3 and 13.2 hereof, shall survive the termination of this Agreement and the payment and performance of all of the Obligations.

     Section 13.17 Confidentiality. All agreements, instruments, documents and other information received pursuant to this Agreement or any other Loan Document by the Credit Parties shall be held in confidence by the Credit Parties, except for disclosures made (a) in connection with assignments of or participations in the Loans made pursuant to Section 13.5 hereof (provided that such assignees or participants shall agree in writing to keep such information confidential as provided herein), (b) as otherwise required to be disclosed by banking regulations, process of law or other Applicable Law, or to government regulators, (c) of information received by a Credit Party without restriction as to its disclosure or use from a Person who, to such Credit Party's knowledge or reasonable belief, was not prohibited from disclosing it by any duty of

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confidentiality,  (d) in connection with litigation  arising from this Agreement or any other Loan Document to which a Credit Party is a party, (v) of information which is or has become public (other than through unauthorized disclosure by any Credit Party), (vi) to the attorneys, accountants, and other expert consultants (including rating agencies) for any Credit Party (who shall be requested to similarly hold such information in confidence), (vii) to any direct or indirect contractual counterparty of a Lender in connection with a swap agreement or such contractual counterparty's professional advisor so long as such contractual counterparty or professional advisor, as the case may be, agrees in writing to be bound by the provisions of this Section 13.17, (viii) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (ix) as otherwise permitted hereunder.

     Section 13.18 Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

          ARTICLE 14 - Waiver of Jury Trial; Consent to Jurisdiction.

     Section 14.1 Waiver of Jury Trial. HOLDCO AND THE BORROWER, FOR ITSELF AND ON BEHALF OF EACH OF THE DESIGNATED SUBSIDIARIES, AND EACH OF THE CREDIT PARTIES HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH HOLDCO, THE BORROWER, ANY OF THE DESIGNATED SUBSIDIARIES OR ANY OF THE CREDIT PARTIES, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS, IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION 14.1.

     Section 14.2 Consent to Jurisdiction. THE BORROWER AND EACH OF THE ADMINISTRATIVE AGENT, THE OTHER AGENTS AND THE LENDERS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND EACH CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY CERTIFIED OR REGISTERED MAIL AT THE ADDRESS SPECIFIED IN SECTION 13.1. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

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The following exhibits and schedules have been omitted and will be submitted to the SEC upon request.

                     EXHIBITS

   Exhibit A         -       Form of Assignment and Assumption Agreement
   Exhibit B         -       Form of Borrower Pledge Agreement
   Exhibit C         -       Form of Certificate of Financial Condition
   Exhibit D         -       Form of Holdco Pledge Agreement
   Exhibit E-1       -       Form of Amended and Restated Borrower
                             Trademark Security Agreement
   Exhibit E-2       -       Form of Subsidiary Trademark Security Agreement
   Exhibit E-3       -       Form of Patent Security Agreement
   Exhibit F         -       Form of Lender Addendum
   Exhibit G         -       Copy of Nextel Intercreditor Agreement
   Exhibit H         -       Form of Notice of Conversion/Continuation
   Exhibit I         -       Form of Performance Certificate
   Exhibit J         -       Form of Request for Advance
   Exhibit K         -       Form of Request for Issuance of Letter of Credit
   Exhibit L         -       Form of Revolving Note
   Exhibit M         -       Form of Security Agreement
   Exhibit N         -       Form of Subsidiary Guaranty
   Exhibit O         -       Form of Subsidiary Pledge Agreement
   Exhibit P         -       Form of Subsidiary Security Agreement
   Exhibit Q         -       Form of Swing Loan Note
   Exhibit R         -       Form of Tranche A Note
   Exhibit S         -       Form of Tranche B Note
   Exhibit T         -       Form of Use of Proceeds Letter
   Exhibit U         -       Form of Swing Loan Request
   Exhibit V         -       Form of Borrower's Loan Certificate
   Exhibit W         -       Form of Guarantor's Loan Certificate
   Exhibit X         -       Form of New Subsidiary Questionnaire

                     SCHEDULES

   Schedule 1        -       Allocation of Commitments among Lenders
                             and Lenders' Addresses for Notice
   Schedule 2.14     -       Letters of Credit as of the Agreement Date
   Schedule 5.1(c)   -       Capitalization
   Schedule 5.1(h)   -       Title to Assets
   Schedule 5.1(i)   -       Litigation
   Schedule 5.1(m)   -       ERISA
   Schedule 5.1(q)   -       Intellectual Property
   Schedule 5.1(s)   -       Agreements with Affiliates
   Schedule 5.1(t)   -       Environmental Matters
   Schedule 5.1(u)   -       Labor Matters
   Schedule 5.1(x)   -       Investments
   Schedule 5.1(y)   -       Material Contracts